Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT is entered into as of February 18, 2025 (this “Amendment No. 1”), by and among Lightning Power, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors party hereto, each of the Lenders party hereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, as Collateral Agent and as Replacement Lender (as defined below).

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of August 16, 2024 (as amended, restated, amended and restated, supplemented, modified, refinanced and/or replaced from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment No. 1, the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent, the Collateral Agent and the other parties named therein (capitalized terms used but not defined herein have the meaning provided in the Amended Credit Agreement);

WHEREAS, the Borrower, the Administrative Agent and each of the Lenders party hereto desire to amend the Credit Agreement;

WHEREAS, each Term B Lender holding Initial Term B Loans (collectively, the “Existing Term B Loans”) outstanding immediately prior to the effectiveness of this Amendment No. 1 on the Amendment No. 1 Effective Date (as defined below) will have agreed to the terms of this Amendment No. 1 at the Amendment Effective Time (as defined below);

WHEREAS, each Revolving Lender will have agreed to the terms of this Amendment No. 1 as of the Amendment No. 1 Effective Date;

WHEREAS, each of Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Bank of Montreal, CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs Bank USA, ING Capital LLC, Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Royal Bank of Canada, Banco Santander, S.A., New York Branch, The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation has agreed to act as a joint lead arranger and bookrunner for this Amendment No. 1 (the “Amendment No. 1 Lead Arrangers”); and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.            Amendments to Credit Agreement. Immediately after giving effect to the assignments, relating to the applicable Existing Term B Loans on the Amendment No. 1 Effective Date pursuant to Section B of this Amendment No. 1 (such time, the “Amendment Effective Time”), and subject to the terms and conditions set forth herein, the Lenders party hereto, which Lenders constitute (i) all of the Term B Lenders as of the Amendment Effective Time, (ii) all of the Revolving Lenders as of the Amendment No. 1 Effective Date and (iii) the Required Term B Lenders (determined immediately prior to the Amendment Effective Time and immediately prior to any assignments under Section B below), hereby consent to amend the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment No. 1 or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto.

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B.            Replacement of Non-Consenting Lenders. On the Amendment No. 1 Effective Date, concurrently with the effectiveness of this Amendment No. 1, the Borrower shall be deemed to have exercised its rights under Section 13.7(b) of the Credit Agreement to require each Term B Lender that is a Non-Consenting Lender in respect of this Amendment No. 1 to assign its Existing Term B Loans to Morgan Stanley Bank, N.A. (the “Replacement Lender”). By its execution of this Amendment No. 1, the Administrative Agent agrees to accept such assignments and the Replacement Lender agrees to accept such assignments, and approves this Amendment No. 1 in its capacity as assignee of any such Existing Term B Loans and as a “Term B Lender” hereunder. In connection with such assignments, (i) the Replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lenders (immediately following satisfaction of Section C.2. hereof) a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (ii) the Borrower shall repay pursuant to Section 13.7(b) of the Credit Agreement all Obligations (other than the principal amount plus accrued and unpaid interest) of the Borrower (if any) owing to such Non-Consenting Lender in respect of this Amendment No. 1 relating to the applicable Existing Term B Loans of such Non-Consenting Lender. For the avoidance of doubt, each Non-Consenting Lender shall be deemed to have executed an Assignment and Acceptance with respect to all of its then outstanding Existing Term B Loans.

C.	Amendment No. 1 Effective Date.

This Amendment No. 1 shall become effective as of the first date on which each of the conditions set forth in this Section C shall have been satisfied (or waived) (such date, the “Amendment No. 1 Effective Date”):

1.	the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) each Credit Party, (ii) the Administrative Agent and the Collateral Agent, (iii) the Replacement Lender and (iv) the Lenders party to this Amendment, which collectively constitute (A) the Required Term B Lenders (determined immediately prior to the Amendment Effective Time and immediately prior to any assignments under Section B above), (B) all the Term B Lenders on the Amendment Effective Time and (C) all of the Revolving Lenders on the Amendment Effective Time;

2.	the Borrower shall have paid (or shall pay substantially concurrently with the effectiveness of this Amendment No. 1 on the Amendment No. 1 Effective Date) all accrued and unpaid interest on the Existing Term B Loans to, but not including, the Amendment No. 1 Effective Date;

3.	the Borrower shall have submitted a Notice of Conversion or Continuation with respect to the Initial Term B Loans on the Amendment No. 1 Effective Date in accordance with Section 2.6 of the Credit Agreement;

4.	the Administrative Agent shall have received a certificate of the Borrower, dated the Amendment No. 1 Effective Date, substantially in the form of Exhibit I to the Credit Agreement (with appropriate modifications to reflect the nature of the transactions contemplated hereunder), certifying that the conditions in Section C.8 and C.9 hereof have been satisfied as of the Amendment No. 1 Effective Date;

5.	the Administrative Agent shall have received a certificate of the Credit Parties, dated the Amendment No. 1 Effective Date, certifying (a) a copy of the resolutions of the Authorizing Body (as defined therein) of each Credit Party (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment No. 1 (and any agreements relating hereto) to which it is a party, (b) true and complete copies of the Organizational Documents of each Credit Party as of the Amendment No. 1 Effective Date and (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of each Credit Party (or, in the case of clause (b), in lieu of attaching such Organizational Documents, shall include a certification by an Authorized Officer of each Credit Party certifying that there have been no changes to the corresponding documents delivered to the Administrative Agent on the Closing Date or such later date on which such Organizational Documents were most recently delivered to the Administrative Agent);

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6.	(i) all fees in the amounts previously agreed in writing to be received on the Amendment No. 1 Effective Date and (ii) all expenses required to be paid in respect of this Amendment No. 1 pursuant to Section 13.5 of the Credit Agreement, in each case, shall have been paid to the extent due and, with respect to expenses (including reimbursable fees and expenses of counsel), to the extent a reasonably detailed invoice therefor has been delivered to the Borrower at least three (3) Business Days prior to the Amendment No. 1 Effective Date;

7.	the Administrative Agent shall have received all documentation and other information with respect to the Credit Parties that is requested by the Administrative Agent or a Lender and is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case, to the extent reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date by the Administrative Agent or such Lender;

8.	the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date (it being understood and agreed that any representation or warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects on the applicable date) and

9.	no event has occurred and is continuing or would result from the consummation of the proposed transactions contemplated hereby that would constitute a Default or Event of Default.

For purposes of determining compliance with the conditions specified in this Section C, by signing this Amendment No. 1, each Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with or waived (as applicable), each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Borrower and the Administrative Agent shall have received notice from such Lender prior to the Amendment No. 1 Effective Date specifying its objection thereto.

D.	Other Terms.

1.             Indemnity; Exculpation. The terms and provisions of Sections 12.1(c) and 13.5 of the Amended Credit Agreement are incorporated herein by reference (as if each Amendment No. 1 Lead Arranger were a “Joint Lead Arranger” or “Lender” each as defined therein) and apply mutatis mutandis to all of their activities in connection with this Amendment No. 1 (whether or not effective (other than in the case of the expense reimbursement provisions) and whether prior to, on or after the date hereof)).

2.            Amendment, Modification and Waiver. This Amendment No. 1 may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto in accordance with the provisions of Section 13.1 of the Credit Agreement.

3.            Entire Agreement. This Amendment No. 1, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

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4.            No Novation. This Amendment No. 1 shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any other Credit Document or discharge or release any Lien or priority of or under any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Credit Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment No. 1 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties under any Credit Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Credit Documents.

5.            GOVERNING LAW. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (WHETHER IN CONTRACT, TORT OR OTHERWISE AND IN LAW OR EQUITY) SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.            Severability. Any term or provision of this Amendment No. 1 which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment No. 1 or affecting the validity or enforceability of any of the terms or provisions of this Amendment No. 1 in any other jurisdiction. If any provision of this Amendment No. 1 is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

7.            Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Amendment No. 1 may be executed using Electronic Signatures (as defined below). Each Lender party hereto, the Credit Parties, and the Administrative Agent and Collateral Agent agree that any Electronic Signature shall be valid and binding on such Person to the same extent as a manual, original signature, and shall be enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed signature was delivered. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

8.            Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

a.            submits for itself and its property in any legal action or proceeding relating to this Amendment No. 1 and the other Credit Documents to which it is a party (whether in contract, tort or otherwise and in law or equity), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

b.            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

c.            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at such address of which the Administrative Agent shall have been notified pursuant to Section 13.2 of the Credit Agreement;

d.            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

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e.            subject to the last paragraph of Section 13.5 of the Credit Agreement, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7 any special, exemplary, punitive or consequential damages; and

f.            agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND IN LAW OR EQUITY) RELATING TO THIS AMENDMENT NO. 1 AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment No. 1 as of the date first set forth above.

BORROWER:

LIGHTNING POWER, LLC

By:	/s/ John P. Burke
Name:	John P. Burke
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

SUBSIDIARY GUARANTORS:

Amsterdam Energy Marketing, LLC	Vernon Boulevard Holdings, LLC
Amsterdam Holdings, LLC	Wallingford Energy II, LLC
Armstrong Power, LLC	Wallingford Energy LLC
Aspen Gen Funding, LLC
Aspen Gen Holdings, LLC
Aurora Generation, LLC
Chambersburg Energy, LLC	By:	/s/ John P. Burke
Doswell GP, LLC	Name: John P. Burke
Doswell I, LLC	Title: Managing Director
Doswell II, LLC
Doswell LP, LLC
Gans Energy, LLC
Granite Generation Holdings, LLC
Granite Generation, LLC
Gridiron Acquisition Holdings, LLC
Gridiron Energy Marketing, LLC
Gridiron Funding, LLC
Gridiron Generating, LLC
Gridiron Intermediate Holdings, LLC
Gridiron Lightning Holdings, LLC
Gridiron Pledgor, LLC
Helix Gen Funding, LLC
Helix Generation Holdings, LLC
Helix Ironwood Holdings, LLC
Helix Ironwood, LLC
LSP University Park, LLC
Ocean State Power Holdings, LLC
Ocean State Power, LLC
RA Generation, LLC (f/k/a LSG Delta Acquisition, LLC)
RA Generation Funding, LLC
RA Generation Holdings, LLC
Ravenswood Holdings, LLC
Ravenswood Operations, LLC (f/k/a Helix Ravenswood, LLC)
Ravenswood Services, LLC (f/k/a Helix Ravenswood Services, LLC)
Ravenswood Unit 40, LLC (f/k/a Unit 40 Sublessor, LLC)
Riverside Generating Company, L.L.C.
Rockford Generation, LLC
Rockford Power, LLC
Rockford Power II, LLC
Springdale Energy, LLC
Spruce Generation Funding, LLC
Spruce Generation Holdings, LLC
Spruce Generation, LLC
Troy Energy, LLC
University Park Energy, LLC

[Signature Page to Amendment No. 1 to Credit Agreement]

Doswell Limited Partnership
By: Dowell I, LLC, its general partner

By:	/s/ John P. Burke
Name:	John P. Burke
Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as Replacement Lender and Term Loan B Lender

By:	/s/ Maya Venkatraman
	Name:	Maya Venkatraman
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as Revolving Lender

By:	/s/ Taylor Tripucka
	Name:	Taylor Tripucka
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

By:	/s/ Maya Venkatraman
	Name:	Maya Venkatraman
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Santiago Gascon
	Name:	Santiago Gascon
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

BANK OF MONTREAL

By:	/s/ Darren Thomas
	Name:	Darren Thomas, on behalf of its Chicago Branch
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:	/s/ Luisa Fuentes
	Name:	Luisa Fuentes
	Title:	Managing Director, Head of Energy Transition

By:	/s/ Stefan Tribelhorn
	Name:	Stefan Tribelhorn
	Title:	Executive Director, Head of Portfolio Management

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

CITIBANK, N.A.

By:	/s/ Ashwani Khubani
	Name:	Ashwani Khubani
	Title:	Managing Director / Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

GOLDMAN SACHS BANK USA

By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

ING CAPITAL LLC

By:	/s/ Sven Wellock
	Name:	Sven Wellock
	Title:	Managing Director

By:	/s/ Stephen Hughes
	Name:	Stephen Hughes
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

MIZUHO BANK, LTD.

By:	/s/ Dominick D’Ascoli
	Name:	Dominick D’Ascoli
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

MUFG BANK, LTD.

By:	/s/ Clark Miller
	Name:	Clark Miller
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

NATIONAL BANK OF CANADA

By:	/s/ Andrew Nguyen
	Name:	Andrew Nguyen
	Title:	Authorized Signatory

By:	/s/ John Niedermier
	Name:	John Niedermier
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

ROYAL BANK OF CANADA

By:	/s/ Frank Lambrinos
	Name:	Frank Lambrinos
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

BANCO SANTANDER, S.A., NEW YORK BRANCH

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Executive Director

By:	/s/ Ryan Peters
	Name:	Ryan Peters
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

THE BANK OF NOVA SCOTIA

By:	/s/ David Dewar
	Name:	David Dewar
	Title:	Director

[Signature Page to Amendment No. 1 to Credit Agreement]

The undersigned Revolving Lender hereby consents to Amendment No. 1:

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Brian Caldwell
	Name:	Brian Caldwell
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

AMENDED CREDIT AGREEMENT

[Please see attached.]

Exhibit A to Amendment No. 1

Execution Version

CREDIT AGREEMENT

Dated as of August 16, 2024

as amended by Amendment No. 1, dated as of February 18, 2025 among

LIGHTNING POWER, LLC,
as the Borrower,

The Several Lenders and L/C Issuers
from Time to Time Parties Hereto,

MORGAN STANLEY senior funding, inc.,
as Administrative Agent and Collateral Agent

and

MORGAN STANLEY SENIOR FUNDING, INC.,

JPMORGAN CHASE BANK N.A.,

BANK OF MONTREAL,

BMO CAPITAL MARKETS CORP.,
CIBC WORLD MARKETS CORP.,
CITIBANK, N.A.,

GOLDMAN SACHS BANK USA,

ING CAPITAL LLC (“ING”), MIZUHO BANK, LTD.,

MUFG BANK, LTD.,

NATIONAL BANK OF CANADA,

ROYAL BANK OF CANADA,

BANCO SANTANDER, S.A., NEW YORK BRANCH,

THE BANK OF NOVA SCOTIA

AND

SUMITOMO MITSUI BANKING CORPORATION

as Joint Lead Arrangers

Table of Contents

Page

SECTION 1.	Definitions	1-1

1.1.	Defined Terms	1-1
1.2.	Other Interpretive Provisions	1-86
1.3.	Accounting Terms	1-87
1.4.	Rounding	1-88
1.5.	References to Agreements, Laws, Etc	1-89
1.6.	Times of Day	1-89
1.7.	Timing of Payment or Performance	1-89
1.8.	Currency Equivalents Generally	1-89
1.9.	Classification of Loans and Borrowings	1-89
1.10.	Hedging Agreements	1-89
1.11.	Limited Condition Transactions	1-90
1.12.	Cashless Settlement	1-91
1.13.	Interest Rates; Benchmark Notification	1-91
1.14.	Divisions	1-91
1.15.	Compliance with Certain Sections	1-91

SECTION 2.	Amount and Terms of Credit	2-92

2.1.	Commitments	2-92
2.2.	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	2-92
2.3.	Notice of Borrowing; Determination of Class of Loans	2-92
2.4.	Disbursement of Funds	2-93
2.5.	Repayment of Loans; Evidence of Debt	2-94
2.6.	Conversions and Continuations	2-95
2.7.	Pro Rata Borrowings	2-96
2.8.	Interest	2-96
2.9.	Interest Periods	2-97
2.10.	Increased Costs, Illegality, Etc	2-97
2.11.	Compensation	2-100
2.12.	Change of Lending Office	2-101
2.13.	Notice of Certain Costs	2-101
2.14.	Incremental Facilities	2-101
2.15.	Extensions of Term B Loans and Revolving Loans and Revolving Commitments; Refinancing Facilities	2-105
2.16.	Defaulting Lenders	2-115
2.17.	Permitted Debt Exchanges	2-117

SECTION 3.	Letters of Credit	3-118

3.1.	Issuance of Letters of Credit	3-118
3.2.	Letter of Credit Requests	3-119
3.3.	Letter of Credit Participations	3-120
3.4.	Agreement to Repay Letter of Credit Drawings	3-121
3.5.	Increased Costs	3-122
3.6.	New or Successor L/C Issuer	3-123
3.7.	Role of L/C Issuer	3-124
3.8.	Cash Collateral	3-124
3.9.	[Reserved]	3-125

3.10.	Certain Letters of Credit	3-125
3.11.	Applicability of ISP and UCP	3-125
3.12.	Conflict with Issuer Documents	3-125
3.13.	Letters of Credit Issued for Others	3-125

SECTION 4.	Fees; Commitments	4-125

4.1.	Fees	4-125
4.2.	Voluntary Reduction of Revolving Commitments and L/C Commitments	4-126
4.3.	Mandatory Termination or Reduction of Commitments	4-127

SECTION 5.	Payments	5-127

5.1.	Voluntary Prepayments	5-127
5.2.	Mandatory Prepayments	5-128
5.3.	Method and Place of Payment	5-132
5.4.	Net Payments	5-133
5.5.	Computations of Interest and Fees	5-136
5.6.	Limit on Rate of Interest	5-136

SECTION 6.	Conditions Precedent to Effectiveness	6-137

6.1.	Credit Documents	6-137
6.2.	Collateral	6-137
6.3.	Legal Opinions	6-137
6.4.	Closing Certificates	6-138
6.5.	Authorization of Proceedings of Each Credit Party	6-138
6.6.	Fees	6-138
6.7.	Representations and Warranties	6-138
6.8.	Notice of Borrowing	6-138
6.9.	Solvency Certificate	6-138
6.10.	Financial Statements	6-138
6.11.	No Event of Default	6-138
6.12.	Closing Refinancing	6-138
6.13.	Patriot Act	6-138
6.14.	Certain Closing Date Transactions	6-138
6.15.	Lien Searches	6-139
6.16.	No Material Adverse Effect	6-139

SECTION 7.	Conditions Precedent to All Credit Events After the Closing Date	7-139

7.1.	No Default; Representations and Warranties	7-139
7.2.	Notice of Borrowing	7-139

SECTION 8.	Representations, Warranties and Agreements	8-140

8.1.	Corporate Status; Compliance with Laws	8-140
8.2.	Corporate Power and Authority	8-140
8.3.	No Violation	8-140
8.4.	Litigation	8-140
8.5.	Margin Regulations	8-140
8.6.	Governmental Approvals	8-140
8.7.	Investment Company Act	8-141
8.8.	True and Complete Disclosure	8-141
8.9.	Financial Condition; Financial Statements	8-141
8.10.	Tax Matters	8-141

8.11.	Compliance with ERISA	8-142
8.12.	Subsidiaries	8-142
8.13.	Intellectual Property	8-142
8.14.	Environmental Laws	8-142
8.15.	Properties	8-143
8.16.	Solvency	8-143
8.17.	Security Interests	8-143
8.18.	Labor Matters	8-144
8.19.	Sanctioned Persons; Anti-Corruption Laws; Patriot Act	8-144
8.20.	Use of Proceeds	8-144
8.21.	[Reserved]	8-144
8.22.	Beneficial Ownership Certification	8-144

SECTION 9.	Affirmative Covenants	9-144

9.1.	Information Covenants	9-145
9.2.	Books, Records and Inspections	9-147
9.3.	Maintenance of Insurance	9-148
9.4.	Payment of Taxes	9-148
9.5.	Consolidated Corporate Franchises	9-149
9.6.	Compliance with Statutes, Regulations, Etc	9-149
9.7.	Lender Calls	9-149
9.8.	Maintenance of Properties	9-149
9.9.	Transactions with Affiliates	9-149
9.10.	End of Fiscal Years	9-151
9.11.	Additional Guarantors and Grantors	9-152
9.12.	Pledge of Additional Stock and Evidence of Indebtedness	9-152
9.13.	Use of Proceeds	9-152
9.14.	Further Assurances	9-153
9.15.	Maintenance of Ratings	9-154
9.16.	Changes in Business	9-155
9.17.	Post-Closing Actions	9-155

SECTION 10.	Negative Covenants	10-155

10.1.	Limitation on Indebtedness	10-155
10.2.	Limitation on Liens	10-163
10.3.	Limitation on Fundamental Changes	10-168
10.4.	Limitation on Sale of Assets	10-170
10.5.	Limitation on Investments	10-173
10.6.	Limitation on Dividends	10-178
10.7.	Limitations on Debt Payments and Amendments	10-183
10.8.	Limitations on Sale Leasebacks	10-184
10.9.	Consolidated Fixed Charge Coverage Ratio	10-184
10.10.	Limitation on Subsidiary Distributions	10-184
10.11.	Amendment of Organizational Documents	10-186
10.12.	Limitation on Additional Mortgages	10-186

SECTION 11.	Events of Default	11-186

11.1.	Payments	11-186
11.2.	Representations, Etc	11-186
11.3.	Covenants	11-187
11.4.	Default Under Other Agreements	11-187

11.5.	Bankruptcy	11-188
11.6.	ERISA	11-188
11.7.	Guarantee	11-188
11.8.	Pledge Agreement	11-188
11.9.	Security Agreement	11-188
11.10.	Judgments	11-188
11.11.	Change of Control	11-189
11.12.	[Reserved]	11-189
11.13.	Application of Proceeds	11-189
11.14.	Right to Cure	11-190

SECTION 12.	The Agents	12-191

12.1.	Appointment	12-191
12.2.	Delegation of Duties	12-192
12.3.	Exculpatory Provisions	12-192
12.4.	Reliance by Agents	12-194
12.5.	Notice of Default	12-194
12.6.	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	12-195
12.7.	Indemnification	12-196
12.8.	Agents in their Individual Capacities	12-197
12.9.	Successor Agents	12-197
12.10.	Withholding Tax	12-198
12.11.	Trust Indenture Act	12-198
12.12.	Collateral Trust Agreement; Intercreditor Agreements	12-198
12.13.	Security Documents and Guarantee; Agents under Security Documents and Guarantee	12-199
12.14.	Erroneous Payments	12-200
12.15.	Certain ERISA Matters	12-201

SECTION 13.	Miscellaneous	13-202

13.1.	Amendments, Waivers and Releases	13-202
13.2.	Notices	13-207
13.3.	No Waiver; Cumulative Remedies	13-207
13.4.	Survival of Representations and Warranties	13-207
13.5.	Payment of Expenses; Indemnification	13-208
13.6.	Successors and Assigns; Participations and Assignments	13-209
13.7.	Replacements of Lenders under Certain Circumstances	13-215
13.8.	Adjustments; Set-off	13-216
13.9.	Counterparts	13-217
13.10.	Severability	13-217
13.11.	INTEGRATION	13-218
13.12.	GOVERNING LAW	13-218
13.13.	Submission to Jurisdiction; Waivers	13-218
13.14.	Acknowledgments	13-219
13.15.	WAIVERS OF JURY TRIAL	13-219
13.16.	Confidentiality	13-220
13.17.	Direct Website Communications	13-221
13.18.	USA PATRIOT Act	13-222
13.19.	Payments Set Aside	13-222
13.20.	Interest Rate Limitation	13-223
13.21.	Keepwell	13-223
13.22.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	13-223
13.23.	Acknowledgement Regarding Any Supported QFCs	13-224

SCHEDULES

Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Existing Letters of Credit
Schedule 1.1(c)	Material Properties
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(f)	North Parcel
Schedule 1.1(g)	Unrestricted Subsidiaries
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.14	Environmental Matters
Schedule 8.15	Property Matters
Schedule 9.17	Post-Closing Actions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Guarantee
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Perfection Certificate
Exhibit E	Form of Solvency Certificate
Exhibit F	[Reserved]
Exhibit G	Form of Letter of Credit Request
Exhibit I	Form of Credit Party Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K-1	Form of Promissory Note (Revolving Loans)
Exhibit K-2	Form of Promissory Note (Term B Loans)
Exhibit L	Form of Incremental Amendment
Exhibit M	Form of Junior Lien Intercreditor Agreement
Exhibit Q	Form of Non-U.S. Lender Certification

This CREDIT AGREEMENT, is entered into as of August 16, 2024, by and among LIGHTNING POWER, LLC (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent, and MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK N.A., BANK OF MONTREAL, BMO CAPITAL MARKETS CORP., CIBC WORLD MARKETS CORP., CITIBANK, N.A., GOLDMAN SACHS BANK USA, ING CAPITAL LLC, MIZUHO BANK, LTD., MUFG BANK, LTD., NATIONAL BANK OF CANADA, ROYAL BANK OF CANADA, BANCO SANTANDER, S.A., NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arrangers (as defined herein).

RECITALS:

WHEREAS, capitalized terms used and not defined in the preamble and these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrower has requested that, upon the satisfaction (or waiver) of the conditions precedent set forth in Section 6 hereof, the applicable Lenders (a) make initial term b loans to the Borrower in an aggregate principal amount of $1,750,000,000 on the Closing Date and (b) make available to the Borrower a $600,000,000 revolving credit facility for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.          Definitions.

1.1.          Defined Terms.

As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“2024 Notes Indenture” shall mean the Indenture for the 2024 Notes, dated as of August 16, 2024, among the Borrower, the guarantors thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Senior Notes Trustee”), as the same may be amended, restated, amended and restated, modified, supplemented, replaced and/or refinanced to the extent not prohibited by this Agreement.

“2024 Notes” shall mean the $1,500,000,000 senior secured notes due 2032 issued by the Borrower pursuant to the 2024 Notes Indenture.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and (c) the Term SOFR Rate for a one-month tenor as published two U.S. Governmental Securities Business Days prior to such day (after giving effect to any Floor applicable to the Term SOFR Rate) (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, for purposes of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 6:00 a.m. on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Administrative Agent is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or the Term SOFR Rate, as applicable. In no event shall the ABR be less than the Floor.

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“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acceptable Reinvestment Commitment” shall mean a binding commitment or letter of intent of the Borrower or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of a Prepayment Event.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated Adjusted EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of “Consolidated Adjusted EBITDA”.

“Additional Revolving Commitments” shall have the meaning provided in Section 2.14(a).

“Additional Revolving Lender” shall have the meaning provided in Section 2.14(b).

“Additional Revolving Loan” shall have the meaning provided in Section 2.14(b).

“Adjusted Total Additional Revolving Commitment” shall mean at any time, with respect to any tranche of Additional Revolving Commitments, the Total Additional Revolving Commitment for such tranche less the aggregate Additional Revolving Commitments of all Defaulting Lenders in such tranche.

“Adjusted Total Extended Revolving Commitment” shall mean, at any time, with respect to any Extension Series of Extended Revolving Commitments, the Total Extended Revolving Commitment for such Extension Series less the aggregate Extended Revolving Commitments of all Defaulting Lenders in such Extension Series.

“Adjusted Total Revolving Commitment” shall mean, at any time, the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Morgan Stanley Senior Funding, Inc., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account of which the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Advisors” shall mean legal counsel, financial advisors and third-party appraisers and consultants advising the Agents, the Joint Lead Arrangers, the L/C Issuers, the Lenders and their Related Parties in connection with this Agreement, the other Credit Documents and the consummation of the Transactions, limited in the case of legal counsel to one primary counsel for the Agents and the Joint Lead Arrangers (as of the Closing Date, Cahill Gordon & Reindel LLP) and, if necessary, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict and, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), retains its own counsel, of another firm of counsel for all such affected Persons (taken as a whole)).

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“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to “control” another Person if such Person possesses, directly or indirectly, the power to direct the management and policies of such other Person, whether through the ownership of voting securities or by contract. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Affiliated Debt Fund” shall mean any Affiliate of the Sponsor (other than the Borrower or any Subsidiary of the Borrower) that is either a bona fide debt fund or such Affiliate extends credit or buys loans in the ordinary course of business.

“Affiliated Lender” shall mean a Lender that is the Sponsor or any Affiliate thereof (other than the Borrower or any Subsidiary of the Borrower).

“Agent Parties” shall have the meaning provided in Section 13.17(d).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Aggregate Revolving Credit Outstandings” shall have the meaning provided in Section 5.2(b).

“Agreement” shall mean this Credit Agreement.

“AHYDO Catch-Up Payment” means any payment or redemption of Indebtedness, including subordinated debt obligations, in the minimum amount necessary to avoid the application of Section 163(e)(5) of the Code thereto.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of February 18, 2025, among the Borrower, the Lenders party thereto, the Administrative Agent, the Collateral Agent and Morgan Stanley Senior Funding, Inc. as Replacement Lender.

“Amendment No. 1 Effective Date” shall have the meaning set forth in Amendment No. 1, which date occurred on February 18, 2025.

“Applicable ABR Margin” shall mean at any date:

(i) in the case of each ABR Loan that is an Initial Term B Loan, (x) prior to the Amendment No. 1 Effective Date, 2.25% per annum and (y) on and after the Amendment No. 1 Effective Date, (I) prior to the delivery of Section 9.1 Financials and the related Officer’s Certificate for the first full fiscal quarter following the Amendment No. 1 Effective Date pursuant to Section 9.1, 1.25% per annum and (II) thereafter, the percentages per annum set forth in the applicable table below under the heading “ABR Initial Term B Loans”, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Officer’s Certificate delivered to the Administrative Agent in connection with the Section 9.1 Financials; and

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(ii) in the case of each ABR Loan that is a Revolving Loan, (x) prior to the Amendment No. 1 Effective Date, 1.75% per annum and (y) on and after the Amendment No. 1 Effective Date, (I) prior to the delivery of Section 9.1 Financials and the related Officer’s Certificate for the first full fiscal quarter following the Amendment No. 1 Effective Date pursuant to Section 9.1, 1.00% per annum and (II) thereafter, the percentages per annum set forth in the applicable table below under the heading “ABR Revolving Loans”, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Officer’s Certificate delivered to the Administrative Agent in connection with the Section 9.1 Financials; provided, that, notwithstanding the above, following the Amendment No. 1 Effective Date, on any date when the Applicable ABR Margin in respect of the Initial Term B Loans or any other Class of Term B Loans that refinanced or replaced the Initial Term B Loans is less than the Applicable ABR Margin in respect of the Initial Term B Loans as of the Amendment No. 1 Effective Date, then Pricing Level III for the Applicable ABR Margin in respect of the Revolving Loans shall be deemed to be 25 basis points less than the Applicable ABR Margin in respect of the Initial Term B Loans (or any other Class of Term B Loans that refinanced or replaced the Initial Term B Loans) on such date (but in any event no less than 0.75% per annum), with such reduction in Pricing Level III for the Applicable ABR Margin in respect of the Revolving Loans becoming effective automatically without any further action and without the consent of the Lenders or any other Person, notwithstanding anything to the contrary in Section 13.1.

abr Initial Term B Loans

Pricing Level	Consolidated First Lien Net Leverage Ratio Level	ABR Rate: Initial Term B Loans
I	Less than or equal to 2.20:1.00.	0.75%
II	Greater than (i) 2.20:1.00, but (ii) less than or equal to 2.70:1.00.	1.00%
III	Greater than 2.70:1.00.	1.25%

abr REVOLVING Loans

Pricing Level	Consolidated First Lien Net Leverage Ratio Level	ABR Rate: Revolving Loans
I	Less than or equal to 2.20:1.00.	0.50%
II	Greater than (i) 2.20:1.00, but (ii) less than or equal to 2.70:1.00.	0.75%
III	Greater than 2.70:1.00.	1.00%

Any increase or decrease in the Applicable ABR Margin for any Revolving Loans or Initial Term B Loans resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Officer’s Certificate is delivered in connection with the Section 9.1 Financials.

Notwithstanding the foregoing, (a) the Applicable ABR Margin in respect of any Class of Extended Revolving Commitments or Extended Revolving Loans or any Extended Term B Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable ABR Margin in respect of any New Refinancing Revolving Commitments, Additional Revolving Commitments, Additional Revolving Loans, Incremental Loans or Class of Replacement Term B Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Facility, Replacement Facility or other applicable agreement and (c) in the case of the Initial Term B Loans, the Applicable ABR Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14(d)(iv).

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In addition, upon written notice from the Required Revolving Lenders (in the case of Revolving Loans) or the Required Initial Term B Lenders (in the case of Initial Term B Loans), the highest pricing level applicable to the Revolving Loans or Initial Term B Loans, as applicable, shall apply at any time during which the Borrower shall have failed to deliver the Section 9.1 Financials by the applicable date required under Section 9.1 (but only for so long as such failure continues, after which such ratio shall be determined based on the then existing Consolidated First Lien Net Leverage Ratio) as set forth in the applicable Officer’s Certificate. Notwithstanding anything to the contrary contained above in this definition, the Applicable ABR Margin shall be the highest Applicable ABR Margin set forth in the table above at all times during which there shall exist any Event of Default pursuant to Section 11.1 or 11.5.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Net Leverage Ratio set forth in any applicable Officer’s Certificate delivered in connection with the Section 9.1 Financials delivered for any period is inaccurate for any reason and the result thereof is that the Revolving Lenders or Initial Term B Lenders, as applicable, received interest for any period based on an Applicable ABR Margin that is less than that which would have been applicable had the Consolidated First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable ABR Margin” for any day occurring within the period covered by such applicable Officer’s Certificate delivered in connection with the Section 9.1 Financials shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Net Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period pursuant to Section 2.8(a) as a result of the miscalculation of the Consolidated First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.8(a) at the time the interest for such period was required to be paid pursuant to said Section on the same basis as if the Consolidated First Lien Net Leverage Ratio had been accurately set forth in such Officer’s Certificate delivered in connection with Section 9.1 Financials (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.8(c) (subject to the proviso in the following sentence), in accordance with the terms of this Agreement). Such Applicable ABR Margin shall be due and payable on the earlier of (i) the occurrence of a Default or an Event of Default under Section 11.5 and (ii) promptly upon written demand to the Borrower (but in no event later than five (5) Business Days after such written demand); provided, that, in the case of preceding clause (ii), nonpayment of such Applicable ABR Margin as a result of any inaccuracy shall not constitute a Default or Event of Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the applicable default rate), at any time prior to the date that is five (5) Business Days after such written demand to the Borrower.

“Applicable Amount” shall mean, at any time (the “Applicable Amount Reference Time”), an amount equal to:

(1) from the Closing Date until the date upon which the annual financial statements for the year ended December 31, 2025, have been furnished to the Administrative Agent pursuant to Section 9.1(a), an unlimited amount, so long as the Consolidated Total Net Leverage Ratio is no greater than 4.75:1.00 calculated on a Pro Forma Basis; provided that, the amount of dividends made in reliance on this clause (1) shall be made with cash proceeds other than proceeds from the incurrence of Indebtedness;

(2) on and after the date upon which the annual financial statements for the year ended December 31, 2025, have been furnished to the Administrative Agent pursuant to Section 9.1(a), (a) the sum, without duplication, of:

(i)             cumulative Retained Excess Cash Flow;

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(ii)            [reserved];

(iii)           all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries on account of loans made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time;

(iv)          100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of (A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Investments made pursuant to Section 10.5(v)(y) by the Borrower or any Restricted Subsidiary and repurchases and redemptions of such Investments from the Borrower or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees constituting such Investments made by the Borrower or any Restricted Subsidiary, in each case, after the Closing Date; and (B) the sale (other than to the Borrower or a Restricted Subsidiary) of the stock or other ownership interest of Minority Investments, any Unrestricted Subsidiary or Excluded Project Subsidiary or a dividend or distribution from a Minority Investment, Unrestricted Subsidiary or Excluded Project Subsidiary (other than in each case to the extent the Investment in such Minority Investment, Unrestricted Subsidiary or Excluded Project Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to the proviso in Section 10.5(i) and other than to the extent such dividend or distribution from an Unrestricted Subsidiary or Excluded Project Subsidiary is applied to make a distribution pursuant to Section 10.6 to fund tax or other liabilities of such Unrestricted Subsidiary or Excluded Project Subsidiary that are payable by a direct or indirect parent of the Borrower on behalf of such Unrestricted Subsidiary or Excluded Project Subsidiary), in each case, after the Closing Date;

(v)            in the case of the redesignation of an Unrestricted Subsidiary or an Excluded Project Subsidiary (including any Unrestricted Subsidiary or Excluded Project Subsidiary in existence on the Closing Date) as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary or Excluded Project Subsidiary with or into, a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary or Excluded Project Subsidiary at the time of the redesignation of such Unrestricted Subsidiary or Excluded Project Subsidiary as, or merger, consolidation or amalgamation of such Unrestricted Subsidiary or Excluded Project Subsidiary with or into, a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary or Excluded Project Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to the proviso in Section 10.5(i);

(vi)          100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower since immediately after the Closing Date (other than net cash proceeds from Cure Amounts) from the issue or sale of Indebtedness or Disqualified Stock of the Borrower or a Restricted Subsidiary that has been converted into or exchanged for Stock of the Borrower or any direct or indirect parent of the Borrower; provided that this clause (vi) shall not include the proceeds from (a) Stock or Stock Equivalents or Indebtedness that has been converted or exchanged for Stock or Stock Equivalents of the Borrower sold to a Restricted Subsidiary, (b) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (c) any contribution or issuance that increases the Applicable Equity Amount;

(vii)          without duplication of any amounts above, any returns, profits, distributions and similar amounts received on account of Investments made pursuant to Section 10.5(v)(y); and

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(viii)         the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Amount Reference Time;

minus (b) the sum, without duplication, of:

(i)             the aggregate amount of Investments made pursuant to Section 10.5(v)(y) following the date upon which the annual financial statements for the year ended December 31, 2025, have been furnished to the Administrative Agent pursuant to Section 9.1(a) and prior to the Applicable Amount Reference Time;

(ii)            the aggregate amount of dividends pursuant to Section 10.6(c)(y) following the date upon which the annual financial statements for the year ended December 31, 2025, have been furnished to the Administrative Agent pursuant to Section 9.1(a) and prior to the Applicable Amount Reference Time; and

(iii)           the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 10.7(a)(i)(3) following the date upon which the annual financial statements for the year ended December 31, 2025, have been furnished to the Administrative Agent pursuant to Section 9.1(a) and prior to the Applicable Amount Reference Time.

Notwithstanding the foregoing, in making any calculation or other determination under this Agreement involving the Applicable Amount, if the Applicable Amount at such time is less than zero, then the Applicable Amount shall be deemed to be zero for purposes of such calculation or determination.

“Applicable Amount Reference Time” shall have the meaning provided in the definition of “Applicable Amount”.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions (other than any Cure Amount) made in cash, marketable securities or other property to, or any proceeds of an equity issuance received by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Applicable Equity Amount Reference Time (taking the fair market value of any marketable securities or property other than cash), including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower (to the extent the proceeds of any such issuance are contributed to the Borrower), but excluding all proceeds from the issuance of Disqualified Stock and any Cure Amount, minus (b) the sum, without duplication, of:

(i)             the aggregate amount of Investments made pursuant to Section 10.5(v)(x) following the Closing Date and prior to the Applicable Equity Amount Reference Time;

(ii)            the aggregate amount of dividends pursuant to Section 10.6(c)(x) following the Closing Date and prior to the Applicable Equity Amount Reference Time;

(iii)           the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 10.7(a)(i)(2) following the Closing Date and prior to the Applicable Equity Amount Reference Time; and

(iv)           the aggregate amount of Indebtedness incurred pursuant to Section 10.1(aa) and outstanding at the Applicable Equity Amount Reference Time.

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provided that issuances and contributions pursuant to Sections 10.5(f)(ii), 10.6(a) and 10.6(b)(i) shall not increase the Applicable Equity Amount.

“Applicable Equity Amount Reference Time” shall have the meaning provided in the definition of “Applicable Equity Amount”.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable ECF Prepayment Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 75.0%, if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 5.50:1.00, (b) 50.0%, if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 4.25:1.00, but equal to or less than 5.50:1.00, (c) 25.0%, if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 3.50:1.00, but equal to or less than 4.25:1.00 and (d) 0.0%, if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is equal to or less than 3.50:1.00, in each case, calculated on a Pro Forma Basis after giving effect to (i) any such contemplated prepayment under Section 5.2(a)(iv) and (ii) at the option of the Borrower, any prepayments or other Reductions after the end of the applicable Excess Cash Flow Period and prior to the date of such Consolidated Excess Cash Flow prepayment; provided that, if the applicable Consolidated First Lien Net Leverage Ratio used in calculating the foregoing prepayment percentages (after taking into account any such prepayment) would result in such percentage being reduced to 50%, 25% or 0%, then such reduced prepayment percentage shall apply after giving effect to the required prepayment amount to achieve such reduced prepayment percentage.

“Applicable Prepayment Event Percentage” shall mean (I) with respect to any Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event, 100.0% and (II) with respect to any Asset Sale Prepayment Event or Recovery Prepayment Event (a) 100.0%, if at the time of receipt of Net Cash Proceeds from such Prepayment Event, the Consolidated First Lien Net Leverage Ratio is greater than 4.75:1.00, (b) 50.0%, if at the time of receipt of Net Cash Proceeds from such Prepayment Event, the Consolidated First Lien Net Leverage Ratio is greater than 4.25:1.00, but equal to or less than 4.75:1.00, and (c) 0.0%, if at the time of receipt of Net Cash Proceeds from such Prepayment Event, the Consolidated First Lien Net Leverage Ratio is equal to or less than 4.25:1.00, in each case, calculated on a Pro Forma Basis after giving effect to the applicable Prepayment Event and the use of proceeds therefrom; provided that (i) if the applicable Consolidated First Lien Net Leverage Ratio used in calculating the foregoing prepayment percentages (after taking into account any such prepayment) would result in such percentage being reduced to 50% or 0%, then such reduced prepayment percentage shall apply after giving effect to the required prepayment amount to achieve such reduced prepayment percentage and (ii) if at any time prior to the end of the Reinvestment Period (or if later 180 days after the Borrower or any of its Restricted Subsidiaries has entered into an Acceptable Reinvestment Commitment or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification) the Applicable Prepayment Event Percentage would be lower based on the Consolidated First Lien Net Leverage Ratio at such time, such lower Applicable Prepayment Event Percentage shall be applicable.

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“Applicable Term SOFR Margin” shall mean at any date:

(i) in the case of each Term SOFR Loan that is an Initial Term B Loan, (x) prior to the Amendment No. 1 Effective Date, 3.25% per annum and (y) on and after the Amendment No. 1 Effective Date (I) prior to the delivery of Section 9.1 Financials and the related Officer’s Certificate for the first full fiscal quarter following the Amendment No. 1 Effective Date pursuant to Section 9.1, 2.25% per annum and (II) thereafter, the percentages per annum set forth in the applicable table below under the heading “Term SOFR Initial Term B Loans”, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Officer’s Certificate delivered to the Administrative Agent in connection with the Section 9.1 Financials; and

(ii) in the case of each Term SOFR Loan that is a Revolving Loan, (x) prior to the Amendment No. 1 Effective Date, 2.75% per annum and (y) on and after the Amendment No. 1 Effective Date (I) prior to the delivery of Section 9.1 Financials and the related Officer’s Certificate for the first full fiscal quarter following the Amendment No. 1 Effective Date pursuant to Section 9.1, 2.00% per annum and (II) thereafter, the percentages per annum set forth in the applicable table below under the heading “Term SOFR Revolving Loans”, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Officer’s Certificate delivered to the Administrative Agent in connection with the Section 9.1 Financials; provided, that, notwithstanding the above, following the Amendment No. 1 Effective Date, on any day when the Applicable Term SOFR Margin in respect of the Initial Term B Loans or any other Class of Term B Loans that refinanced or replaced the Initial Term B Loans is less than the Applicable Term SOFR Margin in respect of the Initial Term B Loans as of the Amendment No. 1 Effective Date, then Pricing Level III for the Applicable Term SOFR Margin in respect of the Revolving Loans shall be deemed to be 25 basis points less than the Applicable Term SOFR Margin in respect of the Initial Term B Loans (or any other Class of Term B Loans that refinanced or replaced the Initial Term B Loans) on such date (but in any case no less than 1.75% per annum), with such reduction in Pricing Level III for the Applicable Term SOFR Margin in respect of the Revolving Loans becoming effective automatically without any further action and without the consent of the Lenders or any other Person, notwithstanding anything to the contrary in Section 13.1.

Term SOFR Initial Term B Loans

Pricing Level	Consolidated First Lien Net Leverage Ratio Level	Term SOFR: Initial Term B Loans
I	Less than or equal to 2.20:1.00.	1.75%
II	Greater than (i) 2.20:1.00, but (ii) less than or equal to 2.70:1.00.	2.00%
III	Greater than 2.70:1.00.	2.25%

Term SOFR REVOLVING Loans

Pricing Level	Consolidated First Lien Net Leverage Ratio Level	Term SOFR: Revolving Loans
I	Less than or equal to 2.20:1.00.	1.50%
II	Greater than (i) 2.20:1.00, but (ii) less than or equal to 2.70:1.00.	1.75%
III	Greater than 2.70:1.00.	2.00%

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Any increase or decrease in the Applicable Term SOFR Margin for any Revolving Loans or Initial Term B Loans resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Officer’s Certificate is delivered in connection with the Section 9.1 Financials.

Notwithstanding the foregoing, (a) the Applicable Term SOFR Margin in respect of any Class of Extended Revolving Commitments or Extended Revolving Loans or any Extended Term B Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Term SOFR Margin in respect of any New Refinancing Revolving Commitments, Additional Revolving Commitments, Additional Revolving Loans, Incremental Loans or Class of Replacement Term B Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Facility, Replacement Facility or other applicable agreement and (c) in the case of the Initial Term B Loans, the Applicable Term SOFR Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14(d)(iv).

In addition, upon written notice from the Required Revolving Lenders (in the case of Revolving Loans) or the Required Initial Term B Lenders (in the case of Initial Term B Loans), the highest pricing level applicable to the Revolving Loans or Initial Term B Loans, as applicable, shall apply at any time during which the Borrower shall have failed to deliver the Section 9.1 Financials by the applicable date required under Section 9.1 (but only for so long as such failure continues, after which such ratio shall be determined based on the then existing Consolidated First Lien Net Leverage Ratio) as set forth in the applicable Officer’s Certificate. Notwithstanding anything to the contrary contained above in this definition, the Applicable Term SOFR Margin shall be the highest Applicable Term SOFR Margin set forth in the table above at all times during which there shall exist any Event of Default pursuant to Section 11.1 or 11.5.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Net Leverage Ratio set forth in any applicable Officer’s Certificate delivered in connection with the Section 9.1 Financials delivered for any period is inaccurate for any reason and the result thereof is that the Revolving Lenders or Initial Term B Lenders, as applicable, received interest for any period based on an Applicable Term SOFR Margin that is less than that which would have been applicable had the Consolidated First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Term SOFR Margin” for any day occurring within the period covered by such applicable Officer’s Certificate delivered in connection with the Section 9.1 Financials shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Net Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period pursuant to Section 2.8(a) as a result of the miscalculation of the Consolidated First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.8(a) at the time the interest for such period was required to be paid pursuant to said Section on the same basis as if the Consolidated First Lien Net Leverage Ratio had been accurately set forth in such Officer’s Certificate delivered in connection with Section 9.1 Financials (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.8(c) (subject to the proviso in the following sentence), in accordance with the terms of this Agreement). Such Applicable Term SOFR Margin shall be due and payable on the earlier of (i) the occurrence of a Default or an Event of Default under Section 11.5 and (ii) promptly upon written demand to the Borrower (but in no event later than five (5) Business Days after such written demand); provided, that, in the case of preceding clause (ii), nonpayment of such Applicable Term SOFR Margin as a result of any inaccuracy shall not constitute a Default or Event of Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the applicable default rate), at any time prior to the date that is five (5) Business Days after such written demand to the Borrower.

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“Approved Fund” shall mean any Fund that is administered, advised or managed by a Lender or an Affiliate of the entity that administers, advises or manages any Fund that is a Lender.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Borrower and the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Stock or Stock Equivalents of any Subsidiary of the Borrower owned by the Borrower or any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 10.4 (other than transactions permitted by Section 10.4(b) which shall constitute Asset Sale Prepayment Events).

“Assignment and Acceptance” shall mean (a) an assignment and acceptance substantially in the form of Exhibit J, or such other form as may be approved by the Administrative Agent and (b) in the case of any assignment of Term B Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a).

“Attentive Payment Proceeds” means any cash proceeds received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary in connection with, or related to, any sale of Queenboro OSW01 Holdings LLC’s interest in Attentive Energy LLC or any exercise of Queensboro OSW101 Holdings LLC’s rights under the limited liability company agreement of Attentive Energy LLC.

“Attributable Debt” shall mean, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Aurora Property” shall mean the land and any improvements located thereon, including the approximately 1,050MW simple-cycle natural gas-fired facility, which land and improvements are associated with the address of 2909 N. Eola Road Aurora, IL 60502 (Du Page County) and tax index number 04-32-400-028, and owned on the Closing Date by Aurora Generation, LLC, a Delaware limited liability company.

“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by the Borrower or any Subsidiary thereof (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.17 or Dutch auction pursuant to Section 13.6(h); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Authorized Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the General Counsel, the Secretary, any Assistant Secretary, the Controller, any Senior Vice President, any Managing Director, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by the Borrower or any other Credit Party, as applicable. Any document (other than a solvency certificate) delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party, as applicable, and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

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“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Revolving Commitment” shall mean, as of any date, an amount equal to the excess, if any, of (a) the amount of the Total Revolving Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding and (ii) the aggregate Letters of Credit Outstanding at such time.

“Available RP/Investment Capacity Amount” shall mean, at any time, (x) the amount of payments that may be made at such time pursuant to Section 10.6(b), (c), (j), (x), (y) or (z) of this Agreement and (y) the amount of Investments that may be made at such time pursuant to Section 10.5(i), (m), (v), (w), (ff), (mm) or (nn).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(f)(v).

“Backstopped” shall mean, with respect to any Letter of Credit, that such Letter of Credit is backstopped by another letter of credit on terms reasonably satisfactory to the L/C Issuer of such first Letter of Credit.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in the recitals to this Agreement.

“Bankruptcy Court” shall have the meaning provided in the recitals to this Agreement.

“Benchmark” shall initially mean the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(f)(ii).

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“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)            Daily Simple SOFR;

(2)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States plus (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or zero but not a negative value) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes relating to the definitions of “ABR,” “Business Day,” “U.S. Government Securities Business Day,” and “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) of the definition of “Benchmark Transition Event” with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.10(f) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.10(f).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as of the Closing Date. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan Investor” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefit Plan” shall mean an “employee pension benefit plan” (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by a Credit Party or ERISA Affiliate or with respect to which a Credit Party would reasonably be expected to incur liability pursuant to Title IV of ERISA.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean the incurrence of one Class and Type of Loan on a given date (or resulting from conversions on a given date) having a single Maturity Date and in the case of Term SOFR Loans the same Interest Period (provided, that ABR Loans incurred pursuant to Section 2.10 shall be considered part of any related Borrowing of Term SOFR Loans).

“Broker-Dealer Subsidiary” shall mean any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other applicable law requiring similar registration.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized or required by law or other governmental actions to close.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower.

“Capital Lease” shall mean, as applied to the Borrower and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower.

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“Capitalized Lease Obligations” shall mean, as applied to the Borrower and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Borrower in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower.

“Captive Insurance Subsidiary” shall mean a Subsidiary of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.

“Cash Collateral” shall have the meaning provided in Section 3.8(c).

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean any Person (other than the Borrower or any other Subsidiary of the Borrower) that is a party to a Cash Management Agreement and at the time it enters into a Cash Management Agreement or on the Closing Date, is a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger.

“Cash Management Obligations” shall mean, with respect to any Person, the obligations of such Person under Cash Management Agreements.

“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services.

“Certificated Securities” shall have the meaning provided in Section 8.17.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Subsidiary of the Borrower that has no material assets other than (i) the Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (ii) cash and cash equivalents and other assets being held on a temporary basis incidental to the holding of assets described in clause (i) of this definition.

“Change in Law” shall mean (a) the adoption of any Applicable Law after the Closing Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any party with any guideline, request, directive or order issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” shall mean and shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), but excluding (v) any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (w) any Permitted Holders, (x) any one or more Parent Entities in which no Person or “group” (other than any persons described in the preceding clause (w)), directly or indirectly, holds Beneficial Ownership of Voting Stock representing more than 50.0% of the aggregate voting power represented by the issued and outstanding Voting Stock of such Parent Entity, (y) an entity owned directly or indirectly by the direct or indirect stockholders of the Borrower in substantially the same proportion as their direct or indirect ownership of stock of the Borrower prior to such transaction and (z) an entity formed by the Borrower or its Affiliates, shall have, directly or indirectly, acquired Beneficial Ownership of Voting Stock representing more than 50.0% of the aggregate voting power represented by the issued and outstanding Voting Stock of the Borrower.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a Person or “group” shall not be deemed to Beneficially Own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) a Person or “group” will not be deemed to Beneficially Own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Parent Entity, (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall be treated as being Beneficially Owned by such Permitted Holders and shall not be treated as being Beneficially Owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “Beneficial Owner”.

Notwithstanding the foregoing, a Change of Control shall not occur as a result of the IPOCo Transactions, a Qualifying IPO and any transactions relating thereto, including, without limitation, (i) the contribution of the Stock of the Borrower to IPO Listco or (ii) any transaction in which the Borrower remains a Subsidiary of IPO Listco but one or more intermediate holding companies between the Borrower and IPO Listco are added, liquidated, merged or consolidated out of existence.

“Claim” shall have the meaning provided in the definition of “Environmental Claim”.

“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan or the Loans comprising such Borrowing, are Revolving Loans, Initial Term B Loans, Incremental Term B Loans of a given Series, Extended Term B Loans of a given Extension Series, Extended Revolving Loans of a given Extension Series, Refinancing Term B Loans of a given designated tranche, Refinancing Revolving Loans of a given designated tranche or Replacement Term B Loans or a given designated tranche and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, an Extended Term B Commitment of a given Extension Series, an Incremental Term B Commitment of a given Series, an Incremental Revolving Commitment of a given Series, an Incremental Letter of Credit Commitment of a given Series, a Refinancing Term B Commitment of a given designated tranche, a Refinancing Revolving Commitment of a given designated tranche, a Refinancing Letter of Credit Commitment of a given designated tranche or a Replacement Term B Commitment of a given designated tranche.

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“Closing Date” shall mean August 16, 2024.

“Closing Date Distribution” shall mean one or more distributions made on, or within 30 days of, the Closing Date to the direct or indirect equityholders of the Borrower as set forth in the Funds Flow.

“Closing Refinancing” shall mean the repayment in full (or, if applicable, the termination, discharge or defeasance (or arrangements reasonably satisfactory to the Administrative Agent for the termination, discharge or defeasance)) of (A) the Credit Agreement, dated as of November 7, 2019 (as amended, restated, supplemented or otherwise modified), by and among Granite Generation Holdings, LLC, as holdings, Granite Generation, LLC, as the borrower, the other borrowers from time to time party thereto, each of the subsidiaries from time to time party thereto, as subsidiary guarantors, the various financial institutions and other persons from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, (B) the Credit Agreement, dated as of May 15, 2017 (as amended, restated, supplemented or otherwise modified), by and among Gridiron Funding, LLC, as borrower, the several banks and other financial institutions and entities from time to time party thereto, as lenders, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as administrative agent and a revolving facility issuing bank, (C) the Note Purchase Agreement, dated as of May 15, 2017 (as amended, restated, supplemented or otherwise modified), by and among Gridiron Funding, LLC, as issuer, and the initial purchasers thereto, (D) the Credit Agreement, dated as of August 29, 2019 (as amended, restated, supplemented or otherwise modified), by and among Gridiron Intermediate Holdings, LLC, as borrower, the several banks and other financial institutions and entities from time to time party thereto, as lenders, MUFG Bank, Ltd. and ING Capital LLC, each as a DSRA L/C issuing bank, and MUFG Bank, Ltd., as administrative agent, (E) the Amended and Restated Credit Agreement, dated as of July 13, 2023 (as amended, restated, supplemented or otherwise modified), by and among Helix Gen Funding, LLC, as borrower, Helix Generation Holdings, LLC, as holdings, each lender from time to time party thereto, Barclays Bank PLC, as administrative agent and Barclays Bank PLC, Goldman Sachs Bank USA, RBC Capital Markets, BMO Capital Markets Corp., MUFG Bank, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers, joint bookrunners and co-syndication agents, and (F) the Credit Agreement, dated as of August 8, 2018 (as amended, restated, supplemented or otherwise modified), by and among Ocean State Power LLC, as borrower, the several banks and other financial institutions or entities from time to time parties thereto, as lenders, each of the banks from time to time party thereto, as a revolving facility issuing bank, and ING Capital LLC, as administrative agent.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited, as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore.

“Collateral” shall mean all the assets and properties subject to the Liens created pursuant to the Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral).

“Collateral Agent” shall mean the Administrative Agent.

“Collateral Representative” shall mean the Collateral Trustee.

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“Collateral Trust Agreement” shall mean that certain Collateral Trust Agreement, dated as of the date hereof, by and among the Borrower, the Administrative Agent, the Collateral Trustee, the Senior Notes Trustee and certain other First Lien Secured Parties from time to time party thereto.

“Collateral Trustee” shall mean U.S. Bank Trust Company, National Association, and any permitted successors and assigns.

“Commitment Parties” shall mean the “Commitment Parties” as defined in the Engagement and Commitment Letter.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Commitment, Incremental Term B Commitment, Incremental Revolving Commitment, Incremental Letter of Credit Commitment, Refinancing Term B Commitment, Refinancing Revolving Commitment, Refinancing Letter of Credit Commitment and/or Replacement Term B Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Commodity Hedging Agreement” shall mean any agreement, whether financial or physical, (including each transaction or confirmation entered into pursuant to any Master Agreement) providing for one or more swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, energy, capacity or generation agreements, agreements involving ancillary services or other attributes with an economic value, agreements involving auction revenue rights, tolling or sale agreements (including, without limitation, power purchase agreements and heat rate call options), fuel or other feedstock purchase, storage or sale agreements, energy management agreements, emissions or other environmental credit purchase or sales agreements, power transmission agreements, fuel or other feedstock transportation agreements, fuel or other feedstock storage agreements, netting agreements (including Netting Agreements), commercial or trading agreements or similar transactions, in each case, with respect to, or involving, the purchase, processing, transmission, distribution, sale, exchange, lease, finance, or hedge of any Covered Commodity, price or price indices for any such Covered Commodity, or any other similar agreements (including, without limitation, derivative agreements or arrangements and transactions that offset existing transactions or result in a reset of existing transaction prices) entered into with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange) transmission, transportation, storage, distribution, processing, lease, or financing of, or to manage fluctuations in the price or availability of any Covered Commodity or otherwise to hedge or mitigate commercial risk or exposure in connection with any Covered Commodity, and any agreement (including any guarantee, credit sleeve, or similar arrangement) providing for credit support for the foregoing; and, in each case, whether bilateral, over-the-counter, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise.

“Communications” shall have the meaning provided in Section 13.17(a).

“Company Model” shall mean the financial model delivered to the Joint Lead Arrangers on July 29, 2024.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” shall have the meaning provided in Section 13.16.

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“Consolidated Adjusted EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries, for any Test Period, Consolidated Net Income for such period, determined on a consolidated basis for such Person and its Restricted Subsidiaries, increased by (I) (without duplication):

(a)	interest and other financing expenses (including, with respect to any Indebtedness, the amortization of the amount (i) by which such Indebtedness is discounted at the time it is incurred or (ii) of fees payable, directly or indirectly, by such Person and its Restricted Subsidiaries to any Persons extending such Indebtedness in connection with such extension (including any breakage costs, premiums or consent fees)) and net payments, if any, made (less net payments, if any, received) pursuant to the Hedging Agreements with respect to Indebtedness and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), including pay in kind interest payments, amortization of original issue discount, but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Hedging Agreements or other derivative instruments, any charges or expenses attributable to any agreement providing for credit support for any Commodity Hedging Agreement, including but not limited to any guarantee, credit sleeve, or similar arrangement, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Permitted Receivables Financing, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting; plus

(b)	provision for taxes based on income, profits or capital (including federal, state, provincial, regional, territorial and local), franchise, fuel, sales, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and including an amount equal to the amount of tax distributions actually made pursuant to this Agreement to the holders of equity interests of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of the Borrower and its Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by the Borrower or its Restricted Subsidiaries (and including, for the avoidance of doubt, taxes described in the definition of “Net Cash Proceeds” herein); plus

(c)	all depreciation expenses; plus

(d)	all amortization and accretion expense (including, but not limited to (i) any amortization of the fair value of intangible assets reflected in, or offset against, revenues, fuel expenses or operating expenses in the calculation of net income, (ii) amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments and (iii) non-cash write offs of debt discounts and debt issuances, non-cash costs and commissions, non-cash discounts and other non-cash fees and charges with respect to Indebtedness and Hedging Agreements); plus

(e)	interest and other financing expenses attributable to Capitalized Lease Obligations and capitalized or pay in kind interest; plus

(f)	extraordinary, unusual or non-recurring charges, expenses or losses (including any write-offs, write-downs, reversals or impairment of charges but excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period); plus

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(g)	the amount of all non-cash charges, losses or expenses (including any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees and expenses related to employee retention plans, employee benefit or management compensation plan, or asset write-offs, write-ups or write-downs) of the Borrower and its restricted subsidiaries determined on a consolidated basis for such period (but excluding any additions to bad debt reserves or bad debt expense and any non-cash charge to the extent it represents amortization of a prepaid cash item that was paid in a prior period); plus

(h)	any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Agreements or other derivative instruments; plus

(i)	losses from any Disposition; plus

(j)	any and all financing or financial advisory fees, accounting fees, legal fees, management, monitoring, board of director, and consulting fees, transfer or mortgage recording taxes and other transaction costs and expenses of such Person and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed by such Person and its Restricted Subsidiaries) incurred in connection with the Transactions or in connection with the incurrence of Indebtedness not prohibited by this Agreement and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Borrower and any refinancing transaction or any amendment or other modification of any debt instrument (whether or not successful) not prohibited by this Agreement; plus

(k)	any financing or financial advisory fees, accounting fees, legal fees, management, monitoring, board of director, and consulting fees, transfer or mortgage recording taxes and other transaction costs, and expenses (including non-recurring development expenses) of such Person and its Restricted Subsidiaries (including expenses of third parties paid or reimbursed by such Person and its Restricted Subsidiaries) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of the Borrower incurred as a result of a Disposition of property not prohibited by this Agreement; plus

(l)	earn-out obligations, deferred purchase price obligations and other contingent obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(m)	the aggregate amount of (i) any payments made pursuant to the Management Agreement, (ii) customary fees, costs, expenses and indemnities for management, monitoring, consulting, advisory, underwriting, placement and financial services rendered to the Borrower and its Restricted Subsidiaries and (iii) customary investment banking fees paid for services rendered to the Borrower and its Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, whether or not consummated; plus

(n)	(i) any losses from the early extinguishment of Indebtedness, or the early extinguishment, termination or unwinding of Hedging Agreements and (ii) adjustments on upfront premiums received or paid by the Borrower and its Restricted Subsidiaries for financial options in periods other than the strike periods; plus

(o)	effects of adjustments in the consolidated financial statements of the Borrower pursuant to GAAP (including, without limitation, in the inventory, property and equipment, goodwill, software, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions, Permitted Reorganizations or any acquisition not prohibited by this Agreement or the amortization or write-off of any amounts thereof; plus

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(p)	any expenses, fees or charges in connection with any issuance of any equity interests (whether or not successful), including a Qualifying IPO, to the extent not prohibited by this Agreement; plus

(q)	all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of such Person and its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights or other derivative equity interests in the common equity of such Person or any direct or indirect parent of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(r)	decreases in unbilled service and other receivables; plus

(s)	any cash proceeds received by such Person and its Restricted Subsidiaries in connection with the Disposition of any fuel of such Person and its Restricted Subsidiaries or in connection with any Disposition permitted under Section 10.4(a); plus

(t)	all costs and expenses associated with the retirement, remediation or decommissioning of any asset owned by such Person and its Restricted Subsidiaries; plus

(u)	amortization of the fair value of any Hedging Agreement entered into by such Person and its Restricted Subsidiaries; plus

(v)	any deduction for minority interest expense to the extent incorporated in the calculation of Consolidated Net Income; plus

(w)	proceeds from business interruption insurance (including proceeds to be received for which a reasonable basis exists that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount has not been denied by the applicable carrier in writing) by such Person and its Restricted Subsidiaries (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(x)	Major Maintenance Expenses in respect of the Borrower or any Restricted Subsidiaries, including planned Major Maintenance Expenses scheduled to be spent within 365 days of the end of the applicable Test Period (with a deduction for any amounts so added back that are not spent within such 365-day period); provided that amounts added back pursuant to this clause (x) (solely in respect of planned Major Maintenance Expenses scheduled to be spent within 365 days of the end of the applicable Test Period), together with amounts added back under clauses (dd)(ii) and (hh), shall collectively not account for more than 30% of Consolidated Adjusted EBITDA in any Test Period (calculated after giving effect to any add backs and adjustments) (other than any cost savings, operating expense reductions and synergies in connection with the Transactions or that are in compliance with Regulation S-X, in each case, as to which such cap shall not apply); plus

(y)	other non-cash items reducing Consolidated Net Income (excluding any such non-cash item, except for such items that are Major Maintenance Expenses pursuant to a long-term service agreement, to the extent that it represents an accrual or reserve for potential cash items to be paid within the next 12 months or amortization of a prepaid cash item that was paid in a prior period); plus

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(z)	any costs and expenses in connection with any Investment to the extent not prohibited by this Agreement; plus

(aa)	the amount of loss or discount on sale of receivables and related assets to a Receivables Entity in connection with a Permitted Receivables Financing; plus

(bb)	restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any Disposition of property not prohibited by this Agreement or acquisitions, start-up costs (including entry into new market/channels, new service offerings, new platforms or new contracts), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting, relocation, severance and signing bonuses and expenses, transactions fees and expenses (including professional and underwriting fees), consulting fees, future lease commitments, systems establishment costs, systems, facilities or equipment conversion, consolidation and/or curtailment costs, software development costs, excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses, costs related to entry into new markets, new systems design and implementation costs and project start-up costs), costs related to enhanced accounting function or other transaction costs, public company costs, costs, charges and expenses in connection with fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(cc)	Transaction Expenses; plus

(dd)	(i) expenses for any studies, analyses, consulting fees, engineering development, permitting, regulatory or implementation costs, or similar expenses to the extent related to any upgrades, uprates, enhancements, efficiency improvements, cost savings, developments, conversions, improvements or other optimizations or actual or planned capital expenditures and (ii) run rate cost savings, operating expense reductions and synergies resulting from or related to acquisitions (including, for the avoidance of doubt, acquisitions occurring prior to the date hereof), divestitures, cost savings initiatives and any other initiatives, transactions and actions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months after the date of calculation (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that amounts added back pursuant to this clause (dd)(ii), together with amounts added back under clauses (x) (solely in respect of planned Major Maintenance Expenses scheduled to be spent within 365 days of the end of the applicable Test Period) and (hh), shall collectively not account for more than 30% of Consolidated Adjusted EBITDA in any Test Period (calculated after giving effect to any add backs and adjustments) (other than any cost savings, operating expense reductions and synergies in connection with the Transactions or that are in compliance with Regulation S-X, in each case, as to which such cap shall not apply); plus

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(ee)	the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary; plus

(ff)	charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, excluding cash distributions in respect thereof; plus

(gg)	with respect to any joint venture of the Borrower or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) the Borrower’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of “Consolidated Net Income” plus (ii) the proportion of those items described in clauses (a), (b), (c), (d), (f) and (x) above relating to such joint venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

(hh)	the amount of incremental contract value of such Person and its Restricted Subsidiaries that the Borrower in good faith reasonably believes would have been realized or achieved as Consolidated Adjusted EBITDA from (i) increased pricing or volume initiatives and (ii) the entry into (and performance under) binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (“New Contracts”) during the relevant Test Period had such New Contracts been effective and had performance thereunder commenced as of the beginning of the relevant Test Period (including such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated Adjusted EBITDA during such Test Period) as long as such incremental contract value is reasonably identifiable and factually supportable; provided that such incremental contract value shall be subject only to certification by a Authorized Officer of the Borrower and shall be calculated on a Pro Forma Basis as though the full run rate effect of such incremental contract value had been realized as Consolidated Adjusted EBITDA on the first day of such period; provided that amounts added back pursuant to this clause (hh), together with amounts added back under clauses (dd)(ii) and (x) (solely in respect of planned Major Maintenance Expenses scheduled to be spent within 365 days of the end of the applicable Test Period), shall collectively not account for more than 30% of Consolidated Adjusted EBITDA in any Test Period (calculated after giving effect to any add backs and adjustments) (other than any cost savings, operating expense reductions and synergies in connection with the Transactions or that are in compliance with Regulation S-X, in each case, as to which such cap shall not apply); plus

(ii)	adjustments of the type identified in the Company Model; plus

(jj)	adjustments evidenced by or contained in a due diligence quality of earnings or other financial diligence report made available to the Administrative Agent prepared by (x) a nationally recognized accounting firm or advisory firm or (y) any other accounting firm or advisory firm that shall be reasonably acceptable to the Administrative Agent; plus

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(kk)	Expenses Relating to a Unit Outage (if positive); provided that the only Expenses Relating to a Unit Outage that may be included as Consolidated Adjusted EBITDA shall be, without duplication, (A) up to an amount equal to the greater of $130,000,000 and 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated before giving effect to any add-back) per fiscal year of Expenses Relating to a Unit Outage incurred within the first twelve months of any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Governmental Authority or to comply with any Applicable Law, (B) up to an amount equal to the greater of $65,000,000 and 10% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated before giving effect to any add-back) per fiscal year of Expenses Relating to a Unit Outage incurred within the first twelve months of any planned outage of any Unit for purposes of expanding or upgrading such Unit and (C) solely for purposes of calculating “Consolidated Adjusted EBITDA” for purposes of the financial covenants, all Expenses Relating to a Unit Outage incurred within the first twelve months of any unplanned outage of any Unit; plus

(ll)	the proceeds of any business interruption insurance and, without duplication of such amounts, all EBITDA Lost as a Result of a Unit Outage and all EBITDA Lost as a Result of a Grid Outage less, in all such cases, the absolute value of Expenses Relating to a Unit Outage (if negative); provided that the amount calculated pursuant to this clause shall not be less than zero;

decreased by (II) (without duplication)

(1)	extraordinary, unusual or nonrecurring gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period); plus

(2)	any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Agreements or other derivative instruments; plus

(3)	gains from any Disposition of property not prohibited by this Agreement; plus

(4)	non-cash items increasing Consolidated Net Income (excluding any non-cash item to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period); plus

(5)	the amount of any minority interest income attributable to minority equity interest of third parties in any Subsidiary that is not a Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

provided, that the Borrower may, in its sole discretion, elect to not make any adjustment for any items pursuant to the foregoing clauses (1) through (5) above if any such item individually, and in the aggregate with all other adjustments not made pursuant to this proviso, is less than $5,000,000 in any fiscal quarter;

provided further, that:

(x) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Borrower or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary or Excluded Project Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition, other than with respect to calculations relating to Applicable ECF Prepayment Percentage (other than in respect of any permanent payments of Indebtedness on or prior to the date any Consolidated Excess Cash Flow mandatory payment is made for which such Applicable ECF Prepayment Percentage is being calculated (including any such Consolidated Excess Cash Flow mandatory payment)) or Section 10.9 to the extent such acquisition occurred after the end of such period);

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(y) to the extent included in Consolidated Adjusted EBITDA, there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary or Excluded Project Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Disposed Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) and any Restricted Subsidiary that is converted into a Excluded Project Subsidiary during such period (each, a “Converted Excluded Project Subsidiary”), in each case based on the actual Disposed EBITDA of such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion, other than with respect to calculations relating to Applicable ECF Prepayment Percentage (other than in respect of any permanent payments of Indebtedness on or prior to the date any Consolidated Excess Cash Flow mandatory payment is made for which such Applicable ECF Prepayment Percentage is being calculated (including any such Consolidated Excess Cash Flow mandatory payment)) or Section 10.9 to the extent such sale, transfer, disposition, closure, classification or conversion occurred after the end of such period); and

(z) in the case of clauses (b) through (ll) (other than clauses (w), (x) (solely as it relates to Major Maintenance Expenses scheduled to be spent within 365 days of the end of the applicable Test Period), (dd)(ii), (gg), (hh), (ii), (jj) and (ll)), to the extent that such items were deducted (and not added back) in calculating Consolidated Net Income for such period and in the case of clauses (1) through (5), to the extent that such items were added (and not deducted) in calculating Consolidated Net Income for such period, in each case for the relevant measurement period, and in all cases determined in accordance with GAAP.

To the extent a Restricted Subsidiary is not consolidated pursuant to Accounting Standards Codification 810 or other as a result of changes in GAAP, the adjustments to Consolidated Adjusted EBITDA in clauses (a) through (ll) and clauses (1) through (5) shall apply as if such Restricted Subsidiary were consolidated.

Notwithstanding anything to the contrary, Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries (in each case, subject to pro forma adjustments for transactions occurring after the Closing Date in accordance with Section 1.3(c)) shall be deemed to be (a) $241,000,000 for the fiscal quarter ended September 30, 2023, (b) $122,000,000 for the fiscal quarter ended December 31, 2023, (c) $154,000,000 for the fiscal quarter ended March 31, 2024, (d) $165,000,000 for the fiscal quarter ended June 30, 2024 and (e) $255,000,000 for the fiscal quarter ended September 30, 2024.

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“Consolidated Excess Cash Flow” shall mean, with respect to the Borrower and its Restricted Subsidiaries for any Excess Cash Flow Period, an amount, not less than zero, equal to (without duplication):

(a)            Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such Excess Cash Flow Period, minus

(b)            repayments, prepayments, repurchases, redemptions and other cash payments made with respect to the principal of any Indebtedness (including principal representing capitalized interest) or the principal component of any Capitalized Lease Obligations of such Person or any of its Restricted Subsidiaries during such period (excluding (i) repayments and prepayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to this Agreement and (ii) voluntary and mandatory prepayments of Term Loans), but including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments are not otherwise prohibited under this Agreement) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding reduction in commitments (excluding repayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to this Agreement); provided that, with respect to any mandatory prepayment of Indebtedness (other than, for the avoidance of doubt, Term Loans), such prepayments shall only be deducted pursuant to this clause (b) to the extent not deducted in the computation of net proceeds in respect of the asset disposition or condemnation giving rise thereto; minus

(c)            at the option of the Borrower, (i) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Dividends permitted by this Agreement plus (ii) cash payments that such Person or any of its Restricted Subsidiaries is required, has committed, has planned or has budgeted, in each case, to make in respect of Dividends within 24 months after the end of such Excess Cash Flow Period; minus

(d)            (i) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Taxes (including distributions permitted under Section 10.6(d)(i) to any Parent Entity in respect of Taxes), to the extent such payments exceed the amount of Tax expense deducted in calculating such Consolidated Net Income, and (ii) at the Borrower’s option, cash payments that such Person or any of its Restricted Subsidiaries will be required to make in respect of Taxes (including distributions permitted under Section 10.6(d)(i) to any Parent Entity in respect of Taxes) within 180 days after the end of such period; provided that amounts described in this clause (ii) will not reduce Consolidated Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Consolidated Excess Cash Flow in the subsequent period; minus

(e)            cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Investments (including any acquisitions and acquisitions of intellectual property) (other than Investments made in cash and cash equivalents and intercompany Investments made among the Borrower and its Restricted Subsidiaries) or Capital Expenditures plus (ii) at the option of the Borrower, cash payments that the Borrower or any Restricted Subsidiary is required, has committed, has planned or has budgeted, in each case, to make in respect of Investments within 24 months after the end of such Excess Cash Flow Period (or if so committed, planned or budgeted to be made within such 24-month period to fund obligations in respect of permitted Investments for which binding agreements or letters of intent exist, made no later than 180 days after the end of such 24-month period); minus

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(f)            [Reserved]; minus

(g)            all cash payments and other cash expenditures made by such Person or any of its Restricted Subsidiaries during such period (i) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (a) through (x) of the definition of “Consolidated Net Income” or (ii) that were not expensed during such period in accordance with GAAP, provided that this clause (g) shall not include any amounts that are duplicative of any other clause in the definition of “Consolidated Excess Cash Flow”; minus

(h)            all non-cash credits or gains included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (q) and (r) of the definition of “Consolidated Net Income” to the extent not reimbursed in cash during such period); minus

(i)             an amount equal to the sum of (i) the increase in the Consolidated Working Capital of such Person during such period (measured as the excess, if any, of Consolidated Working Capital at the end of such Excess Cash Flow Period minus Consolidated Working Capital at the beginning of such Excess Cash Flow Period), if any, plus (ii) the increase in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any; minus

(j)             cash payments made in satisfaction of noncurrent liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period; minus

(k)            (i) to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with any acquisition consummated before or after the Closing Date or any permitted Investment, equity issuance or debt issuance, dispositions, repayment of indebtedness, refinancing transactions (including any amendments) (whether or not consummated) and any Dividend made to pay any of the foregoing incurred by the Borrower to the extent not paid out of debt for borrowed money, plus (ii) at the option of the Borrower, cash payments that the Borrower or any Restricted Subsidiary is required, has committed, has planned or has budgeted, in each case, to make in respect of Capital Expenditures, Capitalized Software Expenditures and/or other acquisitions within 24 months after the end of such Excess Cash Flow Period (or if so committed, planned or budgeted to be made within such 24-month period to fund obligations in respect of acquisitions for which binding agreements or letters of intent exist or to make Capital Expenditures, made no later than 180 days after the end of such 24-month period); minus

(l)             the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; minus

(m)           cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of items for which an accrual or reserve was established in a prior period, in each case to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; minus

(n)           cash expenditures in respect of Hedging Obligations during such period to the extent not deducted in arriving at such Consolidated Net Income; plus

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(o)            all cash payments received by such Person or any of its Restricted Subsidiaries during such period (i) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (a) through (x) of the definition of “Consolidated Net Income” or (ii) that were not credited during such period in accordance with GAAP; plus

(p)            cash payments received in respect of Swap Obligations during such period to the extent not added in the calculation of Consolidated Net Income; plus

(q)            an amount equal to the sum of (i) the decrease in Consolidated Working Capital of such Person during such period (measured as the excess, if any, of Consolidated Working Capital at the beginning of such Excess Cash Flow Period minus Consolidated Working Capital at the end of such Excess Cash Flow Period), if any, plus (ii) the decrease in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any (other than any such decreases contemplated by clauses (i) and (ii) of this clause (q) that are (x) directly attributable to acquisitions and/or dispositions of a Person or business unit by the Borrower and its Restricted Subsidiaries during such period, (y) as a result of the reclassification of items from short-term to long-term or vice versa or (z) the application of recapitalization or purchase accounting); plus

(r)             all amounts referred to in clauses (b), (c) and (e) above to the extent funded with the proceeds of the issuance or the incurrence of debt for borrowed money (other than proceeds of revolving loans) and the sale or issuance of equity interests; plus

(s)            all non-cash charges, losses and expenses (including Taxes) of such Person or any of its Restricted Subsidiaries that were deducted in calculating such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Excess Cash Flow in such future period).

“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) Consolidated Secured Debt that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations and (ii) Consolidated Secured Debt of the type described in clause (ii) of the definition thereof, in each case as of such date of determination to (b) Consolidated Adjusted EBITDA for the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) have been delivered (or, at the option of the Borrower, are internally available).

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments or receipts (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount, deferred financing costs and other non-cash interest payments), net of cash interest income; provided that when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary with respect to any interest rate hedging agreements.

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“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a)            all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including all restructuring, severance, relocation, one-time non-cash compensation charges, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, settlements, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with any acquisition or permitted Investment, expenses associated with strategic initiatives, and any fees, expenses, charges or change in control payments related to any acquisition or permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), will be excluded;

(b)            all (i) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of indebtedness not prohibited by this Agreement or any amendments, waivers or other modifications under the agreements relating to such indebtedness or similar transactions (in each case, whether or not consummated), and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

(c)            all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d)            all net after-tax gains, losses, expenses or charges attributable to business dispositions and asset dispositions, including the sale or other disposition of any equity interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e)            all net after-tax income, losses, expenses or charges attributable to the early extinguishment, conversion or cancellation of indebtedness, Hedging Agreements or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f)            all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of indebtedness, Hedging Agreements or other derivative instruments will be excluded;

(g)            any non-cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from (i) Hedging Agreements and other derivative instruments for currency exchange risk and (ii) intercompany indebtedness), will be excluded;

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(h)            (i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, would have been paid in or converted into (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (u) below), cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i)             the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;

(j)             the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting, including in relation to any acquisition consummated before or after the Closing Date (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of Taxes, will be excluded;

(k)            all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, depreciation expense, the amortization of intangibles and accretion expense arising from the application of GAAP will be excluded;

(l)             all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock, stock appreciation or other similar rights will be excluded;

(m)           any costs or expenses incurred in connection with (i) the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement and (ii) the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Borrower or any of its direct or indirect parent companies in connection with the Transactions, in each case, will be excluded;

(n)            all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(o)            [Reserved];

(p)            (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

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(q)            expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (q);

(r)             losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(s)            non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;

(t)             cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(u)            with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Borrower or a Subsidiary Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Subsidiary Guarantor), to the limitation contained in this clause (u));

(v)            any Public Company Costs will be excluded;

(w)           any costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(x)            [reserved]; and

(y)            any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any then outstanding Term Loan, shall be excluded;

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provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (y) above if any such item individually, and in the aggregate with all other adjustments pursuant to this proviso, is less than $5,000,000 in any fiscal quarter. In addition, to the extent not already included in Consolidated Net Income of the Borrower and its Restricted Subsidiaries, Consolidated Net Income shall, at the option of the Borrower, include (x) the amount of proceeds received from business interruption insurance in respect of expenses, charges or losses with respect to business interruption, (y) reimbursements of any expenses or charges that are actually received and covered by indemnification or other reimbursement provisions, in each case, to the extent such expenses, charges or losses were deducted in the calculation of Consolidated Net Income, and (z) the purchase accounting effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) as a result of any acquisition or other similar investment permitted under this Agreement, or the amortization or write-off of any amounts thereof.

“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt at such date which either (i) is secured by a Lien on the Collateral (and other assets of the Borrower or any Restricted Subsidiary pledged to secure the Obligations pursuant to Section 10.2(cc)) or (ii) constitutes Capitalized Lease Obligations or purchase money Indebtedness of the Borrower or any Restricted Subsidiary that is secured by a Lien on any assets of Borrower or Restricted Subsidiary.

“Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) have been delivered (or, at the option of the Borrower, are internally available).

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries for the most recent Fiscal Year or fiscal quarter, as applicable, for which financial statements described in Section 9.1(a) or (b) have been delivered (or, if such date of determination is a date prior to the first date on which such consolidated balance sheet has been (or is required to have been) delivered pursuant to Section 9.1, on the pro forma financial statements delivered pursuant to Section 6.11 (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith)).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) (x) (i) the aggregate outstanding principal amount of all Indebtedness of the types described in clause (a) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Hedging Obligations and Cash Management Obligations) of the Borrower and its Restricted Subsidiaries and (y) Guarantee Obligations of the Borrower and its Restricted Subsidiaries for the benefit of any Person (other than of the Borrower or any Restricted Subsidiary) of the type described in clause (x) above minus (b) the aggregate amount of all Unrestricted Cash minus (c) cash and cash equivalents of the Borrower and its Restricted Subsidiaries that are restricted in favor of the Credit Facilities whether or not held in a pledged account.

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“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) have been delivered (or, at the option of the Borrower, are internally available).

“Consolidated Working Capital” means, at any date, the excess of (i) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding (for purposes of both clauses (i) and (ii) above), without duplication, (a) the current portion of any debt for borrowed money, (b) all Indebtedness consisting of Term Loans and Revolving Loans and Capitalized Lease Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or cash equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks and (h) restricted marketable securities; provided that, for purposes of calculating Consolidated Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Consolidated Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contingent Obligation” shall mean indemnification Obligations and other similar contingent Obligations for which no claim has been made in writing (but excluding, for the avoidance of doubt, amounts available to be drawn under Letters of Credit).

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Excluded Project Subsidiary” shall have the meaning provided in the definition of “Consolidated Adjusted EBITDA”.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of “Consolidated Adjusted EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of “Consolidated Adjusted EBITDA”.

“Corrective Extension Amendment” shall have the meaning provided in Section 2.15(c).

“Corresponding Loan Amount” shall have the meaning provided in Section 12.14(c).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

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“Covered Commodity” shall mean any energy, electricity, generation, capacity, power, heat rate, congestion, natural gas, natural gas liquids, nuclear fuel (including enrichment, conversion and fabrication rights), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, feedstock, weather, emissions, carbon, renewable energy and other environmental credits, waste by-products, “cap and trade” related credits, or any other energy related commodity or service (including ancillary services, attributes with an economic value, and related risks (such as location basis)).

“Credit Documents” shall mean this Agreement, Amendment No. 1, the Guarantee, the Security Documents, the Collateral Trust Agreement, each Letter of Credit and any promissory notes issued by the Borrower hereunder, provided that, for the avoidance of doubt, Cash Management Agreements, Secured Cash Management Agreements, Hedging Agreements and Secured Hedging Agreements shall not be Credit Documents.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Facility” shall mean any category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean each of the Borrower, each Subsidiary Guarantor and each other Restricted Subsidiary of the Borrower that is a guarantor under the Guarantee.

“Cure Amount” shall have the meaning provided in Section 11.14(a).

“Cure Period” shall have the meaning provided in Section 11.14(a).

“Cure Right” shall have the meaning provided in Section 11.14(a).

“Daily Simple SOFR” shall mean, for any day (such day, a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (other than as permitted to be issued or incurred under Section 10.1).

“Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Default” shall mean any event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of “Net Cash Proceeds”.

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“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 10.4(b) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.

“Disposed EBITDA” shall mean, with respect to any Disposed Entity or Business, any Converted Unrestricted Subsidiary or any Converted Excluded Project Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA of such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated Adjusted EBITDA were references to such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary, as applicable, and its respective Restricted Subsidiaries), all as determined on a consolidated basis for such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary, as the case may be.

“Disposed Entity or Business” shall have the meaning provided in the definition of “Consolidated Adjusted EBITDA”.

“Disposition” shall have the meaning provided in Section 10.4.

“Disqualified Institutions” shall mean (a) competitors of the Borrower or any of its Subsidiaries that are identified by the Borrower or the Sponsor in writing (including by email) to the Joint Lead Arrangers on or prior to the Closing Date or to the Administrative Agent after the Closing Date, (b) certain banks, financial institutions, other institutional lenders and investors and other entities that are identified by the Borrower or the Sponsor in writing (including by email) to the Administrative Agent on or prior to the Closing Date, (c) any affiliate of any person identified in clause (a) or (b) that is reasonably identifiable as such on the basis of such affiliate’s name or otherwise identified in writing (including by email) by the Borrower or the Sponsor to the Administrative Agent from time to time (other than any bona fide debt fund affiliate); provided that no such identification after the date of a relevant assignment shall apply retroactively to disqualify any person that has previously, and properly, acquired (and continues to hold) an assignment or participation of an interest in any of the Credit Facilities with respect to amounts previously acquired and (d) any Defaulting Lender. The list of all Disqualified Institutions set forth in clauses (a), (b) and (c) shall be made available to any Lender upon its written request.

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“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under Secured CA Hedging Agreements, Cash Management Obligations under Secured CA Cash Management Agreements or Contingent Obligations and the termination of the Commitments), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under Secured CA Hedging Agreements, Cash Management Obligations under Secured CA Cash Management Agreements or Contingent Obligations and the termination of the Commitments), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower, in each case, pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries.

“Dividends” or “dividends” shall have the meaning provided in Section 10.6.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Doswell Property” shall mean the land and any improvements located thereon, including the approximately 1,210MW dual fuel-fired facility, which land and improvements are associated with the address of 10098 Old Ridge Road, Ashland, Virginia (Hanover County) and tax parcel ID number 7882-73-6614, and owned on the Closing Date by Doswell Limited Partnership, a Virginia limited partnership.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EBITDA Lost as a Result of a Grid Outage” shall mean, to the extent that any transmission or distribution lines go out of service (in connection with weather related events or otherwise), the sum of (x) the revenue not earned by the Borrower and its Restricted Subsidiaries that would otherwise have been earned (based on the good faith determination of the Borrower) with respect to any Unit within the first 12 month period that such transmission or distribution lines were out of service had such transmission or distribution lines not been out of service during such period and (y) the amount of any penalties or bonuses that are paid by the Borrower and its Restricted Subsidiaries as a result of such outage.

“EBITDA Lost as a Result of a Unit Outage” shall mean, to the extent that any Unit (i) is out of service as a result of any unplanned outage or shut down (in connection with weather related events or otherwise) or (ii) is prevented from operating at normal capacity due to extraordinary weather or other unplanned and extraordinary conditions that cause the Unit not to be able to operate at normal capacity (such failure described in this clause (ii), an “Operations Failure”), the sum of (x) the revenue not earned by the Borrower and its Restricted Subsidiaries that would otherwise have been earned (based on the good faith determination of the Borrower) with respect to any Unit during the first 12 month period of any outage, shut down or Operations Failure had such Unit not been out of service or in Operations Failure during such period and (y) the amount of any penalties or bonuses that are paid by the Borrower and its Restricted Subsidiaries as a result of such outage or Operations Failure.

“ECF De Minimis Amount” shall mean as at any date the greater of (x) $6,500,000 and (y) 1.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period as of such date.

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“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA), other than a Foreign Plan, that is maintained or contributed to by a Credit Party (or, with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate).

“Energy Hedge Agreement” shall mean any hedge agreement or similar agreement related to the hedging of any energy related commodity or service entered into by the Borrower or any of its Restricted Subsidiaries from time to time.

“Engagement and Commitment Letter” shall mean that certain engagement and commitment letter, dated August 5, 2024, among the Borrower and the Commitment Parties.

“Environmental CapEx” shall mean Capital Expenditures and other costs deemed reasonably necessary by the Borrower or any Restricted Subsidiary, or otherwise undertaken voluntarily by the Borrower or any Restricted Subsidiary, to comply with, or in anticipation of having to comply with, applicable Environmental Laws, or Capital Expenditures otherwise undertaken voluntarily by the Borrower or any Restricted Subsidiary in connection with environmental matters.

“Environmental CapEx Debt” shall mean Indebtedness of the Borrower or its Restricted Subsidiaries incurred for the purpose of financing Environmental CapEx.

“Environmental Claims” shall mean any and all written actions, suits, proceedings, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than reports prepared by or on behalf of the Borrower or any other Subsidiary of the Borrower (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of Real Estate), in each case, materially relating to any applicable Environmental Law or any permit issued, or any approval given, under any applicable Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release into the environment of Hazardous Materials or arising from alleged injury or threat of injury to human health or safety (in each case, to the extent relating to human exposure to Hazardous Materials), or to the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now (or, with respect to any post-Closing Date requirements of the Credit Documents, hereafter in effect), in each case, as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or to human health or safety (in each case, to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each “person” (as defined in Section 3(9) of ERISA) that together with the Borrower or any Restricted Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) any Reportable Event; (ii) the existence with respect to any Employee Benefit Plan of a non-exempt Prohibited Transaction; (iii) any failure by any Benefit Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Benefit Plan, whether or not waived; (iv) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standards with respect to any Benefit Plan; (v) the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Benefit Plan; (vi) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any written notice to terminate any Benefit Plan under Section 4042(a) of ERISA or to appoint a trustee to administer any Benefit Plan under Section 4042(b)(1) of ERISA; (vii) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Benefit Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (viii) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition on it of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, or terminated (within the meaning of Section 4041A of ERISA).

“Erroneous Payment Return Deficiency” shall have the meaning provided in Section 12.14(c).

“Erroneous Payment” shall have the meaning provided in Section 12.14(a).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow Period” means any fiscal quarter of the Borrower.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

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“Excluded Affiliates” shall mean members of any Joint Lead Arranger or any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital, including through the provision of advisory services other than a limited number of senior employees who are required, in accordance with industry regulations or such Joint Lead Arranger’s internal policies and procedures to act in a supervisory capacity and the Joint Lead Arrangers’ internal legal, compliance, risk management, credit or investment committee members.

“Excluded Collateral” shall mean (a) Excluded Stock and Stock Equivalents and (b) Excluded Property.

“Excluded Information” shall have the meaning provided in Section 13.6.

“Excluded Project Subsidiary” shall mean (a) any Non-Recourse Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an “Excluded Project Subsidiary” in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an “Excluded Project Subsidiary” by the Borrower in a written notice to the Administrative Agent and (c) each Restricted Subsidiary of an Excluded Project Subsidiary; provided that in the case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Excluded Project Subsidiary as a Restricted Subsidiary, to the extent not resulting in an increase to the Applicable Amount) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation, (y) no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (z) in the case of (b), the Restricted Subsidiary to be so designated as an Excluded Project Subsidiary, does not (directly or indirectly through its Subsidiaries) at such time own any Stock of, or own or hold any Lien on any property of, the Borrower or any of its Restricted Subsidiaries. No Restricted Subsidiary may be designated as an Excluded Project Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of (or otherwise subject to the covenants governing) any Material Indebtedness for borrowed money that is secured on a pari passu basis with the Credit Facilities. The Borrower may, by written notice to the Administrative Agent, re-designate any Excluded Project Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Excluded Project Subsidiary, but only if (x) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness, with the covenant set forth in Section 10.9 (to the extent such covenant is then required to be tested) and (y) no Event of Default exists or would result from such re-designation. If, at any time, any Excluded Project Subsidiary remains a Restricted Subsidiary of the Borrower, but fails to meet the requirements set forth in the definition of “Non-Recourse Subsidiary”, it will thereafter cease to be an Excluded Project Subsidiary for the purposes of this Agreement and, unless it is, or has been, designated as an Unrestricted Subsidiary at or prior to the time of such failure, such Subsidiary shall be deemed to be a Restricted Subsidiary for all purposes of this Agreement and the other Credit Documents and any then outstanding Indebtedness of such Subsidiary that would otherwise only have been permitted to have been incurred by an Excluded Project Subsidiary will be deemed to be incurred by a Restricted Subsidiary that is not an Excluded Project Subsidiary as of such date.

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“Excluded Property” shall mean (i) a security interest or Lien pursuant to this Agreement or any other Credit Document in the applicable Credit Party’s right, title or interest in any property that could reasonably be expected to result in an adverse accounting or regulatory consequence that is not de minimis, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ii) any vehicles, airplanes and other assets subject to certificates of title; (iii) letter-of-credit rights (other than supporting obligations); (iv) any property subject to a Permitted Lien securing a purchase money agreement, Capital Lease or similar arrangement permitted under this Agreement to the extent, and for so long as, the creation of a security interest therein is prohibited thereby (or otherwise requires consent, provided that there shall be no obligation to seek such consent) or creates a right of termination or favor of a third party, in each case, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law and excluding the proceeds and receivables thereof to the extent not otherwise constituting Excluded Property; (v) all leasehold interests in real property (including, for the avoidance of doubt, any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests), (vi) any parcel of Real Estate and the improvements thereto owned in fee by a Credit Party (w) located in locations subject to material recording Taxes (as determined by the Borrower in good faith and including, for the avoidance of doubt, the Doswell Property and the Ravenswood Property), (x) subject to a negative pledge or located in a special flood hazard area, (y) with a fair market value of less than $20,000,000 (determined by the Borrower in good faith as of the Closing Date (or, if later, at the time of acquisition or contribution thereof)) (but not any Collateral located thereon) or (z) located outside the United States; (vii) any “intent to use” trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein could impair the validity or enforceability of such “intent to use” trademark application under federal law; (viii) any charter, permit, franchise, authorization, lease, license or agreement, in each case, only to the extent and for so long as the grant of a security interest therein (or the assets subject thereto) by the applicable Credit Party (w) would result in the creation of a security interest thereunder or create a right of termination in favor of any party thereto, (x) would violate, or would invalidate, such charter, permit, franchise, authorization, lease, license, or agreement, (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or agreement the right to terminate its obligations thereunder or (z) is permitted under such charter, permit, franchise, lease, license or agreement only with consent of the parties thereto (other than consent of a Credit Party) and such necessary consents to such grant of a security interest have not been obtained (it being understood and agreed that no Credit Party or Restricted Subsidiary has any obligation to obtain such consents) other than, in each case referred to in clauses (w), (x),(y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, in each case, excluding the proceeds and receivables thereof which are not otherwise Excluded Property; (ix) any Commercial Tort Claim (as defined in the Security Agreement) for which no claim has been made or with a value of less than $25,000,000 for which a claim has been made; (x) any Excluded Stock and Stock Equivalents; (xi) assets of Unrestricted Subsidiaries, Excluded Project Subsidiaries, Immaterial Subsidiaries (other than, in the case of Immaterial Subsidiaries, to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement), Captive Insurance Subsidiaries and special purposes entities, including any Receivables Entity or any Securitization Subsidiary; (xii) any assets with respect to which, the Borrower and the Administrative Agent reasonably determine, the cost or other consequences of granting a security interest in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom; (xiii) any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could reasonably be expected to result in an adverse tax, regulatory or accounting consequence that is not de minimis (or in the case of recording Taxes related to real property mortgages, a material adverse tax consequence (as determined by the Borrower in good faith)), as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Trustee; (xiv) any margin stock; (xv) Receivables Facility Assets in connection with a Permitted Receivables Financing or Securitization Assets in connection with a Qualified Securitization Financing; (xvi) amounts payable to any Credit Party that such Credit Party is collecting on behalf of Persons that are not Credit Parties; (xvii) any assets with respect to which granting a security interest in such assets is prohibited by or would violate law, treaty, rule, or regulation (including regulations adopted by FERC) or determination of an arbitrator or a court or other Governmental Authority or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or create a right of termination in favor of any governmental or regulatory third party, in each case, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral); (xviii) cash and cash equivalents that are pledged or otherwise transferred in support of Hedging Obligations in respect of a transaction permitted hereunder; (xix) Trust Funds and any accounts or trusts used solely to hold such Trust Funds; and (xx) any assets, including any stock or equity interests in another entity, owned by a Foreign Subsidiary that is a CFC or CFC Holding Company.

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“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable good faith judgment of the Administrative Agent and the Borrower and notified in writing to the Collateral Trustee, the burden or cost of pledging such Stock or Stock Equivalents in favor of the Collateral Representative under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Voting Stock of any Foreign Subsidiary that is a CFC or any CFC Holding Company, in each case, owned directly by a Credit Party, any Voting Stock in excess of 65% of each outstanding class of Voting Stock of such Foreign Subsidiary that is a CFC or any CFC Holding Company, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law or, any Contractual Requirement (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other regulatory third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary of the Borrower to obtain any such consent, approval or license)) in each case, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, (iv) any Stock or Stock Equivalents of each Subsidiary to the extent that a pledge thereof to secure the Obligations is prohibited by any applicable Organizational Document of such Subsidiary or requires third party consent (other than the consent of a Credit Party), unless consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) in each case, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, (v) Stock or Stock Equivalents of any non-Wholly Owned Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents could reasonably be expected to result in an adverse tax (other than a recording tax), regulatory or accounting consequences to the Borrower or any Subsidiary that is not de minimis, as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Trustee, (vii) any Stock or Stock Equivalents that are margin stock, (viii) any Stock and Stock Equivalents owned by a CFC or a CFC Holding Company, (ix) any Stock and Stock Equivalents of any Unrestricted Subsidiary, any Excluded Project Subsidiary, any Immaterial Subsidiary (other than, in the case of Immaterial Subsidiaries, to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement), any Captive Insurance Subsidiary, any Broker-Dealer Subsidiary, any not-for-profit Subsidiary and any special purpose entity (including any Receivables Entity and any Securitization Subsidiary) and (x) nominee or qualifying shares (but solely to the extent the issuance with respect to which is required pursuant to Applicable Law); provided that Excluded Stock and Stock Equivalents shall not include proceeds of the foregoing property to the extent otherwise constituting Collateral.

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“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(d) hereto and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary as of the most recently ended fiscal quarter or Fiscal Year, as applicable, for which financial statements described in Section 9.1(a) or (b) have been or are required to be delivered or (at the option of the Borrower) are internally available, (b) subject to the proviso to clause (b) of Section 12.13, each Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary or joint venture), (c) any CFC or CFC Holding Company, (d) each Domestic Subsidiary that is (i) prohibited by any applicable (x) Contractual Requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) Organizational Document (in the case of clauses (x) and (z), in effect on the Closing Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of such acquisition)) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent, (e) each Domestic Subsidiary of a Foreign Subsidiary that is a CFC or CFC Holding Company, (f) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any adverse tax, regulatory or accounting consequences) of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any special purpose “bankruptcy remote” entity, including any Receivables Entity and any Securitization Subsidiary, (j) any Subsidiary to the extent that the guarantee of the Obligations by such Subsidiary could reasonably be expected to result in an adverse tax, accounting or regulatory consequences to the Borrower or any of its Subsidiaries that is not de minimis (as determined by the Borrower in consultation with the Administrative Agent), (k) any Captive Insurance Subsidiary, (l) any non-profit Subsidiary, (m) any Broker-Dealer Subsidiary and (n) any Excluded Project Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and any counterparty to a Hedging Agreement applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes illegal.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any recipient, or required to be withheld or deducted from a payment to any such recipient, of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, such as any Agent or any Lender (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office other than a new lending office designated at the request of the Borrower); provided that this subclause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts such Lender would be entitled to receive (without regard to this subclause (b)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Lender would have been entitled to receive pursuant to Section 5.4 in the absence of such assignment or such Lender would have been entitled to receive pursuant to Section 5.4 in the absence of such designation of a new lending office by such Lender or (y) any such Tax is imposed on such Lender in connection with an interest in any Loan or other obligation that such Lender acquired pursuant to Section 13.7 (it being understood and agreed, for the avoidance of doubt, that any withholding Tax imposed on a Lender solely as a result of a Change in Law occurring after the time such Lender became a party to this Agreement (or such Lender designates a new lending office) shall not be an Excluded Tax under this subclause (b)), (c) any Tax to the extent attributable to such recipient’s failure to comply with Sections 5.4(d), 5.4(e) and 5.4(i) in the case of any Non-U.S. Lender or Section 5.4(h) in the case of a U.S. Lender and (d) any Taxes imposed by FATCA.

“Existing Class” shall mean Existing Term B Classes and Existing Revolving Classes.

“Existing Letters of Credit” shall mean the Letters of Credit listed on Schedule 1.1(b).

“Existing Revolving Class” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Term B Class” shall have the meaning provided in Section 2.15(a)(i).

“Expenses Relating to a Unit Outage” shall mean an amount (which may be negative) equal to (x) the sum of any expenses or other charges as a result of any (i) outage or shut-down (in connection with weather related events or otherwise) or (ii) Operations Failure of any Unit, including any expenses or charges relating to (a) restarting any Unit so that it may be placed back in service after such outage, shut-down or Operations Failure, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage, shut-down or Operations Failure, (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage, shut-down or Operations Failure, including the fuel and other operating expenses, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that such Unit suffering an outage, shut-down or Operations Failure is out of service or in Operations Failure in order to meet the commitments of such Unit suffering an outage, shut down or Operations Failure to sell, or offset a short position in, power, natural gas or heat rate and (d) penalties that are paid by the Borrower and its Restricted Subsidiaries of such outage, shut-down or Operations Failure less (y) any expenses or charges not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage, shut-down or Operations Failure.

“Extended Revolving Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Revolving Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Term B Loans” shall have the meaning provided in Section 2.15(a)(i).

“Extended Term B Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extending Lender” shall have the meaning provided in Section 2.15(a)(iv).

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“Extension Amendment” shall have the meaning provided in Section 2.15(a)(v).

“Extension Date” shall have the meaning provided in Section 2.15(a)(vi).

“Extension Election” shall have the meaning provided in Section 2.15(a)(iv).

“Extension Minimum Condition” shall mean a condition to consummating any Extension Series that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for extension.

“Extension Request” shall mean Term B Extension Requests and Revolving Extension Requests.

“Extension Series” shall mean all Extended Term B Loans and Extended Revolving Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term B Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement (or related laws, rules or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the U.S. Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the NYFRB; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. In no event shall the Federal Funds Effective Rate be less than zero.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“FERC” shall mean the U.S. Federal Energy Regulatory Commission or any successor agency thereto.

“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement among the representative of such holders of First Lien Obligations, the Collateral Representative, the Credit Parties and any First Lien Secured Parties from time to time party thereto, at any time after the Closing Date, in a form that is reasonably satisfactory in form and substance to the Borrower and the Collateral Agent.

“First Lien Obligations” shall mean, collectively, (i) the Obligations, (ii) the Indebtedness and related obligations with respect to the 2024 Notes and (iii) the Indebtedness and related obligations which are permitted hereunder to be secured by Liens on the Collateral that rank pari passu (but without regard to the control of remedies) with the Liens securing the Obligations; provided that such Indebtedness and related obligations have been added to the Collateral Trust Agreement in accordance with its terms.

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“First Lien Secured Parties” shall mean, collectively, (i) the Secured Bank Parties and (ii) each other First Lien Secured Party (as defined in the Collateral Trust Agreement).

“Fiscal Year” shall have the meaning provided in Section 9.10.

“Fitch” shall mean Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Amounts” shall have the meaning provided in Section 1.15.

“Fixed Charge Coverage Ratio” means on any date of determination, the ratio of (i) the Consolidated Adjusted EBITDA for the most recent four fiscal quarter period for which financial statements described in Section 9.1(a) or (b) have been delivered (or, at the option of the Borrower, are internally available) to (ii) the Fixed Charges of the Borrower for such period (calculated on a Pro Forma Basis).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)            the Consolidated Interest Expense of such Person and its Restricted Subsidiaries; plus

(b)            any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(c)            the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Stock payable in Stock of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary of the Borrower, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided, that, “Fixed Charges” as defined in this definition, of any Person, the Consolidated Adjusted EBITDA of which is excluded from the Consolidated Adjusted EBITDA of such Person, shall be excluded for all purposes of this definition.

“Floor” shall mean (x) with respect to the Revolving Credit Facility, (i) for determining the Term SOFR Rate, 0.00% or (ii) for determining the ABR, 1.00% and (y) with respect to the Term B Facility, (i) for determining the Term SOFR Rate, 0.00% or (ii) for determining the ABR, 1.00%.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(i).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Recovery Event” shall have the meaning provided in Section 5.2(i).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

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“Funds Flow” shall mean that certain funds flow memorandum detailing the proposed flow, and use, of the proceeds of the initial Borrowing on or around the Closing Date.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including FERC, PJM, a central bank, stock exchange, any other ISO or RTO and any supranational bodies (such as the European Union or European Central Bank).

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean the Guarantee made by each Guarantor in favor of the Collateral Trustee for the benefit of the First Lien Secured Parties, substantially in the form of Exhibit B.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Domestic Subsidiary (other than an Excluded Subsidiary) on the Closing Date and (b) each Domestic Subsidiary that becomes a party to the Guarantee on or after the Closing Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law.

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“Hedge Bank” shall mean any Person (other than the Borrower or any other Subsidiary of the Borrower) that is a party to a Hedging Agreement and at the time it enters into a Hedging Agreement or on the Closing Date, is a Lender, an Agent, a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger.

“Hedging Agreements” shall mean (a) any transaction (whether financial or physical) (including an agreement with respect to any such transaction) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (whether financial or physical) (including any option with respect to any of these transactions), (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made or (iii) any other similar transactions to or any combination of any of the foregoing (whether financial or physical) (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, annexes, supplements, definitional sets, and other documents, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any Commodity Hedging Agreement; and, in the case of clauses (a), (b) and (c), whether bilateral, over-the-counter, financial or physical, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Historical Financials” shall mean (a)(i) the audited consolidated balance sheets and the related audited consolidated statements of operations, comprehensive income, member’s equity and cash flows of Granite Generation, LLC and its subsidiaries as of and for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, (ii) the audited consolidated balance sheets and the related audited consolidated statements of operations, comprehensive income, member’s equity and cash flows of Gridiron Intermediate Holdings, LLC and its subsidiaries as of and for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, (iii) the audited consolidated balance sheets and the related audited consolidated statements of operations, comprehensive income, member’s deficit and cash flows of Helix Gen Funding, LLC and its subsidiaries as of and for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and (iv) the audited balance sheets and the related audited statements of operations, comprehensive income, member’s equity and cash flows of Ocean State Power, LLC as of and for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, (b)(i) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, comprehensive income, member’s equity and cash flows of Granite Generation, LLC and its subsidiaries as of and for the fiscal quarter ended March 31, 2024, (ii) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, comprehensive income, member’s equity and cash flows of Gridiron Intermediate Holdings, LLC and its subsidiaries as of and for the fiscal quarter ended March 31, 2024, (iii) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, comprehensive income, member’s deficit and cash flows of Helix Gen Funding, LLC and its subsidiaries as of and for the fiscal quarter ended March 31, 2024 and (iv) the unaudited balance sheets and the related unaudited statements of operations, comprehensive income, member’s equity and cash flows of Ocean State Power, LLC as of and for the fiscal quarter ended March 31, 2024, and (c) an unaudited pro forma condensed combined balance sheet of the Borrower and its subsidiaries as of the fiscal quarter ended March 31, 2024 and unaudited condensed combined statements of operations of the Borrower and its subsidiaries for the three months ended March 31, 2024, and the year ended December 31, 2023.

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“Immaterial Subsidiary” shall mean each Subsidiary of the Borrower that is not a Material Subsidiary.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Incremental Amendment” shall mean an agreement substantially in the form of Exhibit L.

“Incremental Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Facilities” shall mean the facilities represented by the Incremental Commitments and the related Incremental Loans.

“Incremental Letter of Credit Commitment” shall have the meaning provided in Section 2.14(a).

“Incremental Loans” shall have the meaning provided in Section 2.14(c).

“Incremental Revolving Commitments” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Lenders” shall have the meaning provided in Section 2.14(b).

“Incremental Revolving Loan” shall have the meaning provided in Section 2.14(b).

“Incremental Term B Commitment” shall have the meaning provided in Section 2.14(a).

“Incremental Term B Lender” shall have the meaning provided in Section 2.14(c).

“Incremental Term B Loan” shall have the meaning provided in Section 2.14(c).

“Incremental Term B Maturity Date” shall mean, with respect to any tranche of Incremental Term B Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term B Repayment Amount” shall have the meaning provided in Section 2.14(c).

“Incurrence-Based Amounts” shall have the meaning provided in Section 1.15.

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“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the available balance of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) amounts payable by and between the Borrower and any of its Subsidiaries in connection with retail clawback or other regulatory transition issues, (v) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (vi) contingent obligations incurred in the ordinary course of business, (vii) [reserved], (viii) Performance Guaranties, and (ix) earnouts until earned, due and payable and not paid for a period of thirty (30) days (solely to the extent reflected as a liability on the balance sheet of such Person in accordance with GAAP). The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall (i) exclude all intercompany Indebtedness among the Borrower and its Subsidiaries having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, and (ii) obligations constituting Non-Recourse Debt shall only constitute “Indebtedness” for purposes of Section 10.1, Section 10.2 and Section 10.10 and not for any other purpose hereunder.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of the Credit Party under any Credit Document (including Other Taxes) other than Excluded Taxes.

“Independent Financial Advisor” shall mean an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction.

“Initial Credit Facilities” shall mean the Initial Term B Loans and the Initial Revolving Loans (and the related Revolving Credit Exposure with respect to the Revolving Commitments).

“Initial Revolving Loans” shall have the meaning provided in Section 2.1(c).

“Initial Term B Commitment” shall mean the commitment of a Lender to make or otherwise fund an Initial Term B Loan, and “Initial Term B Commitments” shall mean such commitments of all of such Lenders in the aggregate. The amount of each Lender’s Initial Term B Commitment, if any, is set forth on Schedule 1.1(a) or in the applicable Assignment and Acceptance, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term B Commitments as of the Closing Date is $1,750,000,000.

“Initial Term B Loan” shall mean the Term B Loans made to the Borrower on the Closing Date pursuant to Section 2.1(a).

“Initial Term B Repayment Amount” shall have the meaning provided in Section 2.5(b).

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA.

“Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of the Closing Date, executed by the Borrower and each Restricted Subsidiary of the Borrower party thereto.

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“Interest Period” shall mean, with respect to any Term B Loan, Revolving Loan or Extended Revolving Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) (including any partnership or joint venture); (c) the entering into of any Guarantee Obligation with respect to Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5. The amount of any Investment outstanding at any time shall be the original cost of such Investment reduced (except in the case of (x) Investments made using the Applicable Amount pursuant to Section 10.05(v)(y) and (y) Returns which increase the Applicable Amount pursuant to clauses (2)(a)(iii), (iv), (v) and (vii) of the definition thereof) by any Returns of the Borrower or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Permitted Investments, such amount shall be equal to the fair market value of such consideration).

“Investment Grade” in respect of the Term B Loans means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Borrower as a replacement agency).

“IPO Listco” shall mean a wholly owned Subsidiary of the Borrower or any Parent Entity of the Borrower formed in contemplation of any Qualifying IPO.

“IPO Reorganization Transaction” shall mean transactions taken in connection with and reasonably related to consummating a Qualifying IPO, so long as, after giving effect thereto, the security interest of the Collateral Representative, for the benefit of the Lenders, in the Collateral, taken as a whole, is not materially impaired.

“IPOCo Transactions” shall mean the transactions in connection with the formation and capitalization of IPO Listco prior to and in connection with and reasonably related to a Qualifying IPO, including, without limitation, (1) the legal formation of IPO Listco and one or more Subsidiaries of the Permitted Holders to own interests therein, (2) the contribution, directly or indirectly, of the Stock of the Borrower and other Subsidiaries of the Borrower to IPO Listco, or the other acquisition by IPO Listco thereof, (3) the conversion of the outstanding Stock in the Borrower into a new class of Stock in the Borrower, (4) the distribution by the Borrower to the Permitted Holders of any proceeds from the offering and cash generated from operations, (5) the issuance of Stock of IPO Listco or the Borrower to the public and the use of proceeds therefrom to pay transaction expenses, distribute funds as a reimbursement for capital expenditures, and other purposes approved by a Permitted Holder, (6) the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between and among the Borrower, IPO Listco, the Permitted Holders and their respective Subsidiaries and (7) any other transactions and documentation reasonably related to the foregoing or necessary or appropriate in the view of the Permitted Holders or the board of directors of the Borrower or any direct or indirect Parent Entity in connection with a Qualifying IPO.

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“IRS” shall mean the U.S. Internal Revenue Service.

“ISO” shall mean “independent system operator,” as further defined by FERC policies, orders and regulations.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published in the International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by a L/C Issuer and the Borrower or any of its Subsidiaries or in favor of a L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” shall mean (x) Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank N.A., Bank of Montreal, BMO Capital Markets Corp., CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs Bank USA, ING Capital LLC, Mizuho Bank, Ltd., MUFG Bank, Ltd., National Bank of Canada, Royal Bank of Canada, Banco Santander, S.A., New York Branch, The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners for the Lenders under this Agreement and the other Credit Documents with respect to the Initial Credit Facilities made available on the Closing Date and (y) the Amendment No. 1 Lead Arrangers (as defined in Amendment No. 1).

“Junior Indebtedness” shall have the meaning provided in Section 10.7(a).

“Junior Lien Intercreditor Agreement” shall mean an Intercreditor Agreement among the representative of such holders of Indebtedness junior to the Obligations, the Collateral Agent, the Collateral Trustee (if applicable), the Borrower and any First Lien Secured Parties from time to time party thereto, whether on the Closing Date or at any time thereafter, substantially in the form of Exhibit M or in a form that is reasonably satisfactory in form and substance to the Borrower and the Collateral Agent.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Commitment” shall mean, as of any date, an amount equal to the aggregate amount of Revolving Commitments as of such date, as the same may be reduced from time to time pursuant to Section 4.2(c).

“L/C Exposure” shall mean, with respect to any Revolving Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings under Letters of Credit in respect of which such Lender has made (or is required to have made) payments to the L/C Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Revolving Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings under Letters of Credit in respect of which the Lenders have made (or are required to have made) payments to the L/C Issuer pursuant to Section 3.4(a)).

“L/C Fee” shall have the meaning provided in Section 4.1(c).

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“L/C Issuer” shall mean (a) on the Closing Date, (x) solely with respect to any Existing Letter of Credit issued by it, MUFG Bank, Ltd., Mizuho Bank, Ltd. and Goldman Sachs Bank USA and (y) Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank N.A., Citibank, N.A., Royal Bank of Canada, Bank of Montreal, and Sumitomo Mitsui Banking Corporation and (b) at any time such Person who shall become a L/C Issuer pursuant to Section 3.6 (it being understood that if any such Person ceases to be a Revolving Lender hereunder, such Person will remain an L/C Issuer with respect to any Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer reasonably acceptable to the Borrower, and in each such case, the term “L/C Issuer” shall include any such Affiliate or Lender with respect to Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Maturity Date” shall mean the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate Stated Amount of all outstanding Letters of Credit plus the aggregate principal amount of all Unpaid Drawings under all Letters of Credit, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any law or rule of uniform practices to which any Letter of Credit is subject (including Rule 3.13 and Rule 3.14 of the ISP) or similar terms in the Letter of Credit itself, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“LandCo Transaction” shall mean any transaction or series of transactions (i) where the Borrower and/or any of its Restricted Subsidiaries sells, leases, transfers and/or grants easements across the Ravenswood Property (limited to the North Parcel), the Aurora Property and/or the Doswell Property, in each case, that is no longer used or useful in, or otherwise surplus to (after taking into account any easements or other rights granted to the Borrower or any of its Restricted Subsidiaries), the operation of the existing power generation facilities in respect of such properties (in each case as determined by the Borrower) to an Affiliate or an Unrestricted Subsidiary for at least fair market value (as determined by, in the case of a sale or lease, an appraiser mutually acceptable to the lessor and lessee or seller and buyer, as applicable, of such property) and/or to a third party, as applicable, or (ii) pursuant to (A) the Site Option Agreement or (B) any agreements entered into in connection with the Site Option Agreement upon exercise of one or more of the options granted thereunder.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Class of Loans or Commitments hereunder as of such date of determination.

“Latest Term Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Term B Loan as of such date of determination.

“LCT Election” shall have the meaning provided in Section 1.11.

“LCT Test Date” shall have the meaning provided in Section 1.11.

“Lender” shall have the meaning provided in the preamble to this Agreement.

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“Lender Default” shall mean (a) the refusal or failure (which has not been cured) of a Lender to (i) make available its portion of any Borrowing or to fund its portion of any Unpaid Drawing under Section 3.4 that it is required to make hereunder within two (2) Business Days, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay any other amount required to be paid by it hereunder, (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (c) a Lender has failed to confirm (within one (1) Business Day after a request for such confirmation is received by such Lender) in a manner reasonably satisfactory to the Administrative Agent, the Borrower and, in the case of a Revolving Lender, each L/C Issuer that it will comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such L/C Issuer or the Borrower), (d) a Lender being deemed insolvent or becoming the subject of a bankruptcy or insolvency proceeding or has admitted in writing that it is insolvent; provided that a Lender Default shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Stock in the applicable Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide the applicable Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the applicable Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the applicable Lender, or (e) a Lender that has, or has a direct or indirect parent company that has, other than through an Undisclosed Administration, (i) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity or (ii) become the subject of a Bail-In Action.

“Lender Presentation” shall mean the Lender Presentation, dated July 29, 2024, relating to the Credit Facilities and the Transactions.

“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a)(i) or 3.10.

“Letters of Credit Outstanding” shall mean, at any time, with respect to any L/C Issuer, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit issued by such L/C Issuer and (b) the aggregate principal amount of all Unpaid Drawings in respect of all such Letters of Credit. References herein and in the other Credit Documents to the Letters of Credit Outstanding shall be deemed to refer to the Letters of Credit Outstanding in respect of all Letters of Credit issued by the applicable L/C Issuer or to the Letters of Credit Outstanding in respect of all Letters of Credit, as the context requires.

“Letter of Credit Request” shall have the meaning provided in Section 3.2(a).

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Limited Condition Transaction” shall mean (i) any Permitted Acquisition or other permitted acquisition or Investment, merger, asset sale, fundamental change, designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or other transaction that the Borrower or one or more of its Restricted Subsidiaries is contractually committed to consummate and whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or restricted payment requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge. repayment or payment.

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“Loan” shall mean any Revolving Loan or Term B Loan made by any Lender hereunder.

“LS Power” shall mean LS Power Development, LLC, and any successor in interest thereto.

“Major Maintenance Expenses” shall mean all costs, other than administrative costs and costs incurred in connection with the day-to-day operation and maintenance of the Projects, incurred by the Borrower or its Restricted Subsidiaries for any overhaul, major maintenance, conversion, development, expansion, improvement, repair, reliability improvement, regulatory requirement or upgrade of any Project or any part thereof or in connection with any long-term service, turbine maintenance, spare parts, contractual services, or warranty agreements or similar agreements (excluding any such costs that are payable by other Persons under warranty or similar agreements or insurance policies) or otherwise categorized as major maintenance in the Borrower’s presentation of historical financial results.

“Management Agreement” shall mean the Transition Services Agreement to be entered into on or about the Closing Date, between Lightning Power Operations, LLC, a newly formed special purpose vehicle and Affiliate of LS Equity Partners III, L.P. and the Borrower, as amended, restated, modified, supplemented, replaced, extended, renewed or restructured to the extent such an amendment, restatement, amendment and restatement, modification, supplement, replacement, extension, renewal or restructuring (together with any other amendment or supplemental agreements) is (i) not materially adverse, taken as a whole, to the Lenders (in the good faith determination of the Borrower) or (ii) on terms substantially consistent, taken as a whole, with the terms as of the Closing Date.

“Management Investors” shall mean the officers, directors, employees and other members of the management of any parent of the Borrower, the Borrower or any of the Borrower’s respective Subsidiaries, or family members or relatives of any thereof (provided that, solely for purposes of the definition of “Permitted Holders”, such family members or relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Borrower), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date Beneficially Own or have the right to acquire, directly or indirectly, Stock of the Borrower or any parent of the Borrower.

“Master Agreement” shall have the meaning provided in the definition of “Hedging Agreement”.

“Material Adverse Effect” shall mean any circumstances or conditions affecting the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, that would, in the aggregate, materially adversely affect (a) the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents (taken as a whole) or (b) the material rights or remedies (taken as a whole) of the Administrative Agent, the Collateral Representative and the Lenders under the Credit Documents.

“Material Indebtedness” shall mean at any time any Indebtedness (other than the Obligations) of the Borrower or any Restricted Subsidiary in an outstanding principal amount exceeding the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period at such time.

“Material Intellectual Property” shall mean any Intellectual Property that is, in the good faith determination of the Borrower, material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

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“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP, then the Borrower shall, on the date on which the Officer’s Certificate delivered pursuant to Section 9.1(c) of this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that no Receivables Entity or no Securitization Subsidiary shall be a Material Subsidiary.

“Maturity Date” shall mean the Term B Maturity Date, the Revolving Credit Maturity Date, any Incremental Term B Maturity Date, any maturity date related to any Extension Series of Extended Term B Loans, any maturity date related to any Extension Series of Extended Revolving Commitments, any maturity date related to any Refinancing Term B Loan, any maturity date related to any Refinancing Revolving Loan or any maturity date related to any Replacement Term B Loan, as applicable.

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“Maximum Incremental Facilities Amount” shall mean, at any date after the Closing Date, the sum of (1) the greater of (x) $765,000,000 and (y) an amount equal to 85% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), plus (2) all voluntary prepayments of the Term B Loans, Incremental Term B Loans, Permitted Other Debt, other Indebtedness that ranks pari passu with the Obligations, permanent commitment reductions of the Revolving Commitment or any other revolving or letter of credit facility that ranks pari passu with the Obligations on or prior to the incurrence or establishment of the applicable Incremental Facility (in each case, except to the extent (i) funded with proceeds of long term refinancing Indebtedness (other than revolving loans) or (ii) the prepaid Indebtedness was originally incurred under clause (4) below), plus (3) the amount available under the dollar basket set forth in Section 10.1(n) at such time (it being understood that usage of such amount shall reduce availability under such basket on a dollar-for-dollar basis), plus (4) an unlimited additional amount so long as, in the case of this clause (4) only, such amount at such time could be incurred without causing (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Term B Loans and Revolving Loans, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed the greater of (A) 4.00:1.00 and (B) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) immediately prior to the incurrence of such Indebtedness and use of proceeds thereof, (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Credit Facilities, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed the greater of (A) 4.50:1.00 and (B) the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) immediately prior to the incurrence of such Indebtedness and use of proceeds thereof, and (z) in the case of unsecured Indebtedness or Indebtedness secured only by Liens on assets that do not constitute Collateral, either (I) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) to exceed the greater of (A) 5.00:1.00 and (B) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) immediately prior to the incurrence of such Indebtedness and use of proceeds thereof or (II) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) to be less than the lesser of (A) 2.00:1.00 and (B) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) immediately prior to the incurrence of such Indebtedness and use of proceeds thereof, in each case, after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of Indebtedness in connection therewith), and assuming for purposes of this calculation that (i) the full committed amount of any New Revolving Commitments then being incurred shall be treated as outstanding for such purpose, (ii) the full committed amount of any Incremental Letter of Credit Commitment then being incurred shall be treated as issued for such purpose and (iii) cash proceeds of any such Incremental Facility or Permitted Other Debt then being incurred shall not be netted from Consolidated Total Debt Indebtedness for purposes of calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable; provided, however, that if amounts incurred under this clause (4) are incurred concurrently with the incurrence of Incremental Facilities in reliance on clause (1) and/or clause (2) and/or clause (3) above or under any other fixed dollar basket set forth in this Agreement (other than the Revolving Credit Facility), the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or the Fixed Charge Coverage Ratio shall be determined for purposes of clause (4) above without giving effect to such amounts incurred in reliance on clause (1) and/or clause (2) and/or clause (3) or such fixed dollar basket solely for the purpose of determining whether such concurrently incurred amounts incurred under this clause (4) are permissible). Notwithstanding anything to the contrary herein, it is understood that (A) if the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, incurrence test is met, then, at the election of the Borrower, any Incremental Facility or Permitted Other Debt may be incurred under clause (4) above regardless of whether there is capacity under clause (1) and/or clause (2) and/or clause (3) above or such fixed dollar basket and (B) any portion of any Incremental Facility or Permitted Other Debt incurred in reliance on clause (1) and/or clause (2) and/or clause (3) or such fixed dollar basket may be reclassified, as the Borrower may elect from time to time, as incurred under clause (4) if the Borrower meets the applicable leverage under clause (4) at any time on a Pro Forma Basis.

“Maximum Tender Condition” shall have the meaning provided in Section 2.17(b).

“MFN Adjustment” shall have the meaning provided in Section 2.14(d)(iv).

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term SOFR Loans, $5,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing) and (b) with respect to a Borrowing of ABR Loans, $1,000,000 (or, if less, the entire remaining Commitments of any applicable Credit Facility at the time of such Borrowing).

“Minimum Tender Condition” shall have the meaning provided in Section 2.17(b).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).

“MNPI” shall mean, with respect to any Person, information and documentation that is (a) of a type that would not be publicly available (and could not be derived from publicly available information) if such Person and its Subsidiaries were public reporting companies and (b) material with respect to such Person, its Subsidiaries or the respective securities of such Person and its Subsidiaries for purposes of U.S. federal and state securities laws, in each case, assuming such laws were applicable to such Person and its Subsidiaries.

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“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Collateral Representative for the benefit of the Secured Parties in respect of that Mortgaged Property, in a form to be mutually agreed with the Administrative Agent.

“Mortgaged Property” shall mean all Real Estate (i) set forth on Schedule 1.1(c) and (ii) with respect to which a Mortgage is required to be granted pursuant to Section 9.14(b).

“Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA (i) to which any Credit Party or any ERISA Affiliate is then making or has an obligation to make contributions or (ii) with respect to which any Credit Party or any ERISA Affiliate would reasonably be expected to incur liability pursuant to Title IV of ERISA.

“Narrative Report” shall mean, with respect to the financial statements for which such narrative report is required, a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries for the applicable period to which such financial statements relate. For the avoidance of doubt, the Narrative Report to be delivered with respect to such applicable period may be identical to any Narrative Report (or its functional equivalent) delivered in connection with the 2024 Notes.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Necessary CapEx” shall mean Capital Expenditures that are required by Applicable Law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary CapEx” does not include any Capital Expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Necessary CapEx Debt” shall mean Indebtedness of the Borrower or its Restricted Subsidiaries incurred for the purpose of financing Necessary CapEx.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any Restricted Subsidiary in respect of such Prepayment Event, as the case may be, less (b) the sum of:

(i)             the amount, if any, of (A) all Taxes (including in connection with any repatriation of funds) paid or estimated by the Borrower in good faith to be payable by the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary and (B) all payments paid or estimated by the Borrower in good faith to be payable by the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to the Shared Services and Tax Agreements in connection with such Prepayment Event,

(ii)            the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any Restricted Subsidiary (including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction); provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the date of such reduction,

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(iii)           the amount of any Indebtedness (other than Indebtedness hereunder and any other Indebtedness secured by a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) secured by a Lien on the assets that are the subject of such Prepayment Event, to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv)          in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (with any expenditures made up to 180 days prior to the date of receipt of Net Cash Proceeds deemed to have been reinvested within Reinvestment Period at the option of the Borrower) (or intends to reinvest within the Reinvestment Period, has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification prior to the last day of the Reinvestment Period) in the business of the Borrower or any Restricted Subsidiary (subject to Section 9.16), including for the repair, restoration or replacement of an asset or assets subject to such Prepayment Event; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment or provided a Restoration Certification on or prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Borrower or such Restricted Subsidiary has entered into such Acceptable Reinvestment Commitment or provided such Restoration Certification, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Term B Loans in accordance with Section 5.2(a)(i),

(v)            in the case of any Asset Sale Prepayment Event, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Borrower and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction,

(vi)           in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly Owned Restricted Subsidiary as a result thereof, and

(vii)          reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer Taxes, deed or mortgage recording Taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Borrower or any Restricted Subsidiary, as applicable, in connection with such Prepayment Event, in each case, only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

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“New Contracts” shall have the meaning provided in clause (hh) of the definition of “Consolidated Adjusted EBITDA”.

“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness permitted to be issued or incurred under Section 10.1(y)(i), and any Refinancing Loans, any Replacement Term B Loans and any loans under any Replacement Facility.

“New Refinancing Lender” shall mean any Person (other than a natural Person) that is not an existing Lender and that has agreed to provide Refinancing Commitments pursuant to Section 2.15(b).

“New Refinancing Revolving Commitments” shall have the meaning provided Section 2.15(b).

“New Refinancing Term B Commitment” shall have the meaning provided in Section 2.15(b)(i).

“New Revolving Loan” shall have the meaning provided in Section 2.14(b).

“New Revolving Commitments” shall have the meaning provided in Section 2.14(a).

“New Revolving Lender” shall have the meaning provided in Section 2.14(b).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-Recourse Debt” shall mean any Indebtedness incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for a project, which Indebtedness does not provide for recourse against the Borrower or any Restricted Subsidiary of the Borrower (excluding, for the avoidance of doubt, a Non-Recourse Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Restricted Subsidiary of the Borrower (other than the Stock in, or the property or assets of, a Non-Recourse Subsidiary); provided, however, that the following shall be deemed to be Non-Recourse Debt: (i) guarantees with respect to debt service reserves established with respect to a Non-Recourse Subsidiary to the extent that such guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such guarantee; (ii) contingent obligations of the Borrower or any Restricted Subsidiary to make capital contributions to a Non-Recourse Subsidiary; (iii) any credit support or liability consisting of reimbursement obligations in respect of letters of credit issued hereunder to support obligations of a Non-Recourse Subsidiary, (iv) agreements of the Borrower or any Restricted Subsidiary to provide, or guarantees or other credit support (including letters of credit) by the Borrower or any Restricted Subsidiary of any agreement of another Restricted Subsidiary to provide, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Non-Recourse Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy, (v) any agreements containing Hedging Obligations, and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, commercial or trading agreements and any other similar agreements entered into between the Borrower or any Restricted Subsidiary with or otherwise involving any other Non-Recourse Subsidiary, including any guarantees or other credit support (including letters of credit) in connection therewith, (vi) any Investments in a Non-Recourse Subsidiary and, for the avoidance of doubt, pledges by the Borrower or any Restricted Subsidiary of the equity interests of any Non-Recourse Subsidiary that are directly owned by the Borrower or any Restricted Subsidiary in favor of the agent or lenders in respect of such Non-Recourse Subsidiary’s Non-Recourse Debt and (vii) any Performance Guarantees related to clauses (i) through (vi).

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“Non-Recourse Subsidiary” shall mean (i) any Restricted Subsidiary of the Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which Subsidiary and such Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part, by Non-Recourse Debt, or (y) Stock in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) Indebtedness or other obligations of the Borrower or its Subsidiaries or other Persons and (ii) any Restricted Subsidiary of a Non-Recourse Subsidiary.

“Non-U.S. Lender” shall mean any Agent or Lender that is not a U.S. Person.

“North Parcel” shall mean an approximately seven (7) acre parcel referred to as of the Closing Date as the “North Parcel” on the Ravenswood Property.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party or Restricted Subsidiary arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured CA Cash Management Agreement or Secured CA Hedging Agreement, in each case, entered into with the Borrower or any Restricted Subsidiary, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, other than (x) Excluded Swap Obligations, (y) Permitted Other Debt Obligations secured pursuant to the Security Documents and (z) First Lien Obligations (as defined in the Collateral Trust Agreement) other than Credit Agreement Obligations (as defined in the Collateral Trust Agreement). Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) (i) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document and (ii) exclude, notwithstanding any term or condition in this Agreement or any other Credit Documents, any Excluded Swap Obligations, Permitted Other Debt Obligations secured pursuant to the Security Documents and First Lien Obligations (as defined in the Collateral Trust Agreement) other than Credit Agreement Obligations (as defined in the Collateral Trust Agreement).

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Authorized Officer of the Borrower.

“Operations Failure” shall have the meaning provided in the definition of “EBITDA Lost as a Result of a Unit Outage”.

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“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” shall mean, with respect to any recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, Taxes imposed as a result of any current or former connection between such recipient and the jurisdiction imposing such Tax (other than any such connection arising from such recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or having been a party to or having engaged in any other transaction pursuant to or enforced, this Agreement or any other Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean any and all present or future stamp, registration, court, documentary or any other excise, property or similar Taxes (including interest, fines, penalties, additions to such Taxes) arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, from the receipt or perfection of a security interest under, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7).

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or any L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Borrower.

“Participant Register” shall have the meaning provided in Section 13.6(c)(iii).

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participating Receivables Grantor” shall mean the Borrower or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.

“Patriot Act” shall have the meaning provided in Section 13.8.

“Payment Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default under Section 11.1.

“Payment Recipient” shall have the meaning assigned to it in Section 12.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

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“Performance Guaranty” shall mean any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of, or Stock in, an Excluded Project Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Excluded Project Subsidiary, or (c) performance by an Excluded Project Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Subsidiary Guarantor, or designated as an Unrestricted Subsidiary pursuant to the terms hereof, (b) such acquisition shall result in the Collateral Representative, for the benefit of the applicable Secured Bank Parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Sections 9.11, 9.12 and/or 9.14, and (c) after giving effect to such acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 9.16.

“Permitted Contract” shall have the meaning provided in Section 10.2(bb).

“Permitted Debt Exchange” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.17(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.17(a).

“Permitted Holders” shall mean (a) any of the Management Investors, (b) the Sponsor and each other Person holding at least 5% of the Stock of the Borrower (or a Parent Entity) as of the Closing Date (and their respective Affiliates and any funds, partnerships or other co-investment and continuation vehicles managed, advised or controlled by the foregoing or their respective Affiliates), (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the persons set forth in clauses (a) and (b), collectively, have Beneficial Ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any other Parent Entity, (d) any Parent Entity, for so long as more than 50% of the total voting power of the Voting Stock of such Parent Entity is Beneficially Owned, directly or indirectly, by one or more of the Persons described in the foregoing clauses (a) through (c), (e) any entity (other than a Parent Entity) through which a Parent Entity described in clause (d) directly or indirectly holds Stock of the Borrower and has no other material operations other than those incidental thereto, (f) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Stock of the Borrower or any Parent Entity and (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) whose acquisition of Beneficial Ownership or assets or properties of the Borrower constitutes a Change of Control that is not an Event of Default under Section 11.11, together with its Affiliates.

“Permitted Investments” shall mean:

(a)            securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case, having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

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(b)            securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)            commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d)            time deposits with, or domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the Administrative Agent (or any Affiliate thereof), any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(e)            repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f)            marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)            shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above;

(h)            any Secured Hedging Agreement (including any netting, set-off or netting rights thereunder); and

(i)            in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a)            Liens for Taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP or that are not required to be paid pursuant to Section 9.4;

(b)            Liens in respect of property or assets of the Borrower or any Restricted Subsidiary of the Borrower imposed by Applicable Law, such as carriers’, landlords’, construction contractors’, warehousemen’s and mechanics’ Liens and other similar Liens, arising in the ordinary course of business or in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity, in each case, so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

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(c)            Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d)            Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, employee benefit and pension liability and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, surety, performance and return-of-money bonds and other similar obligations, in each case, incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Investments permitted by Section 10.5;

(e)            ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries of the Borrower are located;

(f)            easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), oil, gas and other mineral interests, royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries of the Borrower, taken as a whole;

(g)            any exception shown on a final survey incidental to the conduct of the business of the Borrower or any of the Restricted Subsidiaries or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower or any of the Restricted Subsidiaries and any exception on the final title searches provided under Section 9.14(d)(ii) in connection with any Mortgaged Property;

(h)            any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Borrower or any Restricted Subsidiary of the Borrower as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted by this Agreement;

(i)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)             Liens on goods or inventory the purchase, shipment or storage price of which is financed by a commercial letter of credit or banker’s acceptance issued or created for the account of the Borrower or any Restricted Subsidiary of the Borrower; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiary in respect of such letter of credit or banker’s acceptance to the extent permitted under Section 10.1;

(k)            leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries of the Borrower, taken as a whole;

(l)             Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any Restricted Subsidiary of the Borrower;

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(m)           Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(n)            Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(o)            (i) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case, arising in connection with a Permitted Receivables Financing and (ii) Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing;

(p)            any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries of the Borrower, taken as a whole;

(q)            any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Borrower or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(r)            [reserved];

(s)            rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(t)            Liens arising under any obligations or duties affecting any of the property, the Borrower or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(u)            rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held;

(v)            any obligations or duties, affecting the property of the Borrower or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit;

(w)            a set-off or netting rights granted by the Borrower or any Restricted Subsidiary of the Borrower pursuant to any Hedging Agreements, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(x)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

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(y)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(z)            Liens on cash and Permitted Investments that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Permitted Investments are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Permitted Investments are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;

(aa)          with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Applicable Laws; and

(bb)         Liens on Stock of an Unrestricted Subsidiary or Excluded Project Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary or Excluded Project Subsidiary.

“Permitted Other Debt” shall mean, collectively, Permitted Other Loans and Permitted Other Notes.

“Permitted Other Debt Documents” shall mean any agreement, document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Debt by any Credit Party.

“Permitted Other Debt Obligations” shall mean, if any Permitted Other Debt is issued, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Permitted Other Debt Document and, if applicable, under any Security Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Debt Obligations of the applicable Credit Parties under the Permitted Other Debt Documents and, if applicable, under any Security Document (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Debt Documents and, if applicable, under any Security Document) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Credit Party under any Permitted Other Debt Document and, if applicable, under any Security Document.

“Permitted Other Debt Secured Parties” shall mean the holders from time to time of secured Permitted Other Debt Obligations (and any representative on their behalf).

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“Permitted Other Loans” shall mean senior secured or unsecured loans or other Indebtedness (other than notes, but including letter of credit facilities) (which Indebtedness, if secured by a Lien on any of the Collateral, may be secured pari passu with the Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Obligations), in either case, issued or incurred by the Borrower or a Restricted Subsidiary, (a) other than with respect to a letter of credit facility, if such Permitted Other Loans are established, issued or incurred (and for the avoidance of doubt, not “assumed”), the scheduled final maturity of which are no earlier than the scheduled final maturity of the Initial Term B Loans (or, in the case of Permitted Other Loans that are unsecured or secured by a Lien ranking junior to the Lien securing the Obligations, no earlier than 91 days after the scheduled final maturity of the Initial Term B Loans) or, in the case of any Permitted Other Loans that are established, issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by Section 10.1, no earlier than the scheduled final maturity and Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments), (b) other than with respect to a letter of credit facility, if such Permitted Other Loans are established, issued or incurred (and for the avoidance of doubt, not “assumed”), the Weighted Average Life to Maturity of which are no earlier than the Weighted Average Life to Maturity of the Initial Term B Loans or, in the case of any Permitted Other Loans that are established, issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by Section 10.1, no earlier than the Weighted Average Life to Maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness, (c) if issued by the Borrower or a Guarantor, of which no Restricted Subsidiary of the Borrower (other than a Guarantor and, for the avoidance of doubt, the Borrower) is an obligor and (d) if secured by a Lien on any of the Collateral, are not secured by any assets of a Credit Party other than all or any portion of the Collateral, provided, the requirements of the foregoing clause (a) and (b) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements.

“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may be secured pari passu with the Obligations (without regard to control of remedies), may be secured by a Lien ranking junior to the Lien securing the Obligations or may be secured solely by assets that do not constitute Collateral), in each case, either issued or incurred by the Borrower or a Restricted Subsidiary, (a) if such Permitted Other Notes are issued or incurred (and for the avoidance of doubt, not “assumed”), the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments) prior to, at the time of incurrence, the Latest Term Maturity Date (or, in the case of Permitted Other Notes that are unsecured or secured by a Lien ranking junior to the Lien securing the Obligations, no earlier than 91 days after the Latest Term Maturity Date) or, in the case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 10.1, prior to the scheduled maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness, (b) other than as required by clauses (a) and (c) of this definition, the covenants and events of default of which, taken as a whole, are not materially more restrictive to the Borrower and the Restricted Subsidiaries than the terms of the Initial Term B Loans unless (1) Lenders under the Initial Term B Loans also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or (3) any such provisions apply after the Latest Term Maturity Date), (c) if issued by the Borrower or a Guarantor, of which no Restricted Subsidiary of the Borrower (other than a Guarantor and, for the avoidance of doubt, the Borrower) is an obligor, and (d) if secured by a Lien on any of the Collateral, are not secured by any assets of a Credit Party other than all or any portion of the Collateral; provided, the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements.

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“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, guarantees, purchase obligations and indemnities and other customary forms of support, in each case, made in connection with such facilities) to the Borrower and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in any transactions or series of transactions purporting to be sales of Receivables Facility Assets, directly or indirectly, to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest, including security interest, in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary.

“Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization, so long as, after giving effect thereto, the security interest of the Collateral Representative, for the benefit of the Lenders, in the Collateral, taken as a whole, is not materially impaired (as determined by the Borrower in good faith).

“Permitted Sale Leaseback” shall mean any Sale Leaseback existing on the Closing Date or consummated by the Borrower or any Restricted Subsidiary after the Closing Date; provided that any such Sale Leaseback consummated after the Closing Date not between (a) a Credit Party and another Credit Party or (b) a Restricted Subsidiary that is not a Credit Party and another Restricted Subsidiary that is not a Credit Party is consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $75,000,000, the board of directors of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” shall mean any individual, corporation, partnership, joint venture, firm, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or other enterprise or entity.

“PJM” shall mean PJM Interconnection, L.L.C. or any other entity succeeding thereto.

“Platform” shall have the meaning provided in Section 13.17(c).

“Pledge Agreement” shall mean (a) the Pledge Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified or replaced from time to time), entered into by the Credit Parties party thereto and the Collateral Trustee for the benefit of the Secured Parties, and (b) any other Pledge Agreement with respect to any or all of the Obligations delivered pursuant to Section 9.12.

“Post-Transaction Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Preferred Stock” shall mean any Stock or Stock Equivalents with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event, Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event.

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“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated Adjusted EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated Adjusted EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings and other adjustments), as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case, in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (A) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000 or the aggregate Pro Forma Adjustment would be less than $25,000,000 and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, that the applicable amount of such synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, shall be without duplication for synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any Subsidiary of the Borrower, shall be excluded, and (ii) in the case of a permitted acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Borrower or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Borrower or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated Adjusted EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Borrower or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of “Acquired EBITDA”.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975(c) of the Code.

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“Projects” means, collectively, Wholly Owned Projects.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Restricted Subsidiaries; (ii) all sales, conveyances, assignments or contributions of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties, covenants, guarantees, purchase obligations and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary).

“Qualifying IPO” shall mean any transaction or series of transactions, that results in, or following which, any common equity interests of the Borrower or any direct or indirect parent company, or any IPO Listco that the Borrower will distribute to its direct or indirect parent company in connection with a Qualified IPO being publicly traded on any United States national securities exchange or over-the-counter market.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Term B Loans available, a Nationally Recognized Statistical Rating Organization selected by the Borrower which shall be substituted for Moody’s, Fitch or S&P, as the case may be.

“Rating Event” shall mean, with respect to a Change of Control, the rating on the Term B Loans is lowered by both of S&P and Moody’s on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Term B Loans is under publicly announced consideration for a possible downgrade by either of S&P or Moody’s) after the earlier of (1) the occurrence of such Change of Control and (2) public disclosure by the Borrower of the occurrence of such Change of Control or the Borrower’s intention to effect such Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus will be deemed not to be a Rating Event for such Change of Control) if S&P and Moody’s making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Administrative Agent in writing at the Borrower’s or the Administrative Agent’s request that the reduction was the result solely from the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event); provided further, that no Rating Event shall occur if following such decrease in rating, (x) the Term B Loans are rated Investment Grade by at least two Rating Agencies or (y) the ratings of the Term B Loans by at least two Rating Agencies are equal to or better than their respective ratings on the Closing Date.

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“Ravenswood Payments” shall mean (i) any asset sale proceeds, rental or lease payments or other payments in connection with the sale or lease of (or the granting of an easement across) the North Parcel and (ii) any other payments received from Persons other than the Borrower and its Subsidiaries in connection with LandCo Transactions related to the Ravenswood Property.

“Ravenswood Property” shall mean the land and any improvements located thereon, including the approximately 2,002MW natural gas-fired facility, which land and improvements are associated with the address of 37-20 37th Avenue, Long Island City, New York (Queens County) and parcel identifier Section 3, Block 357, Lot 1 in the Borough of Queens, and owned on the Closing Date by TC Ravenswood, LLC, a New York limited liability company.

“Real Estate” shall mean any interest in land, buildings, improvements and fixtures owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment.

“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.

“Receivables Facility Assets” shall mean currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and all proceeds of such receivables and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any Receivables Facilities Assets or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with any Permitted Receivables Financing.

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“Receivables Indebtedness” shall mean, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Securitization Facility but excluding any account receivable factoring facility entered into incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time, owing to any Person who is not the Borrower or any Restricted Subsidiary.

“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking (or transfer under threat of condemnation) under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.

“Recovery Prepayment Event” shall mean the receipt of cash proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Borrower or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.

“Redemption Notice” shall have the meaning provided in Section 10.7(a).

“Reduction” shall have the meaning provided in Section 5.2(a)(iv).

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 6:00 a.m. on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” shall have the meaning provided in Section 2.15(b)(i).

“Refinanced Term B Loans” shall have the meaning provided in Section 13.1.

“Refinancing Amendment” shall have the meaning provided in Section 2.15(b)(vii).

“Refinancing Commitments” shall have the meaning provided in Section 2.15(b)(i).

“Refinancing Facility Closing Date” shall have the meaning provided in Section 2.15(b)(iv).

“Refinancing Facility” shall mean any new Class of Loans or Commitments or increases to existing Classes of Loans or Commitments established pursuant to Section 2.15(b).

“Refinancing Lenders” shall have the meaning provided in Section 2.15(b)(iii).

“Refinancing Loan” shall have the meaning provided in Section 2.15(b)(ii).

“Refinancing Loan Request” shall have the meaning provided in Section 2.15(b)(i).

“Refinancing Revolving Commitments” shall have the meaning provided in Section 2.15(b)(i).

“Refinancing Revolving Lender” shall have the meaning provided in Section 2.15(b)(iii).

“Refinancing Revolving Loan” shall have the meaning provided in Section 2.15(b)(ii).

“Refinancing Term B Commitments” shall have the meaning provided in Section 2.15(b)(i).

“Refinancing Term B Lender” shall have the meaning provided in Section 2.15(b)(iii).

“Refinancing Term B Loan” shall have the meaning provided in Section 2.15(b)(ii).

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“Refinancing Term B Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Reinvestment Period” shall mean 18 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event; provided that, any expenditures made up to 180 days prior to the date of receipt of Net Cash Proceeds may, at the option of the Borrower, be deemed to have been reinvested within such 18-month Reinvestment Period.

“Rejection Notice” shall have the meaning provided in Section 5.2(h).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Governmental Body” shall mean the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Repayment Amount” shall mean an Initial Term B Repayment Amount, an Extended Term B Repayment Amount, an Incremental Term B Repayment Amount, a Refinancing Term B Repayment Amount, or a Replacement Term B Repayment Amount scheduled to be repaid on any date.

“Replaced Revolving Loans” shall have the meaning provided in Section 13.1.

“Replacement Facility” shall have the meaning provided in Section 13.1.

“Replacement Revolving Commitments” shall mean commitments to make Permitted Other Loans that are provided by one or more lenders, in exchange for, or which are to be used to refinance, replace, renew, modify, refund or extend Revolving Commitments (and related Revolving Loans), Extended Revolving Commitments (and related Extended Revolving Loans), Additional Revolving Commitments (and related Additional Revolving Loans) or previous Replacement Revolving Commitments (and related Permitted Other Loans); provided that, substantially contemporaneously with the provision of such Replacement Revolving Commitments, Commitments of the Classes being exchanged, refinanced, replaced, renewed, modified refunded or extended (the “Replaced Classes”) are reduced and permanently terminated (and any corresponding Loans outstanding prepaid) in the manner (except with respect to Replacement Revolving Commitments and related Permitted Other Loans) set forth in Section 5.2(e), in an amount such that, after giving effect to such replacement, the aggregate principal amount of Replacement Revolving Commitments plus the aggregate principal amount of Commitments or commitments of the Replaced Classes remaining outstanding after giving effect to such replacement do not exceed the aggregate principal amount of Commitments or commitments of the Replaced Classes that was in effect immediately prior to the replacement.

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“Replacement Term B Loans” shall have the meaning provided in Section 13.1.

“Replacement Term B Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty-day notice period has been waived.

“Reporting Deliverable” has the meaning set forth in Section 1.2(n).

“Repricing Transaction” shall mean (i) any prepayment or repayment of Initial Term B Loans with the proceeds of, or any conversion of Initial Term B Loans into, any substantially concurrent issuance of new or replacement tranche of broadly syndicated, floating rate Dollar-denominated senior secured first lien term “b” loans under credit facilities the primary purpose (as determined by the Borrower in good faith) of which is to reduce the Yield applicable to the Initial Term B Loans, and (ii) any amendment to the Initial Term B Loans (or any exercise of any “yank-a-bank” rights in connection therewith) the primary purpose of which is to reduce the Yield applicable to the Initial Term B Loans; provided that a Repricing Transaction shall not include any such prepayment, repayment or amendment in connection with (x) a Change of Control or other “change of control” transaction, (y) initial public offering of the Borrower or any direct or indirect parent thereof or (z) a Permitted Acquisition, other Investment, merger, amalgamation, dissolution, liquidation, consolidation or disposition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition or other Investment, merger, amalgamation, dissolution, liquidation, consolidation or disposition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Acquisition, other Investment, merger, amalgamation, dissolution, liquidation, consolidation or disposition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (a) the outstanding amount of the Term B Loans in the aggregate at such date, (b)(i) the Adjusted Total Revolving Commitment at such date or (ii) if the Total Revolving Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Loans and L/C Exposure (excluding the Revolving Loans and L/C Exposure of Defaulting Lenders) in the aggregate at such date, (c)(i) the Adjusted Total Extended Revolving Commitments of each Extension Series at such date or (ii) if the Total Extended Revolving Commitment of any Extension Series has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Extended Revolving Loans of such Extension Series and the related L/C Exposure (excluding the Revolving Loans and L/C Exposure of Defaulting Lenders) in the aggregate at such date, and (d)(i) the Adjusted Total Additional Revolving Commitments of each tranche of Additional Revolving Commitments at such date or (ii) if the Total Additional Revolving Commitment of any tranche of Additional Revolving Commitments has been terminated or for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Additional Revolving Loans of such tranche and the related letter of credit exposure (excluding the Additional Revolving Loans and letter of credit exposure of Defaulting Lenders) in the aggregate at such date.

“Required Initial Term B Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the Initial Term B Loans at such date.

“Required Revolving Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the Adjusted Total Revolving Commitment at such date (or, if the Total Revolving Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

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“Required Term B Lenders” shall mean, at any date, Lenders having or holding a majority of the aggregate outstanding principal amount of the Term B Loans at such date.

“Requirement of Law” shall mean, as to any Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Authorized Officer of the Borrower or any Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the Reinvestment Period certifying that the Borrower or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event (x) to repair, restore, refurbish or replace the property or assets in respect of which such Recovery Prepayment Event occurred or (y) or to invest in assets used or useful in a Similar Business.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary; provided, however, that, after any Restricted Subsidiary is designated as an “Excluded Project Subsidiary” in accordance with the definition thereof (and until such time as such “Excluded Project Subsidiary” is redesignated as a “Restricted Subsidiary”), such Excluded Project Subsidiary shall not constitute a Restricted Subsidiary for purposes of this Agreement, other than for purposes of Sections 9.16, 10.1, 10.2, and 10.11.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(h).

“Retained Excess Cash Flow” shall mean the aggregate cumulative amount of Consolidated Excess Cash Flow for each Excess Cash Flow Period measured from July 1, 2024 which is not required to be prepaid pursuant to Section 5.2(a)(iv); provided that for any Excess Cash Flow Period, the amount of Retained Excess Cash Flow shall not be less than zero.

“Returns” shall mean, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“Revolving Commitment Fee Rate” shall mean 0.50% per annum. Notwithstanding the foregoing, (a) the Revolving Commitment Fee Rate in respect of any Class of Extended Revolving Commitments or Extended Revolving Loans shall be the applicable rate set forth in the relevant Extension Amendment and (b) the Revolving Commitment Fee Rate in respect of any New Refinancing Revolving Commitments, Additional Revolving Commitments or Additional Revolving Loans shall be the applicable rate set forth in the relevant Refinancing Facility, Replacement Facility or other applicable agreement.

“Revolving Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Revolving Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Commitment at such time by (b) the amount of the Total Revolving Commitment at such time; provided that at any time when the Total Revolving Commitment shall have been terminated, each Lender’s Revolving Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

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“Revolving Commitment” shall mean (a) with respect to each Revolving Lender on the Closing Date, the amount set forth opposite such Revolving Lender’s name on Schedule 1.1(a) as such Revolving Lender’s “Revolving Commitment” and (b) in the case of any Person that becomes a Revolving Lender after the Closing Date, the amount specified as such Revolving Lender’s applicable “Revolving Commitment” in the Assignment and Acceptance pursuant to which such Revolving Lender assumed a portion of the Total Revolving Commitment. On the Closing Date, the aggregate amount of the Revolving Commitments of all Revolving Lenders is $600,000,000.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Loans of such Lender then outstanding and (b) such Lender’s L/C Exposure at such time.

“Revolving Credit Facility” shall mean the revolving credit facility represented by the Revolving Commitments.

“Revolving Credit Maturity Date” shall mean August 16, 2029.

“Revolving Extension Request” shall have the meaning provided in Section 2.15(a)(iii).

“Revolving Lender” shall mean, at any time, any Lender that has a Revolving Commitment at such time (or, after the termination of its Revolving Commitment, Revolving Credit Exposure at such time).

“Revolving Loans” shall mean the Initial Revolving Loans, each additional Loan made by a Revolving Lender pursuant to Section 2.1(c), any Incremental Revolving Loans, loans under any Replacement Facility, any Refinancing Revolving Loans or any Extended Revolving Loans, as applicable.

“RTO” shall mean “regional transmission organization,” as further defined by FERC policies, orders and regulations.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions Laws” shall have the meaning provided in Section 8.19.

“Sanctions” shall have the meaning provided in Section 8.19.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency thereto.

“Section 2.15(a) Additional Amendment” shall have the meaning provided in Section 2.15(a)(v).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying Officer’s Certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Secured Bank Parties” shall mean the Administrative Agent, the Collateral Agent, the L/C Issuers, each Lender, each Hedge Bank that is party to any Secured CA Hedging Agreement, each Cash Management Bank that is a party to a Secured CA Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or appointed by the Collateral Agent with respect to matters relating to any Security Document.

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“Secured CA Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank; provided that in no event shall a Secured Cash Management Agreement as defined in the Collateral Trust Agreement be considered a Secured CA Cash Management Agreement for purposes of this Agreement.

“Secured CA Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank; provided that in no event shall a Secured Hedging Agreement as defined in the Collateral Trust Agreement be considered a Secured CA Hedging Agreement for purposes of this Agreement.

“Secured Cash Management Agreement” shall mean (i) any Secured CA Cash Management Agreement and (ii) any Secured Cash Management Agreement (as defined in the Collateral Trust Agreement).

“Secured Hedging Agreement” shall mean (i) any Secured CA Hedging Agreement and (ii) any Secured Hedging Agreement (as defined in the Collateral Trust Agreement).

“Secured Parties” shall mean the Secured Bank Parties, the Collateral Trustee (for so long as the Collateral Trust Agreement is in effect), each other First Lien Secured Party (other than the Secured Bank Parties) and each sub-agent appointed by the Collateral Representative with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization Asset” shall mean (a) any accounts receivable, inventory or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable, inventory or related asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable, inventory or related asset, lockbox accounts and records with respect to such account or asset and all proceeds of such assets and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.

“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey, assign, contribute or otherwise transfer, or may grant a security interest in, Securitization Assets, directly or indirectly, to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not the Borrower or a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” shall mean any obligation of a seller or servicer (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase, or otherwise make payments with respect to, Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase, or otherwise make payments with respect to, Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller or servicer.

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“Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of securities or notes which represent an interest in, or which are collateralized, in whole or in part, by the Loans and the Lender’s rights under the Credit Documents.

“Securitization Subsidiary” shall mean any Subsidiary of the Borrower, in each case, formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Restricted Subsidiary makes an Investment and to which the Borrower or such Restricted Subsidiary sells, conveys, assigns or otherwise transfers Securitization Assets and related assets.

“Security Agreement” shall mean the Security Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented and/or otherwise modified or replaced from time to time), entered into by the Borrower, the other grantors party thereto and the Collateral Trustee for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, (d) the Collateral Trust Agreement, the First Lien Intercreditor Agreement (if any), the Junior Lien Intercreditor Agreement (if any), and any other intercreditor agreement executed and delivered pursuant to Section 10.2 and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12, or 9.14 or pursuant to any other such Security Documents.

“Senior Notes Trustee” shall have the meaning provided in the definition of “2024 Notes Indenture.”

“Series” shall have the meaning provided in Section 2.14(a).

“Shared Services and Tax Agreements” shall mean, collectively, (i) the Management Agreement, (ii) any shared services or similar agreement to which the Borrower or any of its Restricted Subsidiaries is a party and (iii) any tax sharing agreements to which the Borrower or any of its Restricted Subsidiaries is a party.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.

“Site Option Agreement” shall mean the Site Option Agreement dated as of May 31, 2024 between Rise Light & Power, LLC and LS Power Grid New York Corporation I, as such Site Option Agreement may be amended, supplemented, delegated and/or assigned from time to time, provided that any such amendment or supplement is not materially adverse, taken as a whole, to the existing generating facilities on the Ravenswood Property (in the good faith determination of the Borrower).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning provided in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” shall have the meaning provided in the definition of “Daily Simple SOFR”.

“Solvency Certificate” shall mean a Solvency Certificate substantially in the form of Exhibit E.

“Solvent” shall have the meaning assigned to it in the Solvency Certificate.

“Specified Default” shall mean any Event of Default under Sections 11.1 or 11.5.

“Specified Existing Revolving Commitment” shall have the meaning provided in Section 2.15(a)(ii).

“Specified L/C Commitment” shall mean, with respect to any L/C Issuer, the amount set forth opposite such L/C Issuer’s name on Schedule 1.1(a) or such other amount agreed to between the Borrower and such L/C Issuer or as is specified in the agreement pursuant to which such Person becomes a L/C Issuer entered into pursuant to Section 3.6(a) hereof.

“Specified Measurement Period” shall mean the first full four fiscal quarter period for which financial statements have been delivered under Section 9.1(a) or (b) after the date that the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding and (ii) the Letters of Credit Outstanding (excluding Cash Collateralized or Backstopped Letters of Credit) exceeds 50% of the amount of the Total Revolving Commitment at such time and each full four fiscal quarter period thereafter for which financial statements have been delivered under Section 9.1(a) or (b), until the first date that the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding and (ii) Letters of Credit Outstanding (excluding Cash Collateralized or Backstopped Letters of Credit) is equal to or less than 50% of the amount of the amount of the Total Revolving Commitment at such time.

“Specified Representations” shall mean the representations and warranties made by the Borrower and, and to the extent applicable, the Guarantors, set forth in (i) Section 8.1(a) (solely with respect to valid existence), (ii) Section 8.2, (iii) Section 8.3(c) (solely with respect to the Organizational Documents of any Credit Party), (iv) Section 8.5, (v) Section 8.7, (vi) Section 8.16 (which shall be satisfied by the delivery of a Solvency Certificate), (vii) Section 8.17, and (viii) the last sentence of Section 8.19.

“Specified Transaction” shall mean, with respect to any period, any Investment, the signing of a letter of intent or purchase agreement with respect to any Investment, any merger, consolidation or Disposition of assets, Permitted Sale Leaseback, incurrence, prepayment or repayment of Indebtedness, dividend, incurrence of Lien, Subsidiary designation, fundamental change, Incremental Term B Loan, Incremental Revolving Commitments, Incremental Revolving Loans or other event (in each case, other than incurrence of Indebtedness for working capital purposes) that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean LS Power and its Affiliates and funds or partnerships managed by it or any of its Affiliates.

“SPV” shall have the meaning provided in Section 13.6(g).

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“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock unless and until such instrument is so converted or exchanged.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged.

“Subsequent Transaction” shall have the meaning provided in Section 1.11.

“Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or is a controlling general partner or controlling member. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements (which may include a Lender or any Affiliate of a Lender).

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“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, fees, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Tax Group” shall have the meaning provided in Section 10.6(d)(i).

“Term B Extension Request” shall have the meaning provided in Section 2.15(a)(i).

“Term B Facility” shall mean the facility providing for the Term B Loans.

“Term B Increase” shall have the meaning provided in Section 2.14(a).

“Term B Lender” shall mean each Lender holding a Term B Loan.

“Term B Loans” shall mean the Initial Term B Loans, any Incremental Term B Loan, any Replacement Term B Loan, any Refinancing Term B Loans or any Extended Term B Loans, as applicable.

“Term B Maturity Date” shall mean August 16, 2031.

“Term Loan Lender” shall mean each Lender holding a Term Loan.

“Term Loans” shall mean the Initial Term B Loans, any Incremental Term Loan, any Replacement Term Loan, any Refinancing Term Loans or any Extended Term Loans, as applicable.

“Term SOFR Borrowing” shall mean, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR Reference Rate”.

“Term SOFR Loan” shall mean a Loan bearing interest at a rate based on the Term SOFR Rate, other than pursuant to clause (c) of the definition of “ABR”.

“Term SOFR Rate” shall mean, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m. two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. If the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.

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“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which (a) Section 9.1 Financials have been or were required to have been delivered (or, before the first delivery of Section 9.1 Financials, the four fiscal quarter period ending on June 30, 2024) or (b) at the sole option of the Borrower, for purposes of any calculation of Consolidated Adjusted EBITDA and/or any financial ratio under this Agreement (other than with respect to determining compliance with Section 10.9), financial statements are internally available.

“Total Additional Revolving Commitment” shall mean the sum of the Additional Revolving Commitments of all the Additional Revolving Lenders.

“Total Commitment” shall mean the sum of the Commitments of all Lenders.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (a) the Total Commitment at such date, (b) if any of the Total Revolving Commitments shall have terminated on or prior to such date, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, in respect of such tranche of the Lenders most recently holding such terminated Commitments at such date and (ii) the aggregate exposure in respect of Letters of Credit of such Lenders at such date (which sum of the foregoing clauses (i) and (ii) shall, in the case of any such Lenders that are Revolving Lenders, be equal to the aggregate Revolving Credit Exposure of such Lenders) and (c) the aggregate outstanding principal amount of all Term B Loans at such date.

“Total Extended Revolving Commitment” shall mean the sum of the Extended Revolving Commitments on such date of all Lenders of each Extension Series.

“Total Revolving Commitment” shall mean the sum of the Revolving Commitments of all the Lenders.

“Transaction Expenses” shall mean any and all fees, costs, liabilities or expenses incurred or paid by the Borrower or any of its Affiliates in connection with and relating to the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby including in respect of the commitments, negotiation, syndication, documentation and closing (and post-closing actions in connection with the Collateral) of the Credit Facilities and the 2024 Notes.

“Transactions” shall mean, collectively, the (i) transactions contemplated by this Agreement to occur on or around the Closing Date (including the Closing Refinancing, the Closing Date Distribution and the entering into and funding hereunder and the payment of the Transaction Expenses), (ii) the issuance of the 2024 Notes and (iii) the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Trust Funds” means, to the extent segregated from other assets of the Loan Parties in a segregated account that contains amounts comprised solely and exclusively of such Trust Funds, cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Credit Party’s employees, (b) all taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (c) any other funds which the Borrower or any of its Restricted Subsidiaries holds in trust or as an escrow or fiduciary for another person (which is not a Restricted Subsidiary of the Borrower), or in respect of which Permitted Liens not required to be pari passu or junior to the Liens securing the Credit Facilities has been granted to another person.

“Trust Indenture Act” shall have the meaning provided in Section 12.11.

“Type” shall mean, as to any Revolving Loan, its nature as an ABR Loan or a Term SOFR Loan.

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“U.S. Government Securities Business Day” shall mean any day excluding Saturday, Sunday and any other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall mean any Agent or Lender that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the security interests in any Collateral.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Current Liability” of any Benefit Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Benefit Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Closing Date, exceeds the fair market value of the assets allocable thereto.

“Unit” shall mean an individual power plant generation system (or any operating unit thereof) comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Cash” shall mean, without duplication, (a) all cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date (other than any such amounts listed as “restricted cash” thereon) and (b) all margin deposits related to commodity positions listed as assets on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is listed on Schedule 1.1(g) hereto, (b) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (c) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (b) and (c), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation and (y) no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (d) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of (or otherwise subject to the covenants governing) any Material Indebtedness for borrowed money that is secured on a pari passu basis with the Credit Facilities. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (x) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness, with the covenant set forth in Section 10.9 (to the extent such covenant is then required to be tested) and (y) no Event of Default exists or would result from such re-designation. Notwithstanding the foregoing, no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material Intellectual Property at the time of designation.

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“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

“Wholly Owned Existing Projects” shall mean, collectively, any power generation assets in the United States that are wholly owned by the Borrower or its Restricted Subsidiaries as of the Closing Date

“Wholly Owned New Projects” shall mean, collectively, any power generation assets in the United States acquired after the Closing Date that are wholly owned by the Borrower or its Restricted Subsidiaries.

“Wholly Owned Projects” shall mean, collectively, (i) any Wholly Owned Existing Projects and (ii) any Wholly Owned New Projects.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, the Guarantors, the Agents, and any other applicable withholding agent.

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“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” shall mean, with respect to any Commitments and/or Loans, on any date of determination, the yield to maturity, in each case, based on the interest rate applicable to such Commitments and/or Loans on such date and giving effect to interest rate floors (provided that, to the extent the applicable interest rate floors are higher than the applicable interest rates, such interest rate shall be increased to the extent of such differential between such applicable interest rate floors and such applicable interest rates), and any original issue discount or upfront fees (amortized over four years), but excluding any structuring, end of term, amendment, underwriting, ticking, arrangement, commitment and other similar fees not payable to all Lenders generally providing such Commitments and/or Loans.

1.2.          Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)           Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)           The term “including” is by way of example and not limitation.

(e)           The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)           The words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g)           All references to “knowledge” or “awareness” of any Credit Party or a Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of a Credit Party or such Restricted Subsidiary.

(h)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(i)            Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

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(j)            Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(k)            For purposes of determining compliance with any one of Sections 2.14, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 9.9, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, dividend, Affiliate transaction, contractual obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Borrower (and the Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time; provided that all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1 and (ii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, dividend, Affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, dividend, Affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, dividend, Affiliate transaction, contractual obligation or prepayment of Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder).

(l)            All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.

(m)           The term “fair market value” is by way of example and not limitation and means fair market value as determined by the Borrower in good faith.

(n)           Notwithstanding anything herein to the contrary, any Default or Event of Default that occurs and is continuing solely as a result of a failure of any Credit Party to provide to the Administrative Agent, the Collateral Agent, an L/C Issuer or a Lender a notice, a report, a budget, a certificate, financial statements or any other written deliverable (collectively a “Reporting Deliverable”) prior to the date set forth in the Credit Documents with respect thereto or the expiration of the time period specified for the delivery of such Reporting Deliverable shall be cured upon delivery of such Reporting Deliverable to the Administrative Agent, the Collateral Agent, such L/C Issuer or such Lender, as applicable, notwithstanding that the time period for delivery of such Reporting Deliverable shall have expired or passed.

1.3.          Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

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(b)           Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein.

(c)           Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (or, for purposes of determining compliance with any test or covenant governing the permissibility of any transaction hereunder, during such period and thereafter and on or prior to such date of determination), Consolidated Adjusted EBITDA, Consolidated Total Assets, the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, Fixed Charge Coverage Ratio and the Consolidated Secured Net Leverage Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any ratio governing the permissibility of any transaction to be consummated on a Pro Forma Basis hereunder, (A) the cash proceeds of any incurrence of debt then being incurred in connection with such transaction shall not be netted from Consolidated Total Debt and (B) Consolidated Total Debt shall be calculated after giving effect to any prepayment of Indebtedness, in each case, for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Fixed Charge Coverage Ratio or Consolidated Total Net Leverage Ratio, as applicable. If since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of the Restricted Subsidiaries, in each case, since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (or Consolidated Adjusted EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this definition.

(d)           Notwithstanding anything to the contrary, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as Capital Leases or finance leases or otherwise reflected on the Borrower’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that would have been considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Credit Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

(e)           With respect to the determination of Consolidated Adjusted EBITDA, Consolidated Total Assets, the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Secured Net Leverage Ratio, or any determination under any other applicable provision of the Credit Documents (including the definition of Immaterial Subsidiary) made on or prior to the date on which financial statements for the fiscal quarter ending September 30, 2024 described in Section 9.1(b) have been delivered (or were required to have been delivered), such calculation will be determined for the period of four consecutive fiscal quarters ended June 30, 2024 (or, at the option of the Borrower, September 30, 2024 if internally available).

1.4.          Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.5.          References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6.          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.7.          Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.8.          Currency Equivalents Generally. For purposes of determining compliance under Sections 10.4, 10.5 and 10.6 with respect to any amount denominated in any currency other than Dollars (other than with respect to (a) any amount derived from the financial statements of the Borrower and the Subsidiaries of the Borrower or (b) any Indebtedness denominated in a currency other than Dollars), such amount shall be deemed to equal the Dollar equivalent thereof based on the average Exchange Rate for such other currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated Adjusted EBITDA for the related period. For purposes of determining compliance with Sections 10.1, 10.2 and 10.5, with respect to any amount of Indebtedness in a currency other than Dollars, compliance will be determined at the time of incurrence or advancing thereof using the Dollar equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

1.9.          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Credit Borrowing”).

1.10.        Hedging Agreements. It is understood, acknowledged and agreed (without limitation) that the following Hedging Agreements and/or Commodity Hedging Agreements shall be deemed to be entered into in the ordinary course of business and not be deemed speculative or entered into for speculative purposes for any purpose of this Agreement and all other Credit Documents: (a) any Commodity Hedging Agreement intended, at trading, inception or execution, to hedge, mitigate or manage any risks related to (i) existing and/or forecasted power generation, capacity or load of the Borrower or the Restricted Subsidiaries (whether owned or contracted) or (ii) any fuel or other inputs related to, or in connection with, any of the items listed in sub-clause (a)(i), (b) any Hedging Agreement intended, at trading, inception or execution, (i) to hedge, mitigate or manage the interest rate exposure associated of the Borrower or the Restricted Subsidiaries (including those arising under any debt securities, debt facilities or leases (existing or forecasted)), (ii) for foreign exchange or currency exchange risk mitigation or management, (iii) to manage commodity portfolio exposure associated with changes in interest rates or (iv) to hedge any exposure that the Borrower or any Restricted Subsidiary may have to counterparties under other Hedging Agreements such that the combination of such Hedging Agreements is not speculative taken as a whole and (c) any Hedging Agreement and/or Commodity Hedging Agreement, as applicable, entered into by the Borrower or any Restricted Subsidiary that was intended, at trading, inception or execution, to unwind or offset or reset existing prices under (in whole or in part) any Hedging Agreement and/or Commodity Hedging Agreement, as applicable, described in clauses (a) and (b) of this Section 1.10.

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1.11.        Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, (ii) determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11 or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets), in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (such date, the “LCT Test Date”) shall be deemed, in each case, to be at the option of the Borrower (a) in the case of any acquisition, Investment or other similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) or any other Limited Condition Transaction (other than as described in clauses (b) or (c) below) (i) the date the definitive agreement for such transaction is entered into (or the date of the effectiveness of any documentation or agreement with a substantially similar effect as a binding acquisition agreement), (ii) at the time that binding commitments to provide any debt contemplated or incurred in connection therewith are provided or at the time such debt is incurred or (iii) at the time of the consummation of the relevant transaction, (b) in the case of any dividend or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) (i) at the time such dividend or similar Limited Condition Transaction is declared, (ii) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) at the time of the making of such dividend or Limited Condition Transaction and/or (c) in the case of any irrevocable Indebtedness repurchase, repayment or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) (i) at the time of delivery of notice with respect to such repurchase, repayment or similar Limited Condition Transaction, (ii) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred or (iii) at the time of the making of such repurchase, repayment or Limited Condition Transaction, and, in each case, if, after giving Pro Forma Effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries could have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date could have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA, Consolidated Interest Expense or Consolidated Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge, repayment or consummation of such Limited Condition Transaction specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.

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1.12.        Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

1.13.        Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.10(f) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.14.        Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock at such time.

1.15.        Compliance with Certain Sections. Notwithstanding anything in this Agreement or any Credit Document to the contrary herein, with respect to any amounts incurred (including any baskets, thresholds, exceptions and any related builder or grower component) or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence and amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Amount (including clause (1)(x) of the definition of Maximum Incremental Facilities Amount) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under the applicable Incurrence-Based Amount, shall not be given effect in calculating the applicable Incurrence-Based Amount (but giving pro forma effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other Pro Forma Adjustments).

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SECTION 2.         Amount and Terms of Credit

2.1.          Commitments.

(a)           Subject to and upon the terms and conditions set forth in this Agreement, each Term B Lender holding an Initial Term B Commitment severally and not jointly agrees to make, on the Closing Date, an Initial Term B Loan to the Borrower in Dollars in an amount equal to such Lender’s Initial Term B Commitment. Each Lender’s Initial Term B Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term B Commitment on such date. The Initial Term B Loans shall be made on the Closing Date and may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. The Initial Term B Loans may be ABR Loans or Term SOFR Loans as further provided herein.

(b)            [Reserved].

(c)            (i)             Subject to and upon the terms and conditions set forth in this Agreement, each Revolving Lender having a Revolving Commitment severally and not jointly agrees to make Revolving Loans in Dollars to the Borrower in an amount equal to such Lender’s Revolving Commitment (each, an “Initial Revolving Loan” and, collectively, the “Initial Revolving Loans”).

(ii)           Such Revolving Loans (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (B) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans, as applicable; provided that all Revolving Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, for any Lender at any time with respect to any Class of Revolving Loans, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure with respect to such Class at such time exceeding such Lender’s Revolving Commitment with respect to such Class at such time, and (E) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Commitment then in effect.

2.2.          Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $1,000,000 in excess thereof (except borrowings to reimburse Unpaid Drawings under Letters of Credit). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 16 Borrowings of Loans under this Agreement (or such greater number as may be agreed to by the Administrative Agent). For the avoidance of doubt, unless otherwise determined by the Borrower, all Loans of the same Class and subject to the same Interest Period will constitute one Borrowing.

2.3.          Notice of Borrowing; Determination of Class of Loans.

(a)           Whenever the Borrower desires to incur Revolving Loans (other than borrowings to reimburse Unpaid Drawings under Letters of Credit), the Borrower shall give a prior written notice (or a telephonic notice promptly confirmed in writing) of such proposed Borrowing to the Administrative Agent at the Administrative Agent’s Office, (i) in the case of each Borrowing of Revolving Loans if all or any of such Revolving Loans are to initially be Term SOFR Loans, prior to 2:00 p.m. at least three (3) U.S. Government Securities Business Days prior to such proposed Borrowing (or such shorter time as may be acceptable to the Administrative Agent in its reasonable discretion) and (ii) in the case of each Borrowing of Revolving Loans if all or any of such Revolving Loans are to initially be ABR Loans, prior to 12:00 p.m. on the date of such proposed Borrowing. Each such Notice of Borrowing shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), and (iii) whether the Borrowing shall consist of ABR Loans and/or Term SOFR Loans and, if Term SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Loans, of such Lender’s Revolving Credit Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

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(b)           Borrowings of Revolving Loans to reimburse Unpaid Drawings under Letters of Credit shall be made upon the notice specified in Section 3.4(a).

(c)           Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

(d)           The Borrower shall give to the Administrative Agent at the Administrative Agent’s Office prior written notice of the Borrowing of the Initial Term B Loans no later than 2:00 p.m. at least three U.S. Government Securities Business Days prior to the Closing Date (or such shorter time as may be acceptable to the Administrative Agent in its reasonable discretion). Such Notice of Borrowing shall specify (i) the aggregate principal amount of the Initial Term B Loans to be made, (ii) the date of the Borrowing (which shall be a Business Day), and (iii) whether the Borrowing shall consist of ABR Loans and/or Term SOFR Loans and, if Term SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Initial Term B Lender written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing of Initial Term B Loans and of the other matters covered by the related Notice of Borrowing.

2.4.          Disbursement of Funds.

(a)           No later than 2:00 p.m. on the date specified in each Notice of Borrowing (including Borrowings of Revolving Loans to reimburse Unpaid Drawings under Letters of Credit), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below.

(b)           Each Lender shall make available all amounts required under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Borrowings of Revolving Loans to reimburse Unpaid Drawings under Letters of Credit) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower in writing and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for Loans of the applicable Class.

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(c)           Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5.          Repayment of Loans; Evidence of Debt.

(a)           The Borrower shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the applicable Maturity Date, (i) the then outstanding Term B Loans and (ii) the then outstanding Revolving Loans.

(b)           The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of the Initial Term B Loans, on the last Business Day of each March, June, September and December commencing December 31, 2024, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term B Loans outstanding on the Closing Date (each such repayment amount, an “Initial Term B Repayment Amount”), which payments shall be reduced as a result of prepayments of the Initial Term B Loans in accordance with this Agreement, including Sections 5.1, 5.2 and 13.6(h).

(c)           In the event any Incremental Term B Loans are made after the Closing Date, such Incremental Term B Loans shall be repaid in amounts (each, an “Incremental Term B Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term B Loans, subject to the requirements set forth in Section 2.14. In the event that any Extended Term B Loans are established, such Extended Term B Loans shall, subject to Section 2.15, be repaid by the Borrower in the amounts (each, an “Extended Term B Repayment Amount”) and on the dates set forth in the applicable Extension Amendment. In the event any Extended Revolving Commitments are established, such Extended Revolving Commitments shall, subject to Section 2.15, be terminated (and all Extended Revolving Loans of the same Extension Series repaid) on the dates set forth in the applicable Extension Amendment. In the event that any Refinancing Term B Loans are established, such Refinancing Term B Loans shall, subject to Section 2.15, be repaid by the Borrower in the amounts (each, a “Refinancing Term B Repayment Amount”) and on the dates set forth in the applicable Refinancing Amendment. In the event that any Replacement Term B Loans are established, such Replacement Term Loans shall, subject to Section 13.1, be repaid by the Borrower in the amounts (each, a “Replacement Term B Repayment Amount”) and on the dates set forth in the applicable amendment to this Agreement in respect of such Replacement Term B Loans.

(d)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

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(e)           The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), which shall include a subaccount for each Lender, in which Register shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term B Loan or a Revolving Loan, as applicable, and, if applicable, the relevant tranche thereof and the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof, and (iv) any cancellation or retirement of Loans as contemplated by Section 13.6(h)(iv).

(f)            The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. For the avoidance of doubt, to the extent any conflict arises between accounts and subaccounts maintained pursuant to Section 2.5(d) and the Register, the Register shall control.

2.6.          Conversions and Continuations.

(a)           Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option, on any Business Day, to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of any Term B Loans or any Revolving Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option, on any Business Day, to continue the outstanding principal amount of any Term SOFR Loans as Term SOFR Loans for an additional Interest Period (it being understood and agreed that any Borrowing of Revolving Loans comprised of Term SOFR Loans shall be subject to a single Interest Period); provided that (i) no partial conversion of Term SOFR Loans shall reduce the outstanding principal amount of Term SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Term SOFR Loans if a Payment Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) Term SOFR Loans may not be continued as Term SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Required Lenders have determined, in their sole discretion, not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) at the Administrative Agent’s Office prior to 1:00 p.m. at least (i) three Business Days’ prior to a continuation of, or conversion to, Term SOFR Loans or (ii) one Business Day prior to a conversion into ABR Loans, in each case, specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into, or continued as Term SOFR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice, as promptly as practicable, of any such proposed conversion or continuation affecting any of its Loans.

(b)           If any Payment Default or Event of Default is in existence at the time of any proposed continuation of any Term SOFR Loans and the Required Revolving Lenders have determined, in their sole discretion, not to permit such continuation, such Term SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Term SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of Term SOFR Loans, into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

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(c)           Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Term B Loans subject to an interest rate Hedging Agreement as Term SOFR Loans for each Interest Period until the expiration of the term of such applicable Hedging Agreement.

2.7.          Pro Rata Borrowings. Each Borrowing of Revolving Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Revolving Commitments without regard to the Class of Revolving Commitments held by such Lender. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8.          Interest.

(a)           The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR, in each case, in effect from time to time.

(b)           The unpaid principal amount of each Term SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the relevant Applicable Term SOFR Margin plus the Term SOFR Rate, in each case, in effect from time to time.

(c)           If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), and an Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing, then, upon the giving of written notice by the Administrative Agent to the Borrower (except in the case of an Event of Default under Section 11.5, for which no notice is required), such overdue amount (other than any such amount owed to a Defaulting Lender) shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) plus 2% from the date of written notice to the date on which such amount is paid in full (after as well as before judgment) (or if an Event of Default under Section 11.5 shall have occurred and be continuing, the date of the occurrence of such Event of Default).

(d)           Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Term SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, (A) on any prepayment (provided that interest on ABR Loans shall only become due pursuant to this subclause (A) if the aggregate principal amount of the ABR Loans then outstanding is repaid in full), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

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(e)           All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)            The Administrative Agent, upon determining the interest rate for any Borrowing of Term SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9.          Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans in accordance with Section 2.3 or 2.6(a), as applicable, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, a one-, three- or six- month period (or, if available to all applicable Lenders, a period shorter than one month or a twelve-month period).

Notwithstanding anything to the contrary contained above:

(a)           the initial Interest Period for any Borrowing of Term SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)           if any Interest Period relating to a Borrowing of Term SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)           if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(d)           the Borrower shall not be entitled to elect any Interest Period in respect of any Term SOFR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan; and

(e)           no tenor that has been removed from this Section 2.9 pursuant to Section 2.10(f) shall be available for specification in the applicable Notice of Borrowing or Notice of Conversion or Continuation.

2.10.        Increased Costs, Illegality, Etc.

(a)           In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, the Required Lenders shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)            on any date for determining the Term SOFR Rate for any Interest Period, that (x) deposits in the principal amounts and currencies of the Loans comprising the applicable Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank SOFR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR Rate; or

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(ii)           at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Term SOFR Loans (other than any increase or reduction attributable to (A) Indemnified Taxes and Other Taxes indemnifiable under Section 5.4, (B) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes imposed on any Agent or Lender or (C) Taxes included under clauses (b) through (d) of the definition of “Excluded Taxes”) because of (x) any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank SOFR market or the position of such Lender in such market; or

(iii)           at any time, that the making or continuance of any Term SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank SOFR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall, within a reasonable time thereafter, give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Term SOFR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, as applicable, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating, interest or otherwise, as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.

(b)           At any time that any Term SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Term SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected Term SOFR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives notice from a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan is then-outstanding, upon at least three Business Days’ notice to the Administrative Agent require the affected Lender to convert each such Term SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)           If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliates’ capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or any Affiliate thereof would have achieved but for such Change in Law (taking into consideration such Lender’s or parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any Applicable Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts are payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

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(d)            [Reserved].

(e)            Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.10 unless it certifies that it is its general policy or practice to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

(f)             Alternate Rate of Interest.

(i)            [Reserved].

(ii)           Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii)          Notwithstanding anything to the contrary herein (including in Section 13.1 of this Agreement) or in any other Credit Document, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iv)          The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.10(f).

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(v)           Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (2) if a tenor that was removed pursuant to clause (1) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi)           The Borrower may revoke any request for a Borrowing of Term SOFR Loans, or a conversion to or continuation of a Term SOFR Loan to be converted or continued, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Borrowing of, conversion to or continuation of Term SOFR Loans into a request for a Borrowing of or conversion to an ABR Loan. During any Benchmark Unavailability Period, or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.10(f), any Term SOFR Loan shall on the last day of the Interest Period applicable to such Term SOFR Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

2.11.        Compensation. If (i) any payment of principal of any Term SOFR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11, or for any other reason, (ii) any Borrowing of Term SOFR Loans is not made as a result of a withdrawn Notice of Borrowing, (iii) any ABR Loan is not converted into a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (iv) any Term SOFR Loan is not continued as a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation or (v) any prepayment of principal of any Term SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment or such failure to convert, continue or prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term SOFR Loan. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.11, unless it certifies that it is its general policy or practice to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

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2.12.        Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on terms that do not cause such Lender or its lending office to suffer economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13.        Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 2.11, or 3.5 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, Tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 2.11, or 3.5 , as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower.

2.14.        Incremental Facilities.

(a)            The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more (x) additional term loans, which may be of the same Class as any then-existing Term B Loans (a “Term B Increase”) or a separate Class of Term B Loans (the commitments for additional term loans of the same Class or a separate Class, collectively, the “Incremental Term B Commitments”), (y) additional commitments consisting of one or more letter of credit facilities (such commitments, collectively, the “Incremental Letter of Credit Commitments”) and/or (z) revolving credit commitments, which may be of the same Class as any then-existing Revolving Commitments (the commitments thereto, the “Additional Revolving Commitments”) or a separate Class of Revolving Commitments (the commitments thereto, the “New Revolving Commitments” and, together with the Additional Revolving Commitments, the “Incremental Revolving Commitments”; together with the Incremental Term B Commitments and the Incremental Letter of Credit Commitments, the “Incremental Commitments”), by an aggregate principal amount, when combined with the aggregate principal amount of all Permitted Other Debt incurred in reliance on Sections 10.1(y)(iii) and (iv) (solely to the extent of refinancing Indebtedness incurred in reliance on clause (iii) of Section 10.(y)), not in excess of the Maximum Incremental Facilities Amount at the time of incurrence thereof and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the Maximum Incremental Facilities Amount at such time). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments shall be effective. The Borrower may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the Incremental Commitments; provided that any Lender offered or approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and the Borrower shall have no obligation to approach any existing Lender to provide any Incremental Commitment. In each case, such Incremental Commitments shall become effective as of the applicable Increased Amount Date; provided that, (i) (x) other than as described in the immediately succeeding clause (y), no Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect to such Incremental Commitments and the borrowing of any Incremental Loans thereunder or (y) if such Incremental Commitment is being provided in connection with a Limited Condition Transaction, then no Event of Default under (A) Section 11.1 or Section 11.5 shall exist on such Increased Amount Date and (B) such other provisions of Section 11 as may otherwise be required by the Lenders providing the applicable Incremental Commitment immediately before or immediately after giving effect to such Incremental Commitment and the borrowing of any Incremental Loans thereunder, (ii) in connection with any incurrence of Incremental Loans, or establishment of Incremental Commitments, on an Increased Amount Date, there shall be no requirement for the Borrower to bring down the representations and warranties under the Credit Documents unless and until requested by the Persons holding more than 50% of the applicable Incremental Loans or Incremental Commitments (provided that, in the case of Incremental Loans or Incremental Commitments used to finance a Permitted Acquisition or other acquisition constituting a permitted Investment, only the Specified Representations (conformed as necessary for such acquisition) shall be required to be true and correct in all material respects if requested by the Persons holding more than 50% of the applicable Incremental Loans or Incremental Commitments), (iii) the Incremental Commitments shall be effected pursuant to one or more Incremental Amendments executed and delivered by the Borrower and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the Incremental Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). For all purposes of this Agreement, (a) any Incremental Term B Loans made on an Increased Amount Date shall be designated (x) a separate series of Term B Loans or (y) in the case of a Term B Increase, a part of the series of existing Term B Loans subject to such increase and (b) any Incremental Revolving Commitments made on an Increased Amount Date shall be designated (x) a separate series of Revolving Commitments or (y) in the case of an Additional Revolving Commitment, a part of the series of existing Revolving Commitments subject to such increase (such new or existing series of Term B Loans or Revolving Commitments, each, a “Series”). Notwithstanding anything to the contrary herein, Incremental Term B Commitments and the Incremental Term B Loans thereunder may take the form of delayed draw term facilities.

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(b)           On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction (or waiver) of the following terms and conditions, (x) with respect to Additional Revolving Commitments, each of the Revolving Lenders with an existing Revolving Commitment of the Class being increased by such Additional Revolving Commitments shall automatically and without further act be deemed to have assigned to each Revolving Lender with an Additional Revolving Commitment of such Class (each, an “Additional Revolving Lender”), and each of such Additional Revolving Lenders shall automatically and without further act be deemed to have purchased and assumed, (i) a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit, so that after giving effect to each such deemed assignment and assumption and participation, the percentage of the aggregate outstanding participations hereunder in such Letters of Credit held by each Revolving Lender holding Revolving Loans (including each such Additional Revolving Lender), as applicable, will equal the percentage of the aggregate Total Revolving Commitments of all Revolving Lenders under the Credit Facilities, and (ii) at the principal amount thereof, such interests in the Revolving Loans of such Class outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and assumptions, the Revolving Loans of such Class will be held by existing Revolving Lenders under such Class and Additional Revolving Lenders under such Class ratably in accordance with their respective Revolving Commitments of such Class after giving effect to the addition of such Additional Revolving Commitments to such existing Revolving Commitments (the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (x)), and (y) with respect to any Incremental Revolving Commitments, (i) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each loan made under an Additional Revolving Commitment (each, an “Additional Revolving Loan”) and each loan made under an New Revolving Commitment (each, a “New Revolving Loan” and, together with the Additional Revolving Loans, the “Incremental Revolving Loans”) shall be deemed, for all purposes, Revolving Loans and (ii) each Additional Revolving Lender and each Revolving Lender with a New Revolving Commitment (each, a “New Revolving Lender” and, together with the Additional Revolving Lenders, the “Incremental Revolving Lenders”) shall become a Revolving Lender with respect to the applicable Incremental Revolving Commitment and all matters relating thereto.

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(c)           On any Increased Amount Date on which any Incremental Term B Commitments of any Series are effective, subject to the satisfaction (or waiver) of the foregoing terms and conditions, (i) each Lender with an Incremental Term B Commitment (each, an “Incremental Term B Lender”) of any Series shall make a term loan to the Borrower (each, an “Incremental Term B Loan”) in an amount equal to its Incremental Term B Commitment of such Series, and (ii) each Incremental Term B Lender of any Series shall become a Lender hereunder with respect to the Incremental Term B Commitment of such Series and the Incremental Term B Loans of such Series made pursuant thereto. The Borrower shall use the proceeds, if any, of the Incremental Loans for any purpose not prohibited by this Agreement and as agreed by the Borrower and the lender(s) providing such Incremental Loans.

(d)           The terms and provisions of any Incremental Term B Commitments and the related Incremental Term B Loans, in each case, effected pursuant to a Term B Increase shall be substantially identical to the terms and provisions applicable to the Class of Term B Loans subject to such increase; provided, that underwriting, arrangement, structuring, end of term, amendment, ticking, commitment, original issue discount, upfront or similar fees, and other fees payable in connection therewith that are not generally shared with all relevant lenders providing such Incremental Term B Commitments and the related Incremental Term B Loans, that may be agreed to among the Borrower and the lender(s) providing and/or arranging such Incremental Term B Commitments may be paid in connection with such Incremental Term B Commitments. The terms and provisions of any Incremental Term B Commitments and the related Incremental Term B Loans of any Series not effected pursuant to a Term B Increase shall be on terms and documentation set forth in the applicable Incremental Amendment as determined by the Borrower; provided that:

(i)             the applicable Incremental Term B Maturity Date of each Series shall be no earlier than the Initial Term B Maturity Date, provided, the requirements of the foregoing clause (i) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements;

(ii)            the Weighted Average Life to Maturity of the applicable Incremental Term B Loans of each Series shall be no shorter than the Weighted Average Life to Maturity of the Initial Term B Loans (without giving effect to any previous amortization payments or prepayments of the Initial Term B Loans); provided, the requirements of the foregoing clause (ii) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements;

(iii)           the Incremental Term B Loans and Incremental Term B Commitments, (x) may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term B Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but, except as otherwise permitted by this Agreement, not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term B Loans hereunder; provided that if such Incremental Term B Loans are unsecured or rank junior in right of payment or as to security with the First Lien Obligations, such Incremental Term B Loans shall participate on a junior basis with respect to mandatory repayments of Term B Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement), (y) shall not be guaranteed by any Restricted Subsidiary other than a Guarantor hereunder and (z) shall be unsecured or, if secured by any of the Collateral, rank pari passu or junior in right of security with any First Lien Obligations outstanding under this Agreement and, if secured by Liens on any of the Collateral, shall not be secured by assets other than Collateral (and, if applicable, shall be subject to a subordination agreement and/or the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Collateral Trust Agreement and/or other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent, as applicable);

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(iv)           the pricing, interest rate margins, discounts, premiums, interest rate floors, fees, and amortization schedule applicable to any Incremental Term B Loans shall be determined by the Borrower and the lender(s) thereunder; provided, however, that, with respect to any Dollar-denominated, broadly syndicated, floating rate Incremental Term B Loans made under Incremental Term B Commitments that (a) is incurred on or prior to the twelve month anniversary of the Closing Date, (b) exceed the greater of (x) $255,000,000 and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence, (c) mature prior to the twelve month anniversary of the Term B Maturity Date and (d) rank pari passu in right of payment and security with the Initial Term B Loans, if the Yield in respect of any such Incremental Term B Loans as of the date of funding thereof exceeds the Yield in respect of any Initial Term B Loans (with original issue discount for purposes of determining such Yield to be based on original issue discount on the Closing Date) by more than 0.50%, then the Applicable ABR Margin or the Applicable Term SOFR Margin, as applicable, in respect of such Initial Term B Loans shall be adjusted so that the Yield in respect of such Initial Term B Loans is equal to the Yield in respect of such Incremental Term B Loans (with original issue discount for purposes of determining such Yield to be based on original issue discount on the Closing Date) minus 0.50% (the “MFN Adjustment”); provided, further, to the extent any change in the Yield of the Initial Term B Loans is necessitated by this clause (iv) on the basis of an effective interest rate floor in respect of the Incremental Term B Loans, the increased Yield in the Initial Term B Loans shall (unless otherwise agreed in writing by the Borrower) have such increase in the Yield effected solely by increases in the interest rate floor(s) applicable to the Initial Term B Loans; and

(v)           all other terms of any Incremental Term B Loans (other than as described in clauses (i), (ii), (iii) and (iv) above) may differ from the terms of the Initial Term B Loans if reasonably satisfactory to the Borrower and the lender(s) providing such Incremental Term B Loans.

(e)           The terms and provisions of any Additional Revolving Commitments and the related Additional Revolving Loans shall be substantially identical to the Class of Commitments and related Revolving Loans subject to increase by such Additional Revolving Commitments and Additional Revolving Loans; provided, that underwriting, arrangement, structuring, ticking, commitment, upfront or similar fees, and other fees payable in connection therewith that are not shared with all relevant lenders providing such Additional Revolving Commitments and related Additional Revolving Loans, that may be agreed to among the Borrower and the lender(s) providing and/or arranging such Additional Revolving Commitments may be paid in connection with such Additional Revolving Commitments. New Revolving Commitments and New Revolving Loans shall be on terms and documentation set forth in the applicable Incremental Amendment as determined by the Borrower; provided, further, that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(i)             the Weighted Average Life to Maturity of the applicable New Revolving Commitments and New Revolving Loans shall be no shorter than the Weighted Average Life to Maturity of the Initial Revolving Loans and Revolving Commitments (without giving effect to any previous prepayments of the Initial Revolving Loans);

(ii)           any such New Revolving Commitments and New Revolving Loans shall rank pari passu or junior in right of payment and of security with the Revolving Loans (and, if applicable, shall be subject to a subordination agreement and/or the Junior Lien Intercreditor Agreement, the Collateral Trust Agreement or other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent);

(iii)          any such New Revolving Commitments and New Revolving Loans (x) shall not be guaranteed by any Restricted Subsidiary other than a Guarantor hereunder and (y) if secured, shall not be secured by assets other than Collateral (and, if applicable, shall be subject to a subordination agreement and/or the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Collateral Trust Agreement and/or other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent, as applicable); and

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(iv)          any such New Revolving Commitments and New Revolving Loans shall not mature earlier than the Revolving Credit Maturity Date as in effect on the Closing Date.

(f)            The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14. Each Incremental Amendment may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14.

(g)           Incremental Letter of Credit Commitments shall be subject to the terms, interest rate margins and fees (if any) and interest rate floors (if any) determined by the Borrower and the Lenders providing such Incremental Letter of Credit Commitments.

2.15.        Extensions of Term B Loans and Revolving Loans and Revolving Commitments; Refinancing Facilities.

(a)            Extensions.

(i)            The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments of any Class, each existing at the time of such request (each, an “Existing Revolving Commitment” and any related Revolving Loans thereunder, “Existing Revolving Loans”; each Existing Revolving Commitment and related Existing Revolving Loans together being referred to as an “Existing Revolving Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Loans related to such Existing Revolving Commitments (any such Existing Revolving Commitments which have been so extended, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.15(a). In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Commitments which such request shall be offered equally to all such Lenders) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall either, at the option of the Borrower, (A) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or are reasonably acceptable to the Borrower and Administrative Agent or (B) if not consistent with the terms of the applicable Existing Revolving Commitments, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of such Existing Revolving Commitments (the “Specified Existing Revolving Commitment”) unless (x) the Lenders providing Existing Revolving Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Latest Maturity Date of any Revolving Commitments then outstanding under this Agreement, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Commitments, (x) (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discount and premiums with respect to the Extended Revolving Commitments may be higher or lower than the interest margins rate floors, upfront fees, funding discounts, original issue discount and premiums for the Specified Existing Revolving Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y) the commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the commitment fee rate for the Specified Existing Revolving Commitment and (z) unless otherwise permitted hereby, the amount of the Extended Revolving Commitments and the principal amount of the Extended Revolving Loans shall not exceed the amount of the Specified Existing Revolving Commitments being extended and the principal amount of the related Existing Revolving Loans being extended, respectively, and provided further that, notwithstanding anything to the contrary in this Section 2.15(a) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Loans under any Extended Revolving Commitments shall be made on a pro rata basis with any borrowings and repayments of the Specified Existing Revolving Commitments and each other Class of Existing Revolving Commitments (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and repayment procedures of the applicable Credit Facility) and (2) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and the Revolving Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Loans or Revolving Commitments of any Existing Revolving Class converted into Extended Revolving Loans or Extended Revolving Commitments pursuant to any Revolving Extension Request. Any Extended Revolving Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Commitments and from any other Existing Revolving Commitments; provided that any Extended Revolving Commitments converted from an Existing Revolving Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Revolving Commitments other than the Existing Revolving Class from which such Extended Revolving Commitments were converted.

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(ii)           The Borrower may at any time and from time to time request that all or a portion of the Term B Loans of any Class (an “Existing Term B Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term B Loans (any such Term B Loans which have been so converted, “Extended Term B Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term B Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term B Class which such request shall be offered equally to all such Lenders) (a “Term B Extension Request”) setting forth the proposed terms of the Extended Term B Loans to be established; provided that the covenants relating to the Extended Term B Loans, shall either, at the option of the Borrower, (A) reflect market covenants (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Borrower) or are reasonably acceptable to the Borrower and Administrative Agent or (B) if not consistent with the covenants of the applicable Existing Term B Class, shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the covenants of the Term B Loans of the Existing Term B Class unless (x) the Lenders of the Term B Loans of such applicable Existing Term B Class receive the benefit of such more restrictive covenants or (y) any such provisions apply after the Latest Term Maturity Date in respect of Term B Loans; provided, however, that (1) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term B Loans may be delayed to later dates than the scheduled amortization of principal of the Term B Loans of such Existing Term B Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Extension Amendment, as the case may be, with respect to the Existing Term B Class from which such Extended Term B Loans were converted, in each case as more particularly set forth in Section 2.15(a)(v)), (2)(A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Borrower and the interest rates, interest margins, upfront fees, funding discounts, original issue discounts and premiums (including through fixed rate interest) with respect to the Extended Term B Loans may be higher or lower than the interest margins and floors for the Term B Loans of such Existing Term B Class and/or (B) additional fees, premiums or AHYDO Catch-Up Payments may be payable to the Lenders providing such Extended Term B Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (3) the Extended Term B Loans may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term B Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but, except as otherwise permitted by this Agreement, not on a greater than pro rata basis) in any mandatory prepayments of any Class of Term B Loans hereunder; provided that if such Extended Term B Loans are unsecured or rank junior in right of payment or as to security with the First Lien Obligations, such Extended Term B Loans shall participate on a junior basis with respect to mandatory repayments of Term B Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement), (4) Extended Term B Loans may have call protection and prepayment premiums and, subject to clause (3) above, other redemption terms as may be agreed by the Borrower and the Lenders thereof and (5) the principal amount of the Extended Term B Loans shall not exceed the principal amount of the Term B Loans being extended except as otherwise permitted herein. No Lender shall have any obligation to agree to have any of its Term B Loans of any Existing Term B Class converted into Extended Term B Loans pursuant to any Term B Extension Request. Any Extended Term B Loans of any Extension Series shall constitute a separate Class of Term B Loans from the Existing Term B Class from which they were converted; provided that any Extended Term B Loans converted from an Existing Term B Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Term B Loans other than the Existing Term B Class from which such Extended Term B Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased).

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(iii)          [Reserved].

(iv)          Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term B Loans or Revolving Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term B Loans or Extended Revolving Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term B Loans or Revolving Commitments of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term B Loans or Extended Revolving Commitments, as applicable. In the event that the aggregate amount of Term B Loans or Revolving Commitments of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term B Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term B Loans or Revolving Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term B Loans or Extended Revolving Commitments, as applicable, on a pro rata basis based on the amount of Term B Loans or Revolving Commitments included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically to all then-outstanding Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the applicable L/C Maturity Date may be extended and the related obligations to issue Letters of Credit may be continued so long as the applicable L/C Issuer has consented to such extensions in its sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(v)           Extended Term B Loans or Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the last sentence of this Section 2.15(a)(v) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term B Loans or Extended Revolving Commitments, as applicable, established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any Class of Extended Term B Loans or Extended Revolving Commitments in an aggregate principal amount that is less than $10,000,000 (or other amount as may be agreed to by the Administrative Agent) and the Borrower may condition the effectiveness of any Extension Amendment on an Extension Minimum Condition, which may be waived by the Borrower in its sole discretion. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Amendment with respect to the Existing Term B Class from which the Extended Term B Loans were converted to reduce each scheduled Repayment Amount for the Existing Term B Class in the same proportion as the amount of Term B Loans of the Existing Term B Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term B Loan of such Existing Term B Class that is not an Extended Term B Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and Weighted Average Life to Maturity of Incremental Term B Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.15, and without limiting the generality or applicability of Section 13.1 to any Section 2.15(a) Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.15(a) Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.15(a) Additional Amendments comply with the requirements of Section 2.15(a) and do not become effective prior to the time that such Section 2.15(a) Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of Incremental Term B Loans and Incremental Revolving Commitments provided for in any Incremental Amendment and (2) consents applicable to holders of any Extended Term B Loans or Extended Revolving Commitments provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.15(a) Additional Amendments to become effective in accordance with Section 13.1.

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(vi)          Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term B Loans of each Extending Lender, the aggregate principal amount of such existing Term B Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term B Loans so converted by such Lender on such date, and the Extended Term B Loans shall be established as a separate Class of Term B Loans, provided that any Extended Term B Loans converted from an Existing Term B Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Term B Loans other than the Existing Term B Class from which such Extended Term B Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased) and (II) in the case of the Specified Existing Revolving Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Commitments so exchanged by such Lender on such date, and such Extended Revolving Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Commitments and from any other Existing Revolving Commitments, provided that any Extended Revolving Commitments converted from an Existing Revolving Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding Class of Revolving Commitments other than the Existing Revolving Class from which such Extended Revolving Loans were converted and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Commitments to Extended Revolving Commitments.

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(vii)         The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(a) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term B Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.15(a).

(viii)        No conversion of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15(a) shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(b)           Refinancing Facilities.

(i)            The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Term B Commitments”) or (ii) increases to one or more existing Classes of term loans under this Agreement (any such increase to an existing Class, collectively with New Refinancing Term B Commitments, “Refinancing Term B Commitments”), or (B) (i) the establishment of one or more new Classes of revolving credit commitments under this Agreement (any such new Class, “New Refinancing Revolving Commitments”), or (ii) increases to one or more existing Classes of Revolving Commitments (any such increase to an existing Class, collectively with the New Refinancing Revolving Commitments, “Refinancing Revolving Commitments”) or (C) (i) the establishment of one or more new Classes of letter of credit commitments under this Agreement (any such new Class, “New Refinancing Letter of Credit Commitments”) or (ii) increases to one or more existing Classes of Incremental Letter of Credit Commitments (any such increase to an existing Class, collectively with the New Refinancing Letter of Credit Commitments, “Refinancing Letter of Credit Commitments”, and, collectively with any Refinancing Term B Commitments and Refinancing Revolving Commitments, the “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(ii)           Any Refinancing Term B Loans made pursuant to New Refinancing Term B Commitments, any New Refinancing Revolving Commitments or any New Refinancing Letter of Credit Commitments made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Term B Loans, Refinancing Revolving Commitments or Refinancing Letter of Credit Commitments, as applicable, for all purposes of this Agreement unless designated as a part of an existing Class of Term B Loans, Revolving Commitments or Incremental Letter of Credit Commitments in accordance with this Section 2.15(b). On any Refinancing Facility Closing Date on which any Refinancing Term B Commitments of any Class are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.15(b), (x) each Refinancing Term Lender of such Class shall make a term loan to the Borrower (each, a “Refinancing Term B Loan”) in an amount equal to its Refinancing Term B Commitment of such Class and (y) each Refinancing Term B Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term B Commitment of such Class and the Refinancing Term B Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Commitments of any Class are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.15(b), (x) each Refinancing Revolving Lender of such Class shall make its Refinancing Revolving Commitment available to the Borrower (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term B Loan, a “Refinancing Loan”) and (y) each Refinancing Revolving Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Commitment of such Class and the Refinancing Revolving Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Letter of Credit Commitments of any Class are effected, subject to the satisfaction or waiver of the terms and conditions in this Section 2.15(b), each provider of such Refinancing Letter of Credit Commitments of such Class shall make its Refinancing Letter of Credit Commitment available to the Borrower.

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(iii)           Each Refinancing Loan Request from the Borrower pursuant to this Section 2.15(b) shall set forth the requested amount and proposed terms of the relevant Refinancing Term B Loans or Refinancing Revolving Commitments and identify the Refinanced Debt with respect thereto. Refinancing Term B Loans may be made, and Refinancing Revolving Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any New Refinancing Lender (each such existing Lender or New Refinancing Lender providing such Commitment or Loan, a “Refinancing Revolving Lender” or “Refinancing Term B Lender,” as applicable, and, collectively, “Refinancing Lenders”).

(iv)          The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction (or waiver) on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(A)          each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if (i) agreed to by the Administrative Agent or (ii) such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term B Loans, (y) the entire outstanding principal amount of Refinanced Debt (or commitments) that is in the form of Revolving Commitments) or (z) the entire amount of Refinanced Debt (or commitments) that is in the form of Incremental Letter of Credit Commitments, and

(B)           the Refinancing Term B Loans made pursuant to any increase in any existing Class of Term B Loans shall be added to (and form part of) each Borrowing of outstanding Term B Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term B Loans under such Class.

(v)           Upon any Refinancing Facility Closing Date on which Refinancing Revolving Commitments are effected, (a) there shall be an automatic adjustment to the participations hereunder in Letters of Credit held by each Revolving Lender under the Revolving Commitments so that each such Revolving Lender shares ratably in such participations in accordance with its Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Commitments), (b) each Refinancing Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Refinancing Revolving Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Refinancing Revolving Lender shall become a Lender with respect to the Refinancing Revolving Commitments and all matters relating thereto. Upon any Refinancing Facility Closing Date on which Refinancing Revolving Commitments are effected through the establishment of a new Class of Revolving Commitments pursuant to this Section 2.15(b), if, on such date, there are any Revolving Loans under any Revolving Commitments then outstanding, such Revolving Loans shall be prepaid from the proceeds of a new Borrowing of the Refinancing Revolving Loans under such new Class of Refinancing Revolving Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all Revolving Loans under all Revolving Commitments will be held by all Revolving Lenders with Revolving Commitments (including Lenders providing such Refinancing Revolving Commitments) ratably in accordance with all of their respective Revolving Commitments of all Classes (after giving effect to the establishment of such Refinancing Revolving Commitments). Upon any Refinancing Facility Closing Date on which Refinancing Revolving Commitments are effected through the increase to any existing Class of Revolving Commitments pursuant to this Section 2.15(b), if, on the date of such increase, there are any Revolving Loans outstanding under such Class of Revolving Commitments being increased, each of the Revolving Lenders under such Class shall automatically and without further act be deemed to have assigned to each of the Refinancing Revolving Lenders under such Class, and each of such Refinancing Revolving Lenders shall automatically and without further act be deemed to have purchased and assumed, at the principal amount thereof, such interests in the Revolving Loans of such Class outstanding on such Refinancing Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and assumptions, such Revolving Loans of such Class will be held by existing Revolving Lenders under such Class and Refinancing Revolving Lenders under such Class ratably in accordance with their respective Revolving Commitments of such Class after giving effect to the addition of such Refinancing Revolving Commitments to such existing Revolving Commitments under such Class. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the two preceding sentences.

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(vi)          The terms, provisions and documentation of the Refinancing Term B Loans and Refinancing Term B Commitment or the Refinancing Revolving Loans and Refinancing Revolving Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to (or constituting a part of) any Class of Term B Loans or Revolving Commitments, as applicable, each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (A) or (B) below, as applicable, and the other terms and conditions shall either, at the option of the Borrower, (x) be reasonably acceptable to the Administrative Agent and the Borrower, (y) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (z) if not consistent with the terms of the corresponding Class of Term B Loans or Revolving Commitments, as applicable, not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the applicable Class of Term B Loans or Revolving Commitments being refinanced or replaced (except (1) covenants or other provisions applicable only to periods after the Latest Maturity Date (as of the applicable Refinancing Facility Closing Date) and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms (which shall be determined by the Borrower) unless the Lenders under the Term B Loans or Revolving Commitments, as applicable, each existing on the Refinancing Facility Closing Date, receive the benefit of such more restrictive terms. The terms, provisions and documentation of the Refinancing Letter of Credit Commitments of any Class shall be as agreed between the Borrower and the applicable providers of such Refinancing Letter of Credit Commitments, and except as otherwise set forth herein, to the extent not identical to (or constituting a part of) any Class of Incremental Letter of Credit Commitments, each existing on the Refinancing Facility Closing Date, shall be consistent with clause (C) below and the other terms and conditions shall either, at the option of the Borrower, (x) be reasonably acceptable to the Administrative Agent and the Borrower, (y) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (z) if not consistent with the terms of the corresponding Class of Incremental Letter of Credit Commitments not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms of the applicable Class of Incremental Letter of Credit Commitments being refinanced or replaced (except (1) covenants or other provisions applicable only to periods after the Latest Maturity Date (as of the applicable Refinancing Facility Closing Date) and (2) pricing, fees, rate floors, premiums, optional termination terms (which shall be determined by the Borrower) unless the providers of the Incremental Letter of Credit Commitments existing on the Refinancing Facility Closing Date, receive the benefit of such more restrictive terms. In any event:

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(A)          the Refinancing Term B Loans:

(1)           (I) shall rank pari passu or junior in right of payment with any First Lien Obligations outstanding under this Agreement and (II) shall be unsecured or rank pari passu or junior in right of security with any First Lien Obligations outstanding under this Agreement and, if secured, shall not be secured by assets other than Collateral (and, if applicable, shall be subject to a subordination agreement and/or the Collateral Trust Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent, as applicable);

(2)           as of the Refinancing Facility Closing Date, shall not have a Maturity Date earlier than the Maturity Date of the Refinanced Debt (other than customary bridge facilities);

(3)           as of the Refinancing Facility Closing Date, such Refinancing Term B Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt on the date of incurrence of such Refinancing Term B Loans (without giving effect to any previous amortization payments or prepayments of the Refinanced Debt) (other than customary bridge facilities);

(4)           shall have a Yield determined by the Borrower and the applicable Refinancing Term B Lenders;

(5)           may provide for the ability to participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term B Loans hereunder and on a pro rata basis or less than a pro rata basis (but, except as otherwise permitted by this Agreement, not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term B Loans hereunder; provided, that if such Refinancing Term B Loans are unsecured or rank junior in right of payment or as to security with the First Lien Obligations, such Refinancing Term B Loans shall participate on a junior basis with respect to mandatory repayments of Term B Loans hereunder (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement);

(6)           unless otherwise permitted hereby, shall not have a greater principal amount than the principal amount of the Refinanced Debt (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the Refinanced Debt, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Refinanced Debt and the incurrence or issuance of such Refinancing Term B Loans; and

(7)           may not be guaranteed by any Person other than a Credit Party;

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(B)          the Refinancing Revolving Commitments and Refinancing Revolving Loans:

(1)           (I) shall rank pari passu or junior in right of payment and (II) shall be pari passu or junior in right of security with the Revolving Loans and, in each case, shall not be secured by assets other than Collateral (and, if applicable, shall be subject to a subordination agreement and/or the Collateral Trust Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent, as applicable);

(2)           shall not mature earlier than, or provide for mandatory commitment reductions prior to, the maturity date with respect to the Refinanced Debt;

(3)           shall provide that the borrowing, prepayments and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Commitments (and related outstandings), (2) repayments required upon the maturity date of the Refinancing Revolving Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (4) below)) of Revolving Loans with respect to Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Commitments existing on the Refinancing Facility Closing Date; provided, that if such Refinancing Revolving Commitments (and related Obligations) are unsecured or rank junior in right of payment or as to security with the First Lien Obligations, such Refinancing Revolving Commitments may participate on a “first-in/last-out” basis (but not a “last-in/first-out” basis) with respect to borrowings, prepayments and repayments of all other Revolving Commitments existing on the Refinancing Facility Closing Date (except in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement);

(4)           shall provide that the permanent repayment of Revolving Loans with respect to, and termination or reduction of, Refinancing Revolving Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis, except that the Borrower shall be permitted to permanently repay and terminate Commitments in respect of any such Class of Revolving Loans on a greater than pro rata basis as compared to any other Class of Revolving Loans with a later maturity date than such Class or in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement) with all other Revolving Commitments existing on the Refinancing Facility Closing Date;

(5)           shall have a Yield determined by the Borrower and the applicable Refinancing Revolving Lenders;

(6)           except as otherwise permitted hereby, shall have an equal or greater principal amount of utilized Commitments than the principal amount of the utilized Commitments of the Refinanced Debt (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the Refinanced Debt, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Refinanced Debt and the incurrence or issuance of such Refinancing Revolving Commitments or Refinancing Revolving Loans; and

(7)           may not be guaranteed by any Person other than a Credit Party;

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(C)          the Refinancing Letter of Credit Commitments:

(1)           (I) shall rank pari passu or junior in right of payment and (II) shall be pari passu or junior in right of security with the Incremental Letter of Credit Commitments and shall not be secured by assets other than Collateral (and, if applicable, shall be subject to a subordination agreement and/or the Collateral Trust Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Administrative Agent, as applicable);

(2)           shall not mature earlier than, or provide for mandatory commitment reductions prior to, the maturity date with respect to the Refinanced Debt;

(3)           shall provide that the permanent termination or reduction of Refinancing Letter of Credit Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis, except that the Borrower shall be permitted to permanently terminate Commitments in respect of any such Class of Incremental Letter of Credit Commitments on a greater than pro rata basis as compared to any other Class of Incremental Letter of Credit Commitments with a later maturity date than such Class or in connection with any refinancing, extension, renewal, replacement, repurchase or retirement thereof permitted by this Agreement) with all other Incremental Letter of Credit Commitments existing on the Refinancing Facility Closing Date;

(4)           shall have a Yield determined by the Borrower and the applicable provider of such Refinancing Letter of Credit Commitments;

(5)           except as otherwise permitted hereby, shall have an equal or greater principal amount of utilized Commitments than the principal amount of the utilized Commitments of the Refinanced Debt (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the Refinanced Debt, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Refinanced Debt and the incurrence or issuance of such Refinancing Letter of Credit Commitments; and

(6)           may not be guaranteed by any Person other than a Credit Party.

(vii)         Notwithstanding anything to the contrary set forth in Section 13.1, the Commitments in respect of Refinancing Term B Loans, Refinancing Revolving Commitments and Refinancing Letter of Credit Commitments shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Refinancing Lender (or other provider) providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15(b). The Borrower will use the proceeds, if any, of the Refinancing Term B Loans or the Refinancing Revolving Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, substantially concurrently, the applicable Refinanced Debt.

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(viii)        The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.15(b) (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Refinanced Debt on such terms as may be set forth in the relevant Refinancing Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such refinancing or any other transaction contemplated by this Section 2.15.

(c)           In the event that the Administrative Agent determines, and the Borrower agrees (acting reasonably), that the allocation of Extended Term B Loans of a given Extension Series or the Extended Revolving Commitments of a given Extension Series, in each case, to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of the applicable Term B Loans or Existing Revolving Commitments (and related Revolving Credit Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term B Loans or Extended Revolving Commitments (and related Revolving Credit Exposure) of the applicable Extension Series into which such other Term B Loans, Revolving Commitments or Additional Revolving Commitments, as the case may be, were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.15(a)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in Section 2.15(a) to the extent reasonably necessary to effectuate the purposes of this Section 2.15(c).

2.16.        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           (i)             No Defaulting Lender shall be entitled to receive any fee payable under Section 4 or any interest at the Default Rate payable under Section 2.8(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee or interest that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)           Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable Revolving Commitment Percentage of the Stated Amount of Letters of Credit for which it has provided cash collateral satisfactory to the applicable L/C Issuer.

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(iii)           With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Revolving Credit Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b)           If any L/C Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such L/C Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitment Percentage; provided that (A) each Non-Defaulting Lender’s L/C Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) subject to Section 13.22, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuers, or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion of the Defaulting Lender’s L/C Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.16(b)(i) above or otherwise, the Borrower shall within two Business Days following written notice by the Administrative Agent Cash Collateralize such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such L/C Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to the requirements of this Section 2.16(b)(i), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized, (iv) if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.16(b), then the fees payable to the Lenders pursuant to Section 4.1(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Commitment Percentages and the Borrower shall not be required to pay any fees to the Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s L/C Exposure during the period that such Defaulting Lender’s L/C Exposure is reallocated, or (v) if any Defaulting Lender’s L/C Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.16(b), then, without prejudice to any rights or remedies of the applicable L/C Issuer or any Lender hereunder, all fees payable under Section 4.1(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the applicable L/C Issuer until such L/C Exposure is Cash Collateralized and/or reallocated.

(c)           No L/C Issuer will be required to issue any new Letter of Credit or to amend any outstanding Letter of Credit to increase the available balance thereof or extend the expiry date thereof, unless the applicable L/C Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with the requirements of Section 2.16(b) above or otherwise in a manner reasonably satisfactory to the applicable L/C Issuer and the Borrower.

(d)           If the Borrower, the Administrative Agent and the L/C Issuers agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any L/C Exposure of such Lender reallocated pursuant to the requirements of Section 2.16(b) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

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2.17.        Permitted Debt Exchanges.

(a)            Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans under one or more Classes of Term Loans (as determined by the Borrower in its sole discretion) on the same terms, the Borrower may from time to time consummate one or more exchanges of Term Loans for Permitted Other Notes (such notes, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied or waived: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest, fees and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the exchange of such Term Loans and the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

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(b)           With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 (or such less amount as may be agreed to by the Administrative Agent) in aggregate principal amount of Term Loans, provided that subject to the foregoing clause (ii) the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s sole discretion) of Term Loans of any or all applicable Classes will be accepted for exchange.

(c)            In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17 and without conflict with Section 2.17(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d)           The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

SECTION 3.          Letters of Credit.

3.1.          Issuance of Letters of Credit.

(a)            Letters of Credit. (i)  Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, each L/C Issuer agrees, in reliance upon (among other things) the agreements of the Revolving Lenders set forth in this Section 3, to issue upon the request of the Borrower and (x) for the direct or indirect benefit of the Borrower and its direct or indirect Subsidiaries and (y) for the direct or indirect benefit of any direct or indirect parent of the Borrower or any Subsidiaries of such direct or indirect parent so long as the aggregate Stated Amount of all Letters of Credit issued for such parent and its other Subsidiaries’ benefit (excluding Letters of Credit issued to support the obligations of such direct or indirect parent or its other Subsidiaries which obligations were entered into primarily to benefit the business of Borrower and its Subsidiaries) does not exceed the Available RP/Investment Capacity Amount at any time, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by such L/C Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and jointly and severally liable with respect to each Letter of Credit issued for the account of such Subsidiary or such direct or indirect parent and its other Subsidiaries; provided further that Letters of Credit issued for the direct or indirect benefit of such direct or indirect parent and its other Subsidiaries other than the Borrower and its Restricted Subsidiaries shall be subject to Sections 10.5 and 10.6 hereof. Notwithstanding anything to the contrary contained herein, no L/C Issuer shall be required to issue trade Letters of Credit under this Agreement unless it agrees to do so.

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(ii)            Notwithstanding the foregoing, (A) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding in respect of all Letters of Credit at such time, would exceed the L/C Commitment then in effect; (B) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding with respect to all Letters of Credit would cause the aggregate amount of the Revolving Credit Exposures at such time to exceed the Total Revolving Commitment then in effect; (C) no Letter of Credit shall be issued (or deemed issued) by any L/C Issuer the Stated Amount of which, when added to the Letters of Credit Outstanding with respect to such L/C Issuer, would exceed the Specified L/C Commitment of such L/C Issuer then in effect; (D) each Letter of Credit shall have an expiration date occurring no later than the earlier of (x) two years after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the L/C Issuer, or if issued to replace existing Letters of Credit with a maturity of longer than two years, or as provided under Section 3.2(b) and (y) the applicable L/C Maturity Date; (E) each Letter of Credit shall be denominated in Dollars; (F) no L/C Issuer shall be under any obligation to issue, amend or extend any Letter of Credit if (i) it would be illegal under any Applicable Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (ii) the issuance of such Letter of Credit would violate any laws binding upon the applicable L/C Issuer or (iii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; (G) no Letter of Credit shall be issued after the relevant L/C Issuer has received a written notice from the Borrower or the Administrative Agent (or the Administrative Agent at the request of the Required Lenders) stating that a Default or an Event of Default has occurred and is continuing until such time as such L/C Issuer shall have received a written notice (x) of rescission of such notice from the party or parties originally delivering such notice, (y) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (z) that such Default or Event of Default is no longer continuing; and (H) no L/C Issuer shall be obligated to issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the Revolving Credit Maturity Date, unless all Revolving Lenders have approved such expiry date or unless the Revolving Lenders cease to hold a participation in, and to be obligated in any manner to reimburse or otherwise indemnify the relevant L/C Issuer for any amounts drawn under, such Letter of Credit after the Revolving Credit Maturity Date, except in the circumstances contemplated by Section 4.3(a).

3.2.          Letter of Credit Requests.

(a)           Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the applicable L/C Issuer a Letter of Credit Request by no later than 1:00 p.m. at least three (or such shorter time as may be agreed upon by the Administrative Agent and such L/C Issuer) Business Days prior to the proposed date of issuance. Each notice shall be executed by the Borrower, and shall be in the form of Exhibit G, or such other form (including by electronic or fax transmission) as agreed between the Borrower, the Administrative Agent and the applicable L/C Issuer (each a “Letter of Credit Request”).

(b)           If the Borrower so requests in any applicable Letter of Credit Request, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic or “evergreen” extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by a L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Borrower and the Revolving Lender shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of either Sections 3.1(a) or (b), as applicable, or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied (or waived), and in each such case directing such L/C Issuer not to permit such extension.

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(c)            Each L/C Issuer shall, at least once each month, provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time; provided that (i) upon written request from the Administrative Agent, such L/C Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer and (ii) the failure of a L/C Issuer to provide such list (A) shall not result in any liability of such L/C Issuer to any Person and (B) shall not impair or otherwise affect the liability or obligation of any Credit Party in respect of any Letter of Credit.

(d)           The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(a)(ii).

3.3.          Letter of Credit Participations.

(a)            Immediately upon the issuance by the L/C Issuer of any Letter of Credit, the L/C Issuer shall be deemed to have sold and transferred to each Revolving Lender (each such Revolving Lender, in its capacity under this Section 3.3, a “L/C Participant”), and each such L/C Participant shall be deemed absolutely, irrevocably and unconditionally to have purchased and received from the L/C Issuer, without recourse or warranty, an undivided interest and participation, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (each, a “L/C Participation”) pro rata based on such L/C Participant’s Revolving Commitment Percentage (determined without regard to the Class of Revolving Commitments held by such Lender), and any security therefor or guaranty pertaining thereto.

(b)           In determining whether to pay under any Letter of Credit, the L/C Issuer shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) the L/C Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Subject to the proviso in Section 3.7, any action taken or omitted to be taken by the L/C Issuer under or in connection with any Letter of Credit issued by it shall not create for the L/C Issuer any resulting liability.

(c)           Whenever the L/C Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the L/C Issuer any payments from the L/C Participants, the L/C Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Commitment Percentage (determined without regard to the Class of Revolving Commitments held by such Lender) of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate. For the avoidance of doubt, all distributions under this Section 3.3(c) shall be made to each Lender with a Revolving Commitment pro rata based on each such Lender’s Revolving Commitment Percentage without regard to the Class of Revolving Commitments held by such Lender.

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(d)           The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the L/C Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)           the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the L/C Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)           any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)           the occurrence of any Default or Event of Default.

3.4.          Agreement to Repay Letter of Credit Drawings.

(a)            The Borrower hereby agrees to reimburse the applicable L/C Issuer, by making payment in Dollars to the Administrative Agent in immediately available funds, for any payment or disbursement made by such L/C Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) prior to 12:00 p.m. on the first Business Day following the date that such L/C Issuer provides written notice to the Borrower of such payment or disbursement (such required date for reimbursement, the “Reimbursement Date”), with interest on the amount so paid or disbursed by such L/C Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the Overnight Rate; provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Unpaid Drawings under any Letters of Credit, (A) unless the Borrower shall have notified the Administrative Agent and the relevant L/C Issuer prior to 10:00 a.m. on the Reimbursement Date that the Borrower intends to reimburse the relevant L/C Issuer for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Lenders with Revolving Commitments make Revolving Loans (which shall be ABR Loans) on the Reimbursement Date in the amount of such Unpaid Drawing and (B) the Administrative Agent shall promptly notify each Revolving Lender of such drawing and the amount of its Revolving Loan to be made in respect thereof (without regard to the Minimum Borrowing Amount), and each L/C Participant shall be irrevocably obligated to make a Revolving Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Commitment Percentage (determined without regard to the Class of Revolving Commitments held by such Lender) of the applicable Unpaid Drawing by 2:00 p.m. on such Reimbursement Date by making the amount of such Revolving Loan available to the Administrative Agent and the Administrative Agent shall use the proceeds of such Revolving Loans solely for purpose of reimbursing the relevant L/C Issuer for the related Unpaid Drawing. For the avoidance of doubt, all Borrowings of Revolving Loans under this Section 3.4(a) shall be made by each Lender with a Revolving Commitment pro rata based on each such Lender’s Revolving Commitment Percentage (determined without regard to Class of Revolving Commitments held by such Lender).

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In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the applicable L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the L/C Issuer shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the applicable L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Revolving Loans that have not been paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.

(b)           The obligations of the Borrower under this Section 3.4 to reimburse the L/C Issuers with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against any L/C Issuer, the Administrative Agent or any Lender (including in its capacity as a L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing.

3.5.          Increased Costs. If after the Closing Date, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by a L/C Issuer or any L/C Participant with any request or directive made or adopted after the Closing Date (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, compulsory loan, insurance charge, capital adequacy, liquidity or similar requirement against letters of credit issued by any L/C Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on any L/C Issuer or any L/C Participant any other conditions or liabilities affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such L/C Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such L/C Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to (i) Indemnified Taxes and Other Taxes indemnifiable under Section 5.4, (ii) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or branch profits Taxes imposed on any L/C Issuer or such L/C Participant or (iii) Taxes included under clauses (b) through (d) of the definition of “Excluded Taxes”) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by such L/C Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by such L/C Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to such L/C Issuer or such L/C Participant such additional amount or amounts as will compensate such L/C Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that any L/C Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant L/C Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by such L/C Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such L/C Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. Notwithstanding the foregoing, no L/C Issuer or L/C Participant shall demand compensation pursuant to this Section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

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3.6.          New or Successor L/C Issuer.

(a)           Subject to the appointment and acceptance of a successor L/C Issuer as provided in this paragraph (which is subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed)), any L/C Issuer may resign as a L/C Issuer upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may add L/C Issuers at any time upon notice to the Administrative Agent. If a L/C Issuer shall resign or be replaced, or if the Borrower shall decide to add a new L/C Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit under the applicable Credit Facility or a new L/C Issuer under the applicable Credit Facility, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, denied, conditioned or delayed), another successor or new issuer of Letters of Credit under the applicable Credit Facility, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning L/C Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a L/C Issuer hereunder and the term “L/C Issuer” shall mean such successor or include such new issuer of Letters of Credit under the applicable Credit Facility effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced L/C Issuer all accrued and unpaid fees owing to such L/C Issuer pursuant to Section 4.1. The acceptance of any appointment as a L/C Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “L/C Issuer” hereunder. After the resignation or replacement of a L/C Issuer hereunder, the resigning or replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced L/C Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced L/C Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning L/C Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced L/C Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced L/C Issuer, which new Letters of Credit shall have an amount equal to the Letters of Credit being back-stopped. After any resigning or replaced L/C Issuer’s resignation or replacement as L/C Issuer, the provisions of this Agreement relating to a L/C Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a L/C Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such L/C Issuer.

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(b)           To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced L/C Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7.          Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any Drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined in a final nonappealable judgement by a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in Section 3.3(d); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against a L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, gross negligence, bad faith or a material breach by such L/C Issuer of any Credit Document (as determined in a final non-appealable judgment of a court of competent jurisdiction) or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit (except if such payment would be illegal). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8.          Cash Collateral.

(a)            Upon the written request of the Required Revolving Lenders if, as of the applicable L/C Maturity Date, (i) there are any applicable Letters of Credit Outstanding or (ii) the provisions of Section 2.16(b)(ii) are in effect, the Borrower shall promptly Cash Collateralize the applicable Letters of Credit Outstanding (determined in the case of Cash Collateral provided pursuant to clause (ii) above, after giving effect to Section 2.16(b)(i)).

(b)           If any Event of Default shall occur and be continuing, the Required Revolving Lenders may require that the L/C Obligations be Cash Collateralized.

(c)           For purposes of this Agreement, “Cash Collateralize” means to (i) in all cases, to the extent reasonably acceptable to the applicable L/C Issuer, to issue “back-stop” Letters of Credit naming the relevant L/C Issuer as beneficiary for each outstanding Letter of Credit issued by the relevant L/C Issuer, which new Letters of Credit shall have an amount equal to the Letters of Credit being back-stopped and/or (ii) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuers as collateral for the L/C Obligations, cash or deposit account balances (such items in clauses (i) and (ii), “Cash Collateral”) in an amount equal to 100% of the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the L/C Issuers (which documents are hereby consented to by the Revolving Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuers, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the documentation in form and substance reasonably satisfactory to the Collateral Agent and the L/C Issuers (which documents are hereby consented to by the Revolving Lenders). Such cash collateral shall be maintained in blocked, non-bearing trust accounts established by and in the name of the Collateral Agent (with any income accruing for the benefit of the Borrower).

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3.9.          [Reserved].

3.10.        Certain Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(b) shall, effective as of the Closing Date and without any further action by the Borrower, be continued (and deemed issued) as a Letter of Credit, hereunder and from and after the Closing Date shall be deemed a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.

3.11.        Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall be stated therein to apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall be stated therein to apply to each commercial letter of credit, and in each case to the extent not inconsistent with the above referred rules, the laws of the State of New York shall be stated therein to apply to each Letter of Credit.

3.12.        Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any security granted pursuant to any Issuer Document shall be void.

3.13.        Letters of Credit Issued for Others. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Borrower’s Subsidiaries or the direct or indirect parent of Borrower or its other Subsidiaries, the Borrower shall be obligated to reimburse the relevant L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries or the direct or indirect parent of the Borrower or its other Subsidiaries, inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries or its direct or indirect parent and its other Subsidiaries.

SECTION 4.          Fees; Commitments.

4.1.          Fees.

(a)           The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Lender (in each case pro rata according to the respective Revolving Commitments of all such Revolving Lenders), a commitment fee (the “Revolving Commitment Fee”) for each day from the Closing Date to, but excluding, the Revolving Credit Maturity Date. The Revolving Commitment Fee shall be earned, due and payable by the Borrower (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). The Revolving Commitment Fee shall be computed for each day during such period at a rate per annum equal to the Revolving Commitment Fee Rate in effect on such day on the applicable portion of the Available Revolving Commitment in effect on such day.

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(b)           In the event that, after the Amendment No. 1 Effective Date and prior to the six month anniversary of the Amendment No. 1 Effective Date, the Borrower (x) makes any prepayment or repayment of Initial Term B Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Initial Term B Loans, (I) a prepayment premium of 1.00% of the principal amount of the Initial Term B Loans being prepaid in connection with such Repricing Transaction and (II) in the case of clause (y), an amount equal to 1.00% of the aggregate amount of the applicable Initial Term B Loans of non-consenting Lenders outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such amendment.

(c)           The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Revolving Lender pro rata on the basis of their respective L/C Exposure, a fee in respect of each Letter of Credit (the “L/C Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the product of (x) the Applicable Term SOFR Margin for Revolving Loans in effect on such day and (y) the average daily Stated Amount of such Letter of Credit. The L/C Fee shall be due and payable (x) quarterly in arrears on the last Business Day of each March, June, September and December and (y) on the Revolving Credit Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above). If there is any change in the relevant Applicable Term SOFR Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the relevant Applicable Term SOFR Margin separately for each period during such quarter that such relevant Applicable Term SOFR Margin was in effect.

(d)           [Reserved].

(e)            The Borrower agrees to pay directly to the L/C Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the L/C Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(f)            The Borrower agrees to pay directly to the Administrative Agent for its own account the administrative agent fees as separately agreed in writing.

(g)           Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1 (subject to Section 2.16).

4.2.          Voluntary Reduction of Revolving Commitments and L/C Commitments.

(a)            Upon at least one Business Day’s prior revocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Commitments in whole or in part; provided that (a) any such termination or reduction of Revolving Commitments of any Class shall apply proportionately and permanently to reduce the Revolving Commitments of each of the Revolving Lenders of such Class, except that, notwithstanding the foregoing, the Borrower may allocate any termination or reduction of Revolving Commitments in its sole discretion among the Classes of Revolving Commitments as the Borrower may specify, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least the Minimum Borrowing Amount and (c) after giving effect to such termination or reduction and to any prepayments of the Revolving Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement (including pursuant to Section 5.2(b)), the aggregate amount of the Revolving Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Commitment.

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(b)           [Reserved].

(c)            Upon at least one Business Day’s prior revocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the L/C Issuers (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the L/C Commitment in whole or in part; provided that, after giving effect to such termination or reduction, (i) the Letters of Credit Outstanding with respect to all Letters of Credit, after giving effect to Cash Collateralization of Letters of Credit, shall not exceed the L/C Commitment and (ii) the Letters of Credit Outstanding with respect to each L/C Issuer shall not exceed the Specified L/C Commitment of such L/C Issuer.

4.3.          Mandatory Termination or Reduction of Commitments.

(a)           The Revolving Commitment shall terminate at 5:00 p.m. on the Revolving Credit Maturity Date. The Specified L/C Commitment of each L/C Issuer shall terminate on the L/C Maturity Date.

SECTION 5.          Payments.

5.1.           Voluntary Prepayments. The Borrower shall have the right to prepay Term B Loans and Revolving Loans, without premium or penalty (other than as provided in Section 4.1(b) and amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of Term SOFR Loans made on any date other than the last day of the applicable Interest Period), in whole or in part, from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office revocable written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and, in the case of Term SOFR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (x) one Business Day prior to (in the case of ABR Loans) or (y) three U.S. Government Securities Business Days prior to (in the case of Term SOFR Loans) (and, in each case, such shorter time as the Administrative Agent may agree), (b) each partial prepayment of any Borrowing of Term B Loans or Revolving Loans shall be in a multiple of $1,000,000 and in an aggregate principal amount of at least $5,000,000; provided that no partial prepayment of Term SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Term SOFR Loans, and (c) any prepayment of Term SOFR Loans pursuant to this Section 5.1 on any day prior to the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term B Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term B Loans in such manner as the Borrower may determine and (b) applied to reduce Repayment Amounts in such order as the Borrower may determine. In the event that the Borrower does not specify the order in which to apply prepayments of Term B Loans to reduce Repayment Amounts or prepayments of Term B Loans as between existing Classes of Term B Loans the Borrower shall be deemed to have elected that such prepayments be applied to reduce the Repayment Amounts of the applicable Class of Term B Loans in direct order of maturity and on a pro rata basis among the applicable Class or Classes, if a Class or Classes were specified, or among all Classes of Term B Loans then outstanding, if no Class was specified. All prepayments under this Section 5.1 shall also be subject to the provisions of Section 5.2(d) or (e), as applicable. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loan of a Defaulting Lender.

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5.2.          Mandatory Prepayments.

(a)           Loan Prepayments. (i)  On each occasion that a Prepayment Event (other than a Debt Incurrence Prepayment Event or a New Debt Incurrence Prepayment Event) occurs, the Borrower shall, within ten Business Days after the receipt of Net Cash Proceeds of such Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within three Business Days after the Deferred Net Cash Proceeds Payment Date), prepay (or cause to be prepaid) (subject to Section 11.13 when applicable), in accordance with clauses (c) and (d) below, Term B Loans in a principal amount equal to the Applicable Prepayment Event Percentage of all such Net Cash Proceeds from such Prepayment Event.

(ii)           On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within ten Business Days after the receipt of the Net Cash Proceeds from the occurrence of such Debt Incurrence Prepayment Event, prepay Term B Loans in accordance with clauses (c) and (d) below.

(iii)           On each occasion that a New Debt Incurrence Prepayment Event occurs, the Borrower shall, within five Business Days after the receipt of the Net Cash Proceeds from the occurrence of such New Debt Incurrence Prepayment Event, (A) with respect to a New Debt Incurrence Prepayment Event resulting from the incurrence of Indebtedness pursuant to Section 10.1(y)(i) at the Borrower’s election as to the allocation of such Net Cash Proceeds as among any and all of the following Classes, (x) prepay any Class or Classes of Term B Loans as selected by Borrower and/or (y) prepay, at the Borrower’s option, any Class or Classes of Revolving Loans (and permanently reduce and terminate the related Revolving Commitments in the amount of the Net Cash Proceeds allocated to the prepayment of such Class or Classes of Revolving Loans) and (B) with respect to each other New Debt Incurrence Prepayment Event, prepay the applicable Class or Classes of Term B Loans or Revolving Loans that are the subject of the applicable Refinanced Debt or Refinanced Term B Loans, as applicable, in each case in a principal amount equal to 100% of the Net Cash Proceeds from such New Debt Incurrence Prepayment Event.

(iv)          For each Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending December 31, 2025, within ten (10) Business Days after financial statements have been delivered to the Administrative Agent pursuant to Section 9.1(a) or (b) (or, if later, the date on which such financial statements are required to be delivered hereunder), the Borrower shall prepay an aggregate principal amount of Term B Loans in an amount equal to the Applicable ECF Prepayment Percentage of Consolidated Excess Cash Flow for such Excess Cash Flow Period, minus the sum of:

(A)          at the option of the Borrower, the aggregate amount of voluntary principal prepayments of (w) the Term B Loans, (x) other Indebtedness that is pari passu in right of payment and security with the Term B Loans, (y) Revolving Loans (to the extent accompanied by a permanent reduction of the corresponding Revolving Commitment) and (z) other Indebtedness that is either secured on a junior basis to the Term B Loans or otherwise secured, in each case, without duplication of amounts that have already been applied to reduce Consolidated Excess Cash Flow and are made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Consolidated Excess Cash Flow prepayment is due; provided that, to the extent the Borrower exercises such option, such amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation), including prepayments at a discount to par and open market purchases, with credit given for the actual amount of the cash payment and prepayments in connection with lender replacement provisions, in each case other than to the extent that any such prepayment is funded with the proceeds of long term refinancing Indebtedness (other than revolving loans);

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(B)          at the option of the Borrower, the portion of the Consolidated Excess Cash Flow applied (to the extent the Borrower or any Restricted Subsidiary is required by the terms thereof) to prepay, repay or purchase Indebtedness that is pari passu in right of payment and security with the Term B Loans (to the extent the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with Consolidated Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of Consolidated Excess Cash Flow (net of any deductions of Consolidated Excess Cash Flow that the Borrower is permitted to deduct from any prepayment made therewith pursuant to the terms of such other Indebtedness) and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with this Agreement) and the denominator of which is the aggregate outstanding principal amount of Term B Loans and all such other Indebtedness), in each case other than to the extent that any such prepayment is funded with the proceeds of long term refinancing Indebtedness (other than revolving loans);

(C)          at the option of the Borrower, amounts used for Capital Expenditures, Permitted Acquisitions, Taxes, Investments (including Investments in joint ventures) and Dividends made during such fiscal quarter (including any tax payment distributions permitted under Section 10.6(d)(i)) or, at the option of the Borrower, committed, planned or budgeted to be made within 24 months following the date of the required Consolidated Excess Cash Flow prepayment (or if so committed, planned or budgeted to be made within such 24-month period to fund acquisition obligations for which binding agreements or letters of intent exist or to make Capital Expenditures, made no later than 180 days after the end of such 24-month period) (provided that, to the extent the Borrower exercises such option, such amounts shall not be permitted as a reduction against the Consolidated Excess Cash Flow calculation for the subsequent Excess Cash Flow Period) (in each case, other than to the extent such payments are funded with the proceeds of long term refinancing Indebtedness (other than revolving loans));

(D)          at the option of the Borrower, the amount of any rental, interest or other payments made or to be made in respect of any lease, concession or license of property (including Capital Leases, finance leases and operating leases) made during such fiscal quarter (or, without duplication, at the option of the Borrower, after the end of such fiscal quarter but prior to the date of any Consolidated Excess Cash Flow prepayment) (other than to the extent such prepayments are funded with the proceeds of long term refinancing Indebtedness (other than revolving loans)) (each of clauses (a)(iv)(A) through (a)(iv)(D) above, a “Reduction”);

provided, that, (1) any payment shall only be required in respect of any Excess Cash Flow Period in an amount in excess of the ECF De Minimis Amount and (2) if the aggregate amount of Reductions during the relevant Excess Cash Flow Periods exceeds the amount of any Consolidated Excess Cash Flow prepayment in excess of the ECF De Minimis Amount that would have been required on the relevant Consolidated Excess Cash Flow prepayment date, at the option of the Borrower, the amount of such excess shall be deducted from any Consolidated Excess Cash Flow prepayment required in subsequent Excess Cash Flow Periods (after calculating the applicable Consolidated Excess Cash Flow percentage for such Excess Cash Flow Period).

(b)           Repayment of Revolving Loans. If on any date the aggregate amount of the Revolving Lenders’ Revolving Credit Exposures (collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Commitment then in effect, the Borrower shall, forthwith repay within one Business Day of written notice thereof from the Administrative Agent, the principal amount of the Revolving Loans in an amount necessary to eliminate such deficiency. If, after giving effect to the prepayment of all outstanding Revolving Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Commitment then in effect, the Borrower shall Cash Collateralize the L/C Obligations to the extent of such excess.

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(c)           Application to Repayment Amounts. Each prepayment of Loans required by Section 5.2(a) (except as provided in Section 5.2(a)(iii)) shall be allocated (i) first, to the Term B Loans then outstanding (ratably to each Class of Term B Loans (or on a less than ratable basis, if agreed to by the Lenders providing such Class of Term B Loans) based on then remaining principal amounts of the respective Classes of Term B Loans then outstanding) until paid in full and (ii) thereafter, at the option of the Borrower, to the Revolving Credit Facility (ratably to each Class of Revolving Commitments (or on a less than ratable basis if agreed by the Lenders providing such Class of Revolving Commitments) based on the respective Revolving Commitments of each Class) (without any permanent reduction in commitments thereof); provided that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Recovery Prepayment Event or Permitted Sale Leaseback, in each case, solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Debt or other Indebtedness that ranks pari passu with the Obligations (such Indebtedness, “Additional Debt”) (and with such prepaid or repurchased Additional Debt permanently extinguished) constituting First Lien Obligations to the extent any applicable document governing such Additional Debt requires the issuer of such Additional Debt to prepay or make an offer to purchase or prepay such Additional Debt with the proceeds of such Prepayment Event, in each case, in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Additional Debt constituting First Lien Obligations and with respect to which such a requirement to prepay or make an offer to purchase or prepay exists and the denominator of which is the sum of the outstanding principal amount of such Additional Debt and the outstanding principal amount of Term B Loans. Each prepayment of Loans required by Section 5.2(a) shall be applied within each Class of Loans (i) ratably among the Lenders holding Loans of such Class (unless otherwise agreed by an applicable affected Lender) and (ii) to scheduled amortization payments in respect of such Loans in direct forward order of scheduled maturity thereof or as otherwise directed by the Borrower. Any prepayment of Term B Loans or Revolving Loans with the Net Cash Proceeds of, or in exchange for, Permitted Other Debt, Refinancing Term B Loans or Replacement Term B Loans pursuant to Section 5.2(a)(iii)(B) shall be applied solely to each applicable Class or Classes of Term B Loans or Revolving Loans being refinanced or replaced.

(d)           Application to Term B Loans. With respect to each prepayment of Term B Loans elected to be made by the Borrower or required pursuant to Section 5.2(a), subject to Section 11.13 when applicable, the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of Term SOFR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e)           Application to Revolving Loans. With respect to each prepayment of Revolving Loans elected to be made by the Borrower pursuant to Section 5.1 or required by Section 5.2(a) or (b), the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Loans to be prepaid; provided that (x) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (y) notwithstanding the provisions of the preceding clause (x), no prepayment made pursuant to Section 5.1 or 5.2(b) of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. The mandatory prepayments set forth in this Section 5.2 shall not reduce the aggregate amount of Commitments and amounts prepaid may be reborrowed in accordance with the terms hereof except as provided in Section 5.2(a)(iii).

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(f)            Term SOFR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Term SOFR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Term SOFR Loan to be prepaid and such Term SOFR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Term SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(g)           Minimum Amount. No prepayment shall be required pursuant to Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term B Loans pursuant to such Section exceeds (A) the greater of (x) $95,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Prepayment Event for a single Prepayment Event and (B) the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Prepayment Event in the aggregate for all Prepayment Events in any one Fiscal Year, at which time all such Net Cash Proceeds in excess thereof shall be applied as a prepayment in accordance with this Section 5.2.

(h)           Rejection Right. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term B Loans required to be made pursuant to Section 5.2(a) (other than prepayments made in connection with any Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event), in each case, at least three Business Days prior to the date such prepayment is required to be made (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion). Each such notice shall be revocable and specify the anticipated date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term B Loans to be prepaid in accordance with such prepayment notice of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any such prepayment of Term B Loans required to be made pursuant to Section 5.2(a) (other than prepayments made in connection with any Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice shall specify the principal amount of the mandatory prepayment of Term B Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term B Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such prepayment of Term B Loans. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

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(i)             Foreign Net Cash Proceeds. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any or all of the Net Cash Proceeds from a Recovery Prepayment Event (a “Foreign Recovery Event”) of, or any Disposition by, a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event are prohibited or delayed by applicable local law or material agreement (so long as not created in contemplation of such prepayment) or organizational document from being repatriated to the United States (a “Foreign Asset Sale”), an amount equal to such portion of the Net Cash Proceeds so affected will not be required to be applied to repay Term B Loans at the times provided in this Section 5.2 so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to promptly take commercially reasonable actions reasonably required by the applicable local law or material agreement to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law (and in any event not later than ten (10) Business Days after such repatriation is permitted to occur or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion) applied (net of additional Taxes payable or reserved against as a result thereof to the extent not already taken into account under the definition of “Net Cash Proceeds”) in an amount equal thereto to the repayment of the Term B Loans as required pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Recovery Event, any Foreign Asset Sale would have a material adverse tax consequence resulting from the repatriation with respect to such Net Cash Proceeds, an amount equal to the Net Cash Proceeds so affected will not be required to be applied to repay Term B Loans at the times provided in this Section 5.2 may be retained by the applicable Restricted Foreign Subsidiary (the Borrower hereby agreeing to promptly take commercially reasonable actions reasonably required to overcome or eliminate such material adverse tax consequence). For the avoidance of doubt, so long as an amount equal to the amount of Net Cash Proceeds required to be applied in accordance with Section 5.2(a) is applied by the Borrower, nothing in this Agreement (including this Section 5) shall be construed to require any Restricted Foreign Subsidiary to repatriate cash.

5.3.          Method and Place of Payment.

(a)            Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the L/C Issuer entitled thereto, as the case may be, not later than 3:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by written notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 3:00 p.m. or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or fees ratably to the Lenders of each applicable Class of Loans entitled thereto.

(b)           Any payments under this Agreement that are made later than 3:00 p.m. shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

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5.4.          Net Payments.

(a)           Any and all payments made by, on behalf of, or on an account of any obligation of, any Credit Party under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if any applicable Withholding Agent shall be required by Applicable Law (as determined in the good faith discretion of such applicable Withholding Agent) to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the Credit Parties shall be increased as necessary so that after making all such required deductions and withholdings (including such deductions or withholdings applicable to additional sums payable under this Section 5.4), the applicable Lender (or in the case of payments made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholdings, and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with Applicable Law. Whenever any Taxes are payable by a Credit Party, as promptly as possible thereafter, such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to the Administrative Agent, acting reasonably) received by the Credit Party evidencing payment thereof.

(b)           The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)           The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender as the case may be (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. Notwithstanding anything in this Section 5.4(c) to the contrary, the Borrower shall not be required to indemnify the Administrative Agent, the Collateral Agent and any Lender pursuant to this Section 5.4(c) for any Taxes resulting from the failure of the Administrative Agent, the Collateral Agent or such Lender to notify the Borrower of such possible indemnification claim within 180 days after the Administrative Agent, the Collateral Agent or such Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d)           Any Lender that is entitled to an exemption from or reduction of withholding Tax, with respect to payments hereunder or under any other Credit Document shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. A Lender’s obligation under the prior sentence shall apply only if the Borrower or the Administrative Agent has made a request for such documentation. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 5.4(d), the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.4(e), 5.4(h) and 5.4(i) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Sections 5.4(d), 5.4(e), 5.4(h) and 5.4(i).

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(e)           Each Non-U.S. Lender shall, to the extent it is legally eligible to do so:

(i)            deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (x) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, IRS Form W-8BEN or W-8BEN-E, in each case, properly completed and duly executed by such Non-U.S. Lender claiming such exemption, (together with a certificate substantially in the form of Exhibit Q certifying that (1) such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, (2) such Non-U.S. Lender is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, (3) any interest payment received by such Non-U.S. Lender under this Agreement or any other Credit Document is not effectively connected with the non-U.S. Lender’s conduct of a trade or business in the United States and (4) such Non-U.S. Lender is not a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code)), (y)(1) IRS Form W-8BEN or Form W-8BEN-E, in each case, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding Tax on payments by the Borrower or any Guarantor under an applicable income tax treaty to which the United States is a party or (2) properly completed and duly executed IRS Form W-8ECI, or (z) if a Non-U.S. Lender does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Credit Documents (for example, in the case of a typical participation or where Non-U.S. Lender is a pass through entity) IRS Form W-8IMY and all necessary attachments (including the forms described in clauses (x) and (y) above, as required), provided that if the Non-U.S. Lender is a partnership (and not a participating Lender), and one or more of the partners is claiming portfolio interest treatment, the certificate substantially in the form of Exhibit Q may be provided by such Non-U.S. Lender on behalf of such partner(s)), in each case, properly completed and duly executed; and

(ii)           deliver to the Borrower and the Administrative Agent two further copies of any such form (or any applicable successor form) certification or other documentation, in each case, properly completed and duly executed on or before the date that any such documentation expires or becomes obsolete and after the occurrence of any event (including, for the avoidance of doubt, any Change in Law) requiring a change in the most recent documentation previously delivered by it to the Borrower, and/or from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(f)            If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax (including an Other Tax) for which a payment of additional amounts or indemnification payments has been made by the Borrower pursuant to Section 5.4, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave such Person, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid; provided that the Borrower, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower pursuant to this Section 5.4(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent, as the case may be, in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. Upon reasonable request by the Borrower, a Lender, the Administrative Agent or the Collateral Agent shall claim any refund in respect of any Indemnified Tax or Other Tax for which a payment of additional amounts or indemnification payments has been made by the Borrower pursuant to this Section 5.4 that such Lender or Agent determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. None of any Lender, the Administrative Agent or the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

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(g)           If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which the Borrower has paid additional amounts or indemnification payments pursuant to this Section 5.4, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. Subject to the provisions of Section 2.12, each Lender and Agent agrees to use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request to minimize any amount payable by the Borrower or any Guarantor pursuant to this Section 5.4. The Borrower shall indemnify and hold each Lender and Agent harmless against any reasonable out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its reasonable judgment, determines would result in a material detriment to such Person.

(h)           Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two copies of IRS Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender is exempt from United States backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) promptly after the occurrence of a change in such U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i)            If a payment made to any Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Administrative Agent and the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j)            The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(k)            For purposes of this Section 5.4, the term “Lender” shall include any L/C Issuer.

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(l)            Each Lender agrees that if any documentation it previously delivered pursuant to this Section 5.4 expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

5.5.          Computations of Interest and Fees.

(a)            Except as provided in the next succeeding sentence, interest on Term SOFR Loans and ABR Loans (other than as set forth in the succeeding sentence) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as the “U.S. prime rate” and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)           Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6.           Limit on Rate of Interest.

(a)            No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)           Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)           Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d)           Spreading. In determining whether the interest hereunder is in excess of the amount or rate permitted under or consistent with any Applicable Law, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full.

(e)           Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

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SECTION 6.          Conditions Precedent to Effectiveness.

The effectiveness of this Agreement and the obligation of each Lender to make Loans on the Closing Date is subject to the satisfaction (or waiver) of the conditions precedent set forth in this Section 6.

6.1.          Credit Documents. The Administrative Agent shall have received (a) this Agreement, executed and delivered by an Authorized Officer of each Credit Party as of the Closing Date, (b) the Guarantee, executed and delivered by an Authorized Officer of each Guarantor as of the Closing Date, (c) the Pledge Agreement, executed and delivered by an Authorized Officer of each pledgor party thereto as of the Closing Date, (d) the Security Agreement, executed and delivered by an Authorized Officer of each grantor party thereto as of the Closing Date, (e) the Collateral Trust Agreement, executed and delivered by an Authorized Officer of each of the parties thereto and (f) each other customary security document duly authorized, executed and delivered by the applicable parties thereto and related items to the extent necessary to create and perfect the security interests in the Collateral.

6.2.          Collateral.

(a)           All outstanding Stock of each Subsidiary of the Borrower directly owned by the Borrower or any Subsidiary Guarantor, in each case, as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock and Stock Equivalents) and the Collateral Representative shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b)           All Indebtedness of the Borrower and each Subsidiary of the Borrower that is owing to the Borrower or a Subsidiary Guarantor shall, to the extent exceeding $10,000,000 in aggregate principal amount, be evidenced by one or more global promissory notes and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Representative shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank.

(c)           All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent (at the direction of the Administrative Agent acting reasonably) to be filed, registered or recorded to create the Liens intended to be created by any Security Document to be executed on the Closing Date and to perfect such Liens to the extent required by, and with the priority required by, such Security Document, unless otherwise agreed by the Collateral Agent (acting at the direction of the Administrative Agent), shall have been delivered to the Collateral Representative in proper form for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted hereunder.

(d)           The Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, executed and delivered by an Authorized Officer of the Borrower, together with all attachments contemplated thereby.

Notwithstanding anything to the contrary herein, with respect to any security documents relating to real property to the extent constituting Collateral, the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to grant and perfect such security interests, on or prior to the date that is 120 days after the Closing Date or such longer period of time as may be agreed to by the Administrative Agent in its reasonable discretion.

6.3.          Legal Opinions. The Administrative Agent shall have received the executed customary legal opinions of (a) White & Case LLP, New York counsel to the Borrower and (b) Hunton Andrews Kurth LLP, Virginia counsel to the Borrower.

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6.4.          Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, in respect of the conditions set forth in Sections 6.7 and 6.11 substantially in the form of Exhibit I, with appropriate insertions, executed by an Authorized Officer of each Credit Party, and attaching the documents referred to in Section 6.5.

6.5.          Authorization of Proceedings of Each Credit Party. The Administrative Agent shall have received (a) a copy of the resolutions of the board of directors, other managers or general partner of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents referred to in Section 6.1 (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (b) true and complete copies of the Organizational Documents of each Credit Party as of the Closing Date, and (c) good standing certificates (to the extent such concept exists in the relevant jurisdiction of organization) of the Borrower and the Guarantors.

6.6.          Fees. All fees required to be paid on the Closing Date pursuant to the Engagement and Commitment Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowings hereunder.

6.7.           Representations and Warranties. All representations and warranties contained in Section 8 of this Agreement shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).

6.8.          Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing, substantially in the form of Exhibit A with appropriate insertions, executed by any Authorized Officer of the Borrower.

6.9.          Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of Exhibit E hereto.

6.10.         Financial Statements. The Administrative Agent (for further distribution to Lenders) shall have received the Historical Financials. The Administrative Agent acknowledges that as of the Closing Date, this Section 6.10 has been satisfied.

6.11.        No Event of Default. No Default or Event of Default shall have occurred and be continuing (immediately after giving effect to this Agreement and the Transactions contemplated by this Agreement to occur on the Closing Date).

6.12.        Closing Refinancing. The Closing Refinancing shall have been consummated, or shall be consummated substantially concurrently with the initial Borrowings hereunder.

6.13.        Patriot Act. The Administrative Agent shall have received (at least 3 Business Days prior to the Closing Date) all documentation and other information about the Credit Parties as has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and the Beneficial Ownership Regulation, including without limitation the PATRIOT Act.

6.14.        Certain Closing Date Transactions. The Borrower shall have received, or will substantially contemporaneously with the occurrence of the Closing Date, receive at least $1,500,000,000 of gross proceeds from the 2024 Notes.

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6.15.        Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions as reasonably requested by the Administrative Agent where material assets of the Borrower and the Guarantors are located and any jurisdictions as reasonably requested by the Administrative Agent in which valid filings with respect to such assets of the Borrower and the Guarantors may be in effect.

6.16.        No Material Adverse Effect. Since March 31, 2024, no Material Adverse Effect shall have occurred and is continuing.

SECTION 7.          Conditions Precedent to All Credit Events After the Closing Date.

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Revolving Loans required to be made by the Revolving Lenders in respect of Unpaid Drawings pursuant to Section 3.4), and the obligation of any L/C Issuer to issue Letters of Credit on any date, is subject to the satisfaction or waiver of the conditions precedent set forth in the following Sections 7.1 and 7.2, provided that the conditions precedent set forth in Section 7.1 shall not be required to be satisfied with respect to the Borrowings on the Closing Date:

7.1.          No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or where such representations and warranties are by their terms qualified as to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects as of the date of such Credit Event or such earlier date, as applicable).

7.2.          Notice of Borrowing.

(a)           Prior to the making of each Revolving Loan (other than any Revolving Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b)           Prior to the issuance of each Letter of Credit, the Administrative Agent and the applicable L/C Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in this Section 7 have been satisfied or waived as of that time to the extent required by this Section 7.

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SECTION 8.          Representations, Warranties and Agreements.

In order to induce the Lenders and the L/C Issuers to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to the Lenders and the L/C Issuers, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit:

8.1.          Corporate Status; Compliance with Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and each Material Subsidiary of the Borrower that is a Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is legally required to be so qualified and (c) is in compliance with all Applicable Laws.

8.2.          Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document, assuming due authorization, execution and delivery by the other parties thereto constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Credit Parties in favor of the Collateral Trustee (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent the creation and perfection of such obligation is governed by the Uniform Commercial Code).

8.3.          No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor the compliance with the terms and provisions thereof, nor the consummation of the financing transactions contemplated hereby and thereby, will (a) contravene any applicable provision of any Applicable Law other than any contravention which would not reasonably be expected to result in a Material Adverse Effect and assuming the receipt of any FERC approvals required in connection with an exercise of remedies, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents, Permitted Liens or Liens subject to an intercreditor agreement permitted hereby or the Collateral Trust Agreement) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of any Credit Party.

8.4.          Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing with respect to the Borrower or any of the Restricted Subsidiaries that have a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect.

8.5.          Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6.          Governmental Approvals. The execution, delivery and performance of the Credit Documents by the Credit Parties does not require, on behalf of any Credit Party, any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) such FERC approvals and filings as may be required in connection with an exercise of remedies and (iv) such licenses, authorizations, consents, approvals, registrations, filings or other actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

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8.7.          Investment Company Act. None of the Credit Parties is required to register as an “investment company” within the meaning of, and subject to registration under, the Investment Company Act of 1940, as amended.

8.8.          True and Complete Disclosure.

(a)           None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries of the Borrower or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) regarding the Borrower and its Restricted Subsidiaries in connection with the Transactions for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished and such information was, when furnished on or prior to the Closing Date, when taken as a whole after giving effect to all supplements and updates provided thereto, accurate in all material respects (it being understood, for the avoidance of doubt, that none of the Borrower or any of its Subsidiaries shall be required to update any such information following the Closing Date), it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections or estimates (including financial estimates, forecasts, pro forma financial information, budgets, and other forward-looking information), other forward-looking information or statements regarding future condition or operations, or information of a general economic or general industry nature.

(b)           As of the Closing Date, the projections contained in the Lender Presentation are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agents, Joint Lead Arrangers and the Lenders that such projections, forward-looking statements, estimates and pro forma financial information are not to be viewed as facts or a guarantee of performance, and are subject to material contingencies and assumptions, many of which are beyond the control of the Credit Parties, and that actual results during the period or periods covered by any such projections, forward-looking statements, estimates and pro forma financial information may differ materially from the projected results.

8.9.          Financial Condition; Financial Statements. The financial statements described in Section 6.11 present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, in each case, as of the dates thereof and for such period covered thereby in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, and subject, in the case of any unaudited financial statements, to changes resulting from normal year-end adjustments and the absence of footnotes. No Material Adverse Effect has occurred and is continuing since March 31, 2024.

8.10.        Tax Matters. Except where the failure of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each of the Borrower and each of the Restricted Subsidiaries has timely filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (after giving effect to all applicable extensions) and has paid all Taxes payable by it that have become due (whether or not shown on any such Tax return), other than those (i) not yet delinquent or (ii) contested in good faith for which adequate reserves have been provided to the extent required by Applicable Law and in accordance with GAAP, (b) each of the Borrower and each of the Restricted Subsidiaries has provided adequate reserves in accordance with GAAP for the payment of all federal, state and foreign Taxes not yet due and payable, and (c) each of the Borrower and each of the Restricted Subsidiaries has satisfied all of its Tax withholding obligations.

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8.11.        Compliance with ERISA.

(a)            Each Employee Benefit Plan is in compliance with ERISA, the Code and any Applicable Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Benefit Plan; no Multiemployer Plan is Insolvent (or is reasonably likely to be Insolvent), and no written notice of any such insolvency has been given to the Borrower or any ERISA Affiliate; no Benefit Plan has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); each Benefit Plan has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Benefit Plan, and there has been no determination that any such Benefit Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Benefit Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Benefit Plan or to appoint a trustee to administer any Benefit Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no Lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Benefit Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Benefit Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 8.11(a)), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination of such Multiemployer Plans under ERISA, are made to the knowledge of the Borrower.

(b)           All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and Applicable Law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12.        Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case, existing on the Closing Date (after giving effect to the Transactions).

8.13.        Intellectual Property. Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or a valid license or right to use, all patents, trademarks, servicemarks, trade names, copyrights and all applications therefor and licenses thereof, and all other intellectual property rights, free and clear of all Liens (other than Liens permitted by Section 10.2), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or rights would not reasonably be expected to have a Material Adverse Effect.

8.14.        Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Borrower and the Restricted Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (b) the Borrower and the Restricted Subsidiaries have, and have timely applied for renewal of, all permits required under Environmental Law to construct and operate their facilities as currently constructed; (c) except as set forth on Schedule 8.14, neither the Borrower nor any Restricted Subsidiary is subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or any other liability under any Environmental Law, including any such Environmental Claim, or, to the knowledge of the Borrower, any other liability under Environmental Law related to, or resulting from the business or operations of any predecessor in interest of any of them; (d) none of the Borrower or any Restricted Subsidiary is conducting or financing or, to the knowledge of the Borrower, is required to conduct or finance, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (e) to the knowledge of the Borrower, no Hazardous Materials have been released into the environment at, on or under any Real Estate currently owned or leased by the Borrower or any Restricted Subsidiary and (f) neither the Borrower nor any Restricted Subsidiary has treated, stored, transported, released, disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the knowledge of the Borrower, formerly owned or leased Real Estate or facility. Except as provided in this Section 8.14, the Borrower and the Restricted Subsidiaries make no other representations or warranties regarding Environmental Laws.

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8.15.        Properties.

(a)           Schedule 1.1(c) sets forth a complete and accurate list of all Real Estate located in the United States owned in fee simple by the Borrower or any Subsidiary Guarantor as of the Closing Date with a fair market value equal to or in excess of $20,000,000.

(b)           Except as set forth on Schedule 8.15, the Borrower and the Restricted Subsidiaries have good title to or valid leasehold or easement interests or other license or use rights in all properties that are necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title, leasehold or easement interests or other license or use rights would not reasonably be expected to have a Material Adverse Effect.

8.16.        Solvency. On the Closing Date, after giving effect to the Transactions, immediately following the making of each Loan on such date and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with its Subsidiaries will be Solvent.

8.17.        Security Interests. Subject to the qualifications set forth in Section 6.2 and the terms, conditions and provisions of the Collateral Trust Agreement and any other applicable intercreditor agreement then in effect, with respect to each Credit Party, the Security Documents are (or, with respect to the Mortgages, will be) effective to create in favor of the Collateral Representative, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject to Liens permitted hereunder) in the Collateral described therein and proceeds thereof, in each case, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. In the case of (i) the Stock described in the Pledge Agreement that is in the form of securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC (“Certificated Securities”), when certificates representing such Stock are delivered to the Collateral Representative along with instruments of transfer in blank or endorsed to the Collateral Representative, (ii) all other Collateral constituting Real Estate or personal property described in the Security Agreement, when financing statements and other required filings, recordings, agreements and actions in appropriate form are executed and delivered, performed, recorded or filed in the appropriate offices, and (iii) all Collateral constituting Real Estate described in the Mortgages, when such Mortgages are filed or recorded in the proper real estate filing or recording offices and all relevant mortgage Taxes and recording charges are duly paid, as the case may be, the Collateral Representative, for the benefit of the applicable Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in all Collateral and the proceeds thereof (to the extent such Liens may be perfected by possession of the Certificated Securities by the Collateral Representative, filing a financing statement or analogous document, filing intellectual property security agreement “short-form” filings with the United States Patent and Trademark Office or the United States Copyright Office or other actions or perfection is otherwise required by the terms of any Credit Document), in each case, to the extent required under the Security Documents, as security for the Obligations, in each case prior and superior in right to any other Lien (except, in the case of Liens permitted hereunder).

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8.18.        Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing; and (b) hours worked by and payment made for such work to employees of the Borrower and each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters.

8.19.        Sanctioned Persons; Anti-Corruption Laws; Patriot Act. None of the Borrower or any of its Restricted Subsidiaries or any of their respective directors or officers is (i) the subject of any trade embargoes or similar economic or financial sanctions administered or enforced by the U.S. government, including the U.S. Department of State or the U.S. Department of Treasury (including the Office of Foreign Assets Control), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other applicable sanctions authority whose jurisdiction to which the Borrower or any of its Subsidiaries are subject to (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine). Each of the Borrower and its Restricted Subsidiaries and their respective officers and directors is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) applicable portions of the Patriot Act, if any, and any other applicable anti-terrorism and anti-money laundering laws, rules, regulations and orders.  No part of the proceeds of the Loans and no Letters of Credit will be used, directly or knowingly indirectly, (A) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions, (B) in a manner that would result in a violation of applicable Sanctions by any party to this Agreement or (C) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation in any material respect of any Anti-Corruption Law.

8.20.        Use of Proceeds. The Borrower will use the proceeds of the Loans in accordance with Section 9.13 of this Agreement.

8.21.        [Reserved].

8.22.        Beneficial Ownership Certification. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

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SECTION 9.          Affirmative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized, Backstopped or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer following the termination of the Revolving Commitments) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured CA Hedging Agreements, Cash Management Obligations under Secured CA Cash Management Agreements or Contingent Obligations), are paid in full:

9.1.          Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)           Annual Financial Statements. On or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each such Fiscal Year (or, in the case of financial statements for the Fiscal Year during which the Closing Date occurs, on or before the date that is 135 days after the end of such Fiscal Year; provided that, the financial statements, report and opinion for the fiscal year ended December 31, 2024 will only cover the period from the Closing Date through December 31, 2024)) (or, in each case, such later time as may be agreed by the Administrative Agent in its reasonable discretion), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations and cash flows for such Fiscal Year, beginning with the Fiscal Year ending December 31, 2026, setting forth comparative consolidated figures for the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP in all material respects and, in each case, except with respect to any such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern (other than any exception or qualification that is a result of (x) a current maturity date of any Indebtedness, (y) any actual or prospective default of a financial maintenance covenant or other covenant, and (z) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), all of which shall be (i) certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries (or a direct or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects, subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes and (ii) accompanied by a Narrative Report with respect thereto.

(b)           Quarterly Financial Statements. On or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each Fiscal Year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of such quarterly accounting period (provided that, the first set of quarterly financial statements shall be for the fiscal quarter ended September 30, 2024 and shall be delivered within 90 days of the end of such fiscal quarter; provided further that, such financial statements shall only cover the period from the Closing Date through September 30, 2024) of the first three fiscal quarters of every Fiscal Year) (or, in each case, such later time as may be agreed by the Administrative Agent in its reasonable discretion), the consolidated balance sheets of the Borrower and its consolidated Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and, beginning with the fiscal quarter ending March 31, 2026, setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries (or a direct or an indirect parent of the Borrower and its consolidated Subsidiaries, as the case may be) in accordance with GAAP in all material respects, subject to changes resulting from audit, normal year-end audit adjustments and absence of footnotes.

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(c)            Compliance Certificates. Within five Business Days of the delivery of the financial statements provided for in Section 9.1(a) and (b), a Compliance Certificate, duly executed by an Authorized Officer of the Borrower, certifying to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which Compliance Certificate shall set forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 10.9 as at the end of such Fiscal Year or period (solely to the extent such covenant is required to be tested at the end of such Fiscal Year or quarter), as the case may be and (ii) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries and Excluded Project Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries and Excluded Project Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be. Within five Business Days of the delivery of the financial statements provided for in Section 9.1(a), a Compliance Certificate, duly executed by an Authorized Officer of the Borrower setting forth (A) in reasonable detail the Applicable Amount and the Applicable Equity Amount as at the end of the Fiscal Year to which such financial statements relate and (B) the information required pursuant to Section 7 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent Compliance Certificate delivered pursuant to this clause (c)(B), as the case may be.

(d)           Notice of Default; Litigation; ERISA Event. Promptly after an Authorized Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower or the relevant Restricted Subsidiary propose to take with respect thereto, (ii) any litigation, regulatory or governmental proceeding pending against the Borrower or any Restricted Subsidiary that has a reasonable likelihood of adverse determination and such determination would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect.

(e)           Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any Restricted Subsidiary (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any Restricted Subsidiary shall send to the holders of any publicly issued debt with a principal amount in excess of the greater of (x) $270,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period of the Borrower and/or any Restricted Subsidiary in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement).

(f)            Requested Information. With reasonable promptness, following the reasonable request of the Administrative Agent, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that, notwithstanding anything to the contrary in this Section 9.1(f), none of the Borrower or any of its Restricted Subsidiaries will be required to provide any such other information pursuant to this Section 9.1(f) to the extent that (i) the provision thereof would violate any attorney client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality binding on the Credit Parties or their respective affiliates (so long as not entered into in contemplation hereof) or (ii) such information constitutes attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).

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(g)           [Reserved].

(h)           Reconciliations. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and (b) above, reconciliations for such consolidated financial statements or other consolidating information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries and Excluded Project Subsidiaries (if any) from such consolidated financial statements; provided that the Borrower shall be under no obligation to deliver the reconciliations or other information described in this clause (h) if the Consolidated Total Assets and the Consolidated Adjusted EBITDA of the Borrower and its consolidated Subsidiaries (which Consolidated Total Assets and Consolidated Adjusted EBITDA shall be calculated in accordance with the definitions of such terms, but determined based on the financial information of the Borrower and its consolidated Subsidiaries, and not the financial information of the Borrower and its Restricted Subsidiaries) do not differ from the Consolidated Total Assets and the Consolidated Adjusted EBITDA, respectively, of the Borrower and its Restricted Subsidiaries by more than 2.5%.

Notwithstanding the foregoing, the obligations in clauses (a), (b) and (e) of this Section 9.1 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower, (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a direct or indirect parent of the Borrower, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand (provided, however, that the Borrower shall be under no obligation to deliver such consolidating or other explanatory information if the Consolidated Total Assets and the Consolidated Adjusted EBITDA of the Borrower and its consolidated Restricted Subsidiaries do not differ from the Consolidated Total Assets and the Consolidated Adjusted EBITDA, respectively, of any direct or indirect parent of Borrower and its consolidated Subsidiaries by more than 2.5%). Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website as notified to the Administrative Agent or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, or filed with the SEC, and available in EDGAR (or any successor) to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

9.2.          Books, Records and Inspections.

(a)           The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (a) only the Administrative Agent, whether on its own or in conjunction with the Required Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year and (c) only one such visit shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required under this Section 9.2 to disclose or permit the inspection or discussion of any document, information or other matter to the extent that such action would violate any attorney-client privilege (as reasonably determined by counsel (internal or external) to the Credit Parties), law, rule or regulation, or any contractual obligation of confidentiality (not created in contemplation thereof) binding on the Credit Parties or their respective affiliates or constituting attorney work product (as reasonably determined by counsel (internal or external) to the Credit Parties).

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(b)           The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity, in all material respects, with GAAP shall be made of all material financial transactions and matters involving the assets of the business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that any Restricted Subsidiary may maintain its individual books and records in conformity with local standards or customs and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

9.3.          Maintenance of Insurance. The Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to (a) at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower, as applicable) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower, as applicable) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis and the Borrower shall use commercially reasonable efforts for all such applicable insurance to name the Collateral Trustee as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (b) will furnish to the Administrative Agent, upon written reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, provided, however, that for so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to make such request only once in any calendar year.

9.4.          Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any Restricted Subsidiary of the Borrower; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim (i) that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto in accordance with GAAP or (ii) with respect to which the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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9.5.          Consolidated Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary that is a Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and the Restricted Subsidiaries may consummate any transaction otherwise permitted hereby, including under Section 10.2, 10.3, 10.4 or 10.5.

9.6.          Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Applicable Laws applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.7.          Lender Calls. The Borrower shall conduct a conference call that Lenders may attend to discuss the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 9.1(a) (beginning with the Fiscal Year of the Borrower ending December 31, 2024), at a date and time to be determined by the Borrower with reasonable advance notice to the Administrative Agent, limited to one conference call per Fiscal Year.

9.8.          Maintenance of Properties. The Borrower will, and will cause the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted), except to the extent that the failure to do so would reasonably be expected to have a Material Adverse Effect.

9.9.          Transactions with Affiliates. The Borrower will conduct, and cause the Restricted Subsidiaries to conduct, all transactions with any of its or their respective Affiliates (other than (x) any transaction or series of related transactions with an aggregate value that is equal to or less than the greater of (i) $160,000,000 and (ii) 25% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) or (y) transactions between or among (i) the Borrower and the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transactions and (ii) the Borrower, the Restricted Subsidiaries and, to the extent in the ordinary course of business or consistent with past practice (in each case, as reasonably determined by the Borrower in good faith), any direct or indirect parent of the Borrower, and any of its other Subsidiaries) on terms that are, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower); provided that the foregoing restrictions shall not apply to:

(a)           the payment of (i) amounts payable under the Management Agreement and (ii) customary fees for other management, monitoring, consulting, advisory, underwriting, placement and financial services or other similar services rendered to the Borrower and its Restricted Subsidiaries and customary investment banking fees paid for services rendered to the Borrower and its Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, whether or not consummated,

(b)           transactions permitted by Section 10 (other than Section 10.6(m) and any provision of Section 10 permitting transactions by reference to Section 9.9),

(c)           the Transactions and the payment of the Transaction Expenses,

(d)           the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the management of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 9.9,

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(e)            loans, advances and other transactions between or among the Borrower, any Subsidiary of the Borrower or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary of the Borrower has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower but for the Borrower’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10,

(f)            (i) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement,

(g)           payments (i) by the Borrower and the Subsidiaries of the Borrower to any direct or indirect parent of the Borrower in an amount sufficient so as to allow any direct or indirect parent of the Borrower to make when due (but without regard to any permitted deferral on account of financing agreements) any payment pursuant to any Shared Services and Tax Agreements and (ii) by the Borrower (and any direct or indirect parent thereof) and the Subsidiaries of the Borrower pursuant to the Shared Services and Tax Agreements among the Borrower (and any such parent) and the Subsidiaries of the Borrower, to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; provided that in each case solely in the case of any such payment in respect of Taxes of the type described in Section 10.6(d)(i) or (iii) under a Shared Services and Tax Agreement (and in lieu of making a dividend thereunder as contemplated by Section 10.6(d)(i) or (iii)), the amount of such payments shall not exceed the amount permitted to be paid as dividends or distributions under Section 10.6(d)(i) or (iii), as applicable,

(h)           the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or, to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries, any direct or indirect parent thereof) and the Subsidiaries of the Borrower,

(i)             the payment of indemnities and reasonable expenses incurred by the Permitted Holders and their Affiliates in connection with services provided to the Borrower (or any direct or indirect parent thereof), or any of the Subsidiaries of the Borrower,

(j)             the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) to a parent entity of the Borrower, any Permitted Holder or to any director, officer, employee or consultant,

(k)           any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing,

(l)             the performance of any and all obligations pursuant to the Shared Services and Tax Agreements (provided that payment obligations shall be subject to Section 9.9(g)) and other ordinary course transactions under the intercompany cash management systems with Affiliates and subleases of property from any Affiliate to the Borrower or any of the Restricted Subsidiaries,

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(m)           transactions pursuant to agreements in existence on the Closing Date or any amendment, restatement, amendment and restatement, modification, supplement, replacement, extension, renewal or restructuring thereto to the extent such an amendment, restatement, amendment and restatement, modification, supplement, replacement, extension renewal or restructuring (together with any other amendment or supplemental agreements) is not materially adverse, taken as a whole, to the Lenders (in the good faith determination of the Borrower),

(n)            transactions in which any direct or indirect parent of the Borrower, the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 9.9,

(o)           the existence and performance of agreements and transactions with any Unrestricted Subsidiary or Excluded Project Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary or Excluded Project Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary or Excluded Project Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary or Excluded Project Subsidiary as a Restricted Subsidiary; provided that (i) such transaction was not entered into in contemplation of such designation or redesignation, as applicable, and (ii) in the case of an Excluded Project Subsidiary, such agreements and transactions comply with the requirements of the definitions of “Non-Recourse Subsidiary” and “Non-Recourse Debt”,

(p)           Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the payments and other transactions reasonably related thereto,

(q)           (i) investments by Permitted Holders in securities of the Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of the Borrower or any Restricted Subsidiary contemplated in the foregoing clause (i) or that were acquired from Persons other than the Borrower and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; provided, that with respect to securities of the Borrower or any Restricted Subsidiary contemplated in clause (i) above, such investment constitutes less than 10% of the proposed or outstanding issue amount of such class of securities,

(r)            transactions constituting any part of a Permitted Reorganization or an IPO Reorganization Transaction,

(s)            Letters of Credit issued for the direct or indirect benefit of any direct or indirect parent of the Borrower or any Subsidiaries of such direct or indirect parent pursuant to Section 3.1 in reliance on the Available RP/Investment Capacity Amount;

(t)            transactions with a Person (other than an Unrestricted Subsidiary of the Borrower) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, Stock in, or controls, such Person; and

(u)           transactions that constitute or are entered into in connection with, or related to, the LandCo Transactions.

9.10.           End of Fiscal Years. The Borrower will, for financial reporting purposes, cause each of its, and the Restricted Subsidiaries’ fiscal years to end on December 31 of each year (each a “Fiscal Year”); provided, however, that the Borrower or any Restricted Subsidiary may, upon written notice to the Administrative Agent change the Fiscal Year with the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, delayed or denied), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

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9.11.        Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Guarantee, the Security Documents, the Collateral Trust Agreement or any applicable intercreditor agreement and this Agreement (including Section 9.14), the Borrower will cause each direct or indirect Wholly Owned Domestic Subsidiary of the Borrower (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and each other Domestic Subsidiary of the Borrower that ceases to constitute an Excluded Subsidiary to, within 60 days from the date of such formation, acquisition or cessation (which in the case of any Excluded Subsidiary shall commence on the date of delivery of the certificate required by Section 9.1(c)), as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) execute (A) a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under such Guarantee, a pledgor under the Pledge Agreement and a grantor under such Security Agreement, (B) a joinder to the Intercompany Subordinated Note and (C) a joinder to the Collateral Trust Agreement and (ii) take all actions required by the Security Documents to perfect the Liens on the assets of such Domestic Subsidiary (in each case within such time frames as set forth in the applicable Security Document to the extent later than the time frames otherwise set forth in this Section 9.11).

9.12.        Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents, the Collateral Trust Agreement and any applicable intercreditor agreement, and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost, burden or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so could result in adverse tax or regulatory consequences, in each case, that are not de minimis as reasonably determined by the Borrower in consultation with the Administrative Agent, the Borrower will promptly notify the Administrative Agent in writing of any Stock or Stock Equivalents constituting Collateral and issued or otherwise purchased or acquired after the Closing Date and of any Indebtedness in excess of $25,000,000 that is owing to the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11) incurred (individually or in a series of related transactions) after the Closing Date and, in each case, if required pursuant to the Security Documents or reasonably requested by the Administrative Agent, will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11), to pledge to the Collateral Representative for the benefit of the Secured Bank Parties (in each case, excluding Excluded Collateral), (i) all such Stock and Stock Equivalents, pursuant to a Pledge Agreement or supplement thereto, and (ii) all evidences of such Indebtedness, pursuant to a Pledge Agreement or supplement thereto.

9.13.        Use of Proceeds. The Borrower will use (i) the proceeds of the Initial Term B Loans made on the Closing Date (x) to consummate the Transactions and to pay the Transaction Expenses, (y) to fund amounts to existing secured hedge providers in order to reduce exposure under Energy Hedge Agreements and reset or offset such Energy Hedge Agreements pay costs and expenses associated with resetting of Energy Hedge Agreements and to pay costs and expenses relating thereto, and (z) for working capital, capital expenditures and general corporate purposes (including acquisitions, Investments, restricted payments and other transactions not prohibited hereunder) and (ii) the proceeds of the Revolving Loans (a) on the Closing Date, to fund a portion of the Transactions (including Transactions Expenses), (b) on and after the Closing Date, to backstop or replace existing letters of credit, (c) on or after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, Investments, restricted payments and other transactions not prohibited hereunder), and (d) on or after the Closing Date, for other purposes to be mutually and reasonably agreed by the Borrower and the Administrative Agent. The Borrower will use Letters of Credit (x) on the Closing Date in order to backstop or replace letters of credit outstanding on the Closing Date (including by “grandfathering” such letters of credit to constitute Letters of Credit) and (y) after the Closing Date, for general corporate purposes and for other transactions not prohibited hereunder.

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9.14.        Further Assurances.

(a)           Subject to the applicable limitations set forth in this Agreement (including Sections 9.11 and 9.12) and the Security Documents, the Collateral Trust Agreement and any applicable intercreditor agreement, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any Applicable Law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)           Subject to any applicable limitations set forth in the Security Documents (including in any Mortgage), if any assets (including any Real Estate owned in fee or improvements thereto constituting Collateral with a fair market value equal to or in excess of $20,000,000 (determined at the time of acquisition or contribution thereof) but excluding Excluded Property) are acquired by, or contributed to, the Borrower or any Subsidiary Guarantor after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of any Security Document upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(d) or 10.2(g)) that are of the nature secured by any Security Document, the Borrower will promptly notify the Collateral Agent (who shall thereafter notify the Lenders) thereof and, if requested by the Collateral Agent, will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent (acting at the direction of the Administrative Agent), as soon as commercially reasonable but in no event later than 120 days after the date of such acquisition or contribution, unless extended by the Administrative Agent in its reasonable discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in paragraph (a) of this Section, all at the expense of the Credit Parties. Notwithstanding anything to the contrary herein, the Loan Parties shall not be required to provide title insurance on any Mortgaged Property.

(c)           Any Mortgage delivered to the Collateral Representative in accordance with the preceding clause (b) shall be accompanied by those items set forth in clause (d) that are customary for the type of assets covered by such Mortgage.

(d)           With respect to each Mortgaged Property listed on Schedule 1.1(c) (other than Excluded Property), within 120 days from the Closing Date and with respect to each other Mortgaged Property, within 120 days after the date of such acquisition or contribution, unless extended by the Administrative Agent in its reasonable discretion, the Borrower will deliver, or cause to be delivered, to the Collateral Representative (i) a Mortgage with respect to each Mortgaged Property, executed by a duly authorized officer of each obligor party thereto, (ii) a title search reflecting that the real property encumbered by the Mortgage is free and clear of all Liens except for Permitted Liens and other matters approved by the Collateral Agent (such approval not to be unreasonably withheld, delayed or conditioned), (iii) [reserved], (iv) all other documents and instruments, including Uniform Commercial Code or other applicable fixture security financing statements, reasonably requested by the Collateral Agent (at the direction of the Administrative Agent acting reasonably) to be filed, registered or recorded to create the Liens intended to be created by any such Mortgage and perfect such Liens to the extent required by, and with the priority required by, such Mortgage shall have been delivered to the Collateral Representative in proper form for filing, registration or recording and (v) upon the written request of the Administrative Agent, written opinions of legal counsel (i) in the states in which each such Mortgaged Property is located in customary form and substance and (ii) in the states in which each record owner of the Real Estate subject to the Mortgages is organized, in customary form and substance. The Borrower, prior to delivery of the Mortgages, will deliver, or cause to be delivered, a completed Federal Emergency Management Agency Standard Flood Determination with respect to each Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

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(e)           Notwithstanding anything herein to the contrary, if the Borrower and the Collateral Agent (at the direction of the Administrative Agent) mutually agree in their reasonable judgment (confirmed in writing to the Borrower and the Administrative Agent) that the cost or other consequences (including adverse tax, regulatory and accounting consequences) of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

(f)            Notwithstanding anything herein to the contrary, (I) the total amount of Obligations secured by Collateral being pledged by Ravenswood Unit 40, LLC, Ravenswood Operations, LLC and Ravenswood Services, LLC, together with obligations of any or all of such entities under the 2024 Notes, any Secured Hedging Arrangements and any other Indebtedness permitted under this Agreement to be guaranteed by such entities, shall be collectively capped at $2,500,000,000, (II) recourse against the guarantees provided by Ravenswood Unit 40, LLC, Ravenswood Operations, LLC and Ravenswood Services, LLC, together with the guarantees or obligations of any or all of such entities under the 2024 Notes, any Secured Hedging Arrangements and any other Indebtedness permitted under this Agreement, shall be collectively capped at $2,500,000,000 and (III) the Borrower and the Guarantors shall not be required, nor shall the Collateral Agent or Collateral Representative be authorized, (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) intellectual property security agreement “short-form” filings in United States government offices with respect to intellectual property as expressly required herein and under the other Credit Documents, (C) delivery to the Collateral Agent or Collateral Representative, for its possession, of all Collateral consisting of instruments, intercompany notes, stock certificates of the Borrower and its Restricted Subsidiaries, subject to the limitations set forth in the Security Documents or (D) Mortgages required to be delivered pursuant to this Section 9.14, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract, (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any intellectual property registered outside of the United States (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above or in any Security Document, to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control”, (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof) or (vi) to escrow any source code or register or apply to register any intellectual property.

Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of, legal opinions or other deliverables with respect to, particular assets or the provision of any Guaranty by any Restricted Subsidiary, and each Lender hereby consents to any such extension of time.

9.15.        Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the Term B Loans provided pursuant to this Agreement, in each case, from at least two of the following: S&P, Moody’s and Fitch Ratings, Inc.

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9.16.        Changes in Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted and contemplated by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities which are extensions thereof or otherwise similar, incidental, complementary, synergistic, reasonably related or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment), in each case as determined by the Borrower in good faith.

9.17.        Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto agree to deliver or take the actions described in Schedule 13.19 hereto, within the applicable time periods set forth therein (as extended by the Administrative Agent in its reasonable discretion).

SECTION 10.       Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date (immediately after giving effect to the Transactions) and thereafter, until the Total Commitments and all Letters of Credit have terminated (unless such Letters of Credit have been Backstopped, Cash Collateralized or otherwise collateralized on terms and conditions reasonably satisfactory to the applicable L/C Issuer following the termination of the Revolving Commitments) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured CA Hedging Agreements, Cash Management Obligations under Secured CA Cash Management Agreement or Contingent Obligations), are paid in full:

10.1.        Limitation on Indebtedness. The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur or assume any Indebtedness. Notwithstanding the foregoing, the limitations set forth in the immediately preceding paragraph shall not apply to any of the following items:

(a)           Indebtedness arising under the Credit Documents (including any Indebtedness incurred as permitted by Sections 2.14, 2.15 and 13.1);

(b)           subject to compliance with Section 10.5, Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note or (y) otherwise be subject to subordination terms substantially similar to the subordination terms set forth in the Intercompany Subordinated Note or otherwise reasonably acceptable to the Administrative Agent;

(c)           Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of construction and restoration activities and in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations);

(d)           subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is by its express terms subordinated in right of payment to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, and (B) the aggregate principal amount of Guarantee Obligations incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (d), shall not at the time of incurrence or issuance thereof exceed the greater of (x) $130,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

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(e)           Guarantee Obligations (i) incurred in the ordinary course of business (including in respect of construction or restoration activities) in respect of obligations of (or to) suppliers, customers, off-takers, ISOs, RTOs, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 10.5 (other than Investments permitted by Section 10.5(l) by reference to Section 10.1 and Section 10.5(q)); provided that this clause (ii) shall not be construed to limit the requirements of Section 10.1(b) and (d);

(f)            (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of Capital Expenditures, so long as such Indebtedness, except in the case of Environmental CapEx or Necessary CapEx, is incurred within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such Capital Expenditure, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above; provided, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (iii) shall not at the time of incurrence or issuance thereof exceed the greater of (x) $225,000,000 and (y) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); provided further that the cap set forth in the immediately preceding proviso shall not include any Indebtedness incurred pursuant to this clause (iii) if at the time such Indebtedness is incurred the Consolidated Total Net Leverage Ratio is not greater than 4.00 to 1.00 (on a Pro Forma Basis for such transaction and the incurrence of such Indebtedness) and (iv) any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal, defease or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above; provided that, except to the extent otherwise permitted hereunder, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus the amounts paid in respect of fees, premiums, costs, and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension plus unused commitments;

(g)           Indebtedness outstanding on the Closing Date and, to the extent the principal amount of such Indebtedness individually exceeds $25,000,000, set forth on Schedule 10.1 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof; provided that except to the extent otherwise permitted hereunder, in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension, (i) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus the amounts paid in respect of fees, premiums, costs, and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, or extension, (ii) additional obligors do not guarantee such Indebtedness, (iii) the scheduled maturity date of such Indebtedness is not prior to the maturity date of the debt being refinanced, and (iv) if the Indebtedness being refinanced, or any guarantee thereof, constituted Indebtedness subordinated in right of payment to the Obligations, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated in right of payment to the Obligations to substantially the same extent, taken as a whole;

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(h)           Indebtedness in respect of Hedging Agreements and letters of credit issued to support Hedging Obligations (including, for the avoidance of doubt, Letters of Credit issued to support Hedging Obligations); provided that, (i) with respect to Commodity Hedging Agreements, such Commodity Hedging Agreements are entered into in the ordinary course of business and consistent with prudent industry practice irrespective of whether or not any such Commodity Hedging Agreement was speculative or not (in each case, as determined by the Borrower at the time any such agreement was entered into in its reasonable discretion acting in good faith) and (ii) with respect to any Hedging Agreements (other than Commodity Hedging Agreements), are not entered into for speculative purposes (in each case, as determined by the Borrower at the time any such agreement was entered into in its reasonable discretion acting in good faith) and otherwise consistent with prudent industry practice;

(i)            (i) the 2024 Notes and any guarantee thereof and (ii) any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitment plus the amounts paid in respect of fees, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension and (y) additional obligors with respect to such Indebtedness are not added;

(j)            (i)  Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case, after the Closing Date as the result of a Permitted Acquisition or other permitted Investment (including through merger or consolidation); provided that (x) such Indebtedness existed at the time such Person became a Subsidiary of the Borrower or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), unless such Guarantee Obligations is separately permitted under this Section 10.1;

(ii)           any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments, plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension, (y) additional obligors do not guarantee such Indebtedness and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Indebtedness subordinated in right of payment to the Obligations, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated in right of payment to the Obligations to substantially the same extent, taken as a whole;

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(k)           (i)  Permitted Other Debt and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, in each case, assumed or incurred for any purpose, including to finance a Permitted Acquisition, other permitted Investments or Capital Expenditures and Indebtedness of Restricted Subsidiaries that otherwise meets the requirements of the definition of Permitted Other Debt except for the fact that it is incurred by a non-Credit Party; provided that if such Indebtedness is incurred or assumed by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5;

(ii)           any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension of any Indebtedness specified in subclause (i) above (which may be Permitted Other Notes or Permitted Other Loans); provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension, (y) additional obligors do not guarantee such Indebtedness (unless such additional obligors are also (or will simultaneously therewith become) Guarantors hereunder) and (z) such Indebtedness complies with the requirements of the definition of “Permitted Other Loans” or “Permitted Other Notes”, as applicable, except, in the case of Indebtedness of Restricted Subsidiaries, where such Indebtedness fails to meet the requirement that it be incurred by a Credit Party; and

(iii)           the aggregate principal amount of Indebtedness incurred (and for the avoidance of doubt, not “assumed”) under this Section 10.1(k) (A) shall not exceed (i) amounts available under clauses (1) and (3) of the definition of “Maximum Incremental Facilities Amount”, plus (ii) additional amounts if, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof and, if applicable, the Permitted Acquisition, permitted Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Term B Loans and Revolving Loans, either (I) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis) is no greater than 4.00:1.00 or (II) the Consolidated First Lien Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence of such Indebtedness) shall not be higher than the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof, (y) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Credit Facilities, either (I) the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis) is no greater than 4.50:1.00 or (II) the Consolidated Secured Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence of such Indebtedness) shall not be higher than the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof and (z) in the case of unsecured Indebtedness or Indebtedness secured only by Liens on assets that do not constitute Collateral, either (I) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) is no greater than the greater of 5.00:1.00 and the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof or (II) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than the lesser of 2.00:1.00 and the Fixed Charge Coverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof and (B) by Restricted Subsidiaries that are not Subsidiary Guarantors under this Section 10.1(k), shall not exceed the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case, at any time outstanding; and

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(iv)          if such Permitted Other Debt incurred (and for the avoidance of doubt, not “assumed”) pursuant to this clause (k) is a term loan that ranks pari passu in right of security with the Initial Term B Loans as to payment and security, the Initial Terms Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Debt were an Incremental Term B Loan incurred hereunder;

(l)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case, provided in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice;

(m)          (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension of any Indebtedness specified in subclause (i) above; provided, that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitment plus the amounts paid in respect of fees, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension and (y) additional obligors with respect to such Indebtedness are not added;

(n)           (i) additional Indebtedness and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate principal amount of Indebtedness incurred or issued pursuant to this Section 10.1(n) shall not exceed the greater of (x) $255,000,000 and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in each case, outstanding at the time of incurrence or issuance;

(o)           Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Credit Facilities; provided that the aggregate principal amount of Indebtedness permitted under this clause (o) shall not exceed the greater of (x) $95,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

(p)           Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(q)           (i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, including turbines, transformers and similar equipment and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary with the Borrower or any Restricted Subsidiary of the Borrower in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

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(r)            Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case, entered into in connection with Permitted Acquisitions, other Investments and any Disposition permitted hereunder;

(s)           Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case, arising in the ordinary course of business (including in respect of construction or restoration activities);

(t)            Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u)           Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6(b);

(v)           Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted or not otherwise prohibited hereunder;

(w)           Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary; provided that, at the time of incurrence of any such Indebtedness, the aggregate principal amount of Receivables Indebtedness outstanding pursuant to this clause (i) shall not exceed the greater of (x) $720,000,000 and (y) 80% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (ii) accounts receivable factoring facilities in the ordinary course of business;

(x)            [reserved];

(y)           Indebtedness in respect of (i) Permitted Other Debt issued or incurred for cash to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of, at the Borrower’s option as to the allocation among any and all of the following Classes: (A) Term B Loans in the manner set forth in Section 5.2(a)(iii)(A) and/or (B) at the Borrower’s option, Revolving Loans, Additional Revolving Loans and/or Extended Revolving Loans (accompanied by a permanent reduction in the Revolving Commitments, Additional Revolving Commitments or Extended Revolving Commitments, as applicable, in the amount of the Net Cash Proceeds allocated to the prepayment of such Revolving Loans, Additional Revolving Loans and/or Extended Revolving Loans) in the manner set forth in Section 5.2(a)(iii)(A), (ii) Permitted Other Loans incurred under Replacement Revolving Commitments, (iii) other Permitted Other Debt; provided that if such Permitted Other Debt incurred pursuant to this clause (iii) is a term loan that ranks pari passu in right of security with the Initial Term B Loans as to payment and security, the Initial Terms Loans shall be subject to the adjustment (if applicable) set forth in the proviso to Section 2.14(d)(iv) as if such Permitted Other Debt were an Incremental Term B Loan incurred hereunder, and (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclauses (i), (ii) and (iii) above; provided that in the case of this clause (iv), except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies the definition of Permitted Other Loans (in the case of Indebtedness in the form of loans) or the definition of Permitted Other Notes (in the case of Indebtedness in the form of notes) (it being understood that Permitted Other Loans may be refinanced by Permitted Other Notes and Permitted Other Notes may be refinanced by Permitted Other Loans); provided further that the aggregate principal amount of any such Indebtedness incurred under preceding clauses (iii) and (iv) (in respect of Indebtedness incurred in reliance on preceding clause (iii)) shall not exceed, when combined with the aggregate principal amount of any Incremental Term B Loans and any Incremental Revolving Commitments that have been incurred or provided in reliance on Section 2.14, the Maximum Incremental Facilities Amount; provided, further, that if such Indebtedness is incurred by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Borrower or any other Guarantor except as permitted under Section 10.5; provided, further, that in the case of any Indebtedness incurred on reliance on clause (iii) above, (x) other than as described in the immediately succeeding clause (y), no Event of Default shall exist on such date of incurrence immediately before or immediately after giving effect to such Indebtedness or (y) if such Indebtedness is being provided in connection with a Limited Condition Transaction, then no Event of Default under Section 11.1 or Section 11.5 shall exist on such date.

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(z)           (i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of “Permitted Other Notes”;

(aa)         Indebtedness in a principal amount not to exceed the Applicable Equity Amount at the time of incurrence or issuance;

(bb)         Indebtedness incurred to finance Necessary CapEx;

(cc)         [reserved];

(dd)         intercompany Indebtedness among the Borrower and its Subsidiaries constituting any part of any Permitted Reorganization;

(ee)         to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(ff)           (i) Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary of the Borrower in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States;

(gg)         Indebtedness owing to the seller of any business or assets to be acquired by the Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted under this clause (gg) shall not exceed the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

(hh)         obligations in respect of Disqualified Stock and Preferred Stock in an aggregate principal amount not to exceed the greater of (x) $95,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

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(ii)           Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (ii) in an aggregate principal amount not to exceed the greater of (x) $130,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;

(jj)           Non-Recourse Debt;

(kk)         Environmental CapEx Debt;

(ll)           the incurrence by the Borrower or any Restricted Subsidiary of one or more credit facilities (which shall be in the form of credit default swap-collateralized facilities, letter of credit facilities, or other revolving credit facilities) in an aggregate principal amount at the time of incurrence not to exceed the greater of (A) $225,000,000 and (B) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); and

(mm)       all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (ll) above.

For purposes of determining compliance with this Section 10.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the proviso to the first paragraph of this Section 10.1 and clauses (a) through (mm) above, the Borrower shall, in its sole discretion, divide, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Credit Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 10.1.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant. Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization. The principal amount of any Disqualified Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced (plus unused commitments thereunder) plus (ii) the aggregate amount of accrued interest, premiums (including call and tender premiums), defeasance costs, underwriting discounts, fees, commissions, costs and expenses (including original issue discount, upfront fees and similar items) incurred in connection with such refinancing.

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The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

This Agreement will not treat (1) unsecured Indebtedness as subordinated in right of payment or junior in right of payment to secured Indebtedness merely because such Indebtedness is unsecured or (2) senior Indebtedness as subordinated in right of payment or junior in right of payment to any other senior Indebtedness merely because such Indebtedness has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

10.2.        Limitation on Liens. The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur or assume any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or such Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)           Liens arising under (i) the Credit Documents securing the Obligations and (ii) the Security Documents and the Permitted Other Debt Documents securing Permitted Other Debt Obligations permitted to be incurred under Section 10.1(k), (y) or (z); provided that, (A) in the case of Liens securing Permitted Other Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above and whose collateral package is identical to the Collateral (subject to exceptions set forth in the Security Documents), (I) the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Representative a joinder to the Collateral Trust Agreement or, if the Collateral Trust Agreement has been terminated, shall have (1) entered into the First Lien Intercreditor Agreement (or, if already in effect, a joinder thereto) and (2) delivered to the Collateral Representative an Additional First Lien Secured Party Consent (as defined in the Security Agreement), and an Additional First Lien Secured Party Consent (as defined in the Pledge Agreement) or (II) the Borrower shall have complied with the other requirements of Section 8.16 of the Security Agreement with respect to such Permitted Other Debt Obligations, and if applicable, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially less favorable to the Secured Bank Parties than the terms and conditions of the Security Documents, a joinder to the Collateral Trust Agreement and, if the Collateral Trust Agreement has been terminated, the First Lien Intercreditor Agreement (or a joinder thereto or an intercreditor agreement reasonably acceptable to the Administrative Agent and the Collateral Representative) and (B) in the case of Liens securing Permitted Other Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Other Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into the Junior Lien Intercreditor Agreement (or a joinder thereto) (it being understood and agreed that (x) without any further consent of the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any other intercreditor agreement contemplated by, or to effect the provisions of, this Section 10.2(a) and (y) for the avoidance of doubt, the Liens created for the benefit of the L/C Issuers as contemplated by Section 3.8(c) are permitted by this Section 10.2(a));

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(b)           Liens on the Collateral securing obligations under Secured Cash Management Agreements, Secured Hedging Agreements and letters of credit issued to support Hedging Obligations;

(c)           Permitted Liens;

(d)           Liens securing Indebtedness permitted pursuant to Section 10.1(f); provided that (x) except with respect to any Indebtedness incurred in connection with Environmental CapEx or Necessary CapEx, such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (y) except as otherwise permitted hereby, such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(e)           Liens existing on, or provided for or required to be granted under (or existing as a result of) written agreements on, the Closing Date;

(f)            the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (a)(ii), clause (e), clause (g), clause (i), clause (v) and clause (ee) of this Section 10.2 upon or in the same assets theretofore (or if the assets securing any such Indebtedness are changed the value of the assets securing such Indebtedness is not increased) subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien and accessions thereto or any proceeds or products thereof) or the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal (without increase in the amount or change in any obligor, except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby (including any unused commitments), to the extent such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal is permitted by Section 10.1; provided, that in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (a)(ii), clause (v) and clause (ee) of this Section 10.2, the requirements set forth in the proviso to clause (a)(ii), clause (v) or subclause (ii) of clause (ee), as applicable, shall have been satisfied;

(g)           Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Acquisition or other permitted Investment or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or existing on assets acquired after the Closing Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1; provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached and after-acquired property, property that is affixed or incorporated into the property covered by such Lien and accessions thereto and products and proceeds thereof, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment financed by such lender, it being understood that such requirement to pledge such after-acquired property shall not be permitted to apply to any such after-acquired property to which such requirement would not have applied but for such acquisition) except as otherwise permitted hereunder, and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof permitted by Section 10.1;

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(h)           Liens securing incurring Indebtedness incurred pursuant to Section 10.1(i);

(i)            Liens securing Indebtedness or other obligations (i) of the Borrower or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party;

(j)            Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(k)           Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(l)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (including in respect of construction or restoration activities) permitted by this Agreement;

(m)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(n)           any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary;

(o)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(p)           Liens (a) on any cash earnest money deposits or cash advances made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement, (b) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition or (c) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder (or reasonably expected to be so permitted by the Borrower at the time such Lien was granted);

(q)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r)            Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of commercial letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice;

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(s)           Liens securing Non-Recourse Debt of an Excluded Project Subsidiary on the assets (and the income and proceeds therefrom) of such Excluded Project Subsidiary that are developed, operated and/or constructed with the proceeds of (A) such Non-Recourse Debt or investments in such Non-Recourse Subsidiary; or (B) Non-Recourse Debt or investments referred to in clause (A) refinanced in whole or in part by such Non-Recourse Debt;

(t)            additional Liens on assets of any Restricted Subsidiary that is not a Credit Party securing Indebtedness of any Restricted Subsidiary that is not a Credit Party permitted pursuant to Section 10.1 (or other obligations of any Restricted Subsidiary that is not a Credit Party not constituting Indebtedness);

(u)           Liens in respect of Permitted Sale Leasebacks;

(v)           Liens securing incurring Indebtedness incurred pursuant to Section 10.1(o); provided that any Liens on the Collateral shall rank junior to the Lien on the Collateral securing the Obligations and the holder(s) of such Liens (or a representative thereof) shall have entered into the Collateral Trust Agreement, the Junior Lien Intercreditor Agreement and/or other intercreditor agreements or arrangements that reflect market terms or are otherwise reasonably acceptable to the Administrative Agent and the Borrower, as applicable;

(w)          rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Borrower and the Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(x)            Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, shared facilities agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Borrower and the Restricted Subsidiaries; provided that such agreements are entered into in the ordinary course of business (including in respect of construction or restoration activities);

(y)           any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Borrower or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens;

(z)            Liens resulting from any customary provisions limiting the disposition or distribution of assets or property (including without limitation Stock) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;

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(aa)         Liens and other exceptions to title, in either case, on or in respect of any facilities of the Borrower or any Restricted Subsidiary, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business the Borrower and the Restricted Subsidiaries, taken as a whole;

(bb)        Liens on cash and Permitted Investments (i) deposited by the Borrower or any Restricted Subsidiary in margin accounts with or on behalf of brokers, credit clearing organizations, ISOs, RTOs, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by the Borrower or any Restricted Subsidiary with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal, (4) petroleum-based liquids, (5) oil, (6) [reserved], (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis) or weather-related risk); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) - (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) - (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any Netting Agreement, any insurance or self-insurance arrangements or any agreement described in this Section 10.2(bb); (E) any agreement combining part or all of a Netting Agreement or part or all of any of the agreements described in this Section 10.2(bb); (F) any document relating to any agreement described in this Section 10.2(bb) that is filed with a Governmental Authority and any related service agreements; or (G) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (G) of this Section 10.2(bb) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Agreements and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Agreements;

(cc)         additional Liens on assets that do not constitute Collateral prior to the creation of such Liens, so long as the Credit Facilities hereunder are equally and ratably secured thereby and otherwise subject to intercreditor agreements or arrangements that reflects market terms or is otherwise reasonably satisfactory to the Borrower and the Collateral Agent (at the direction of the Administrative Agent);

(dd)        Liens securing Indebtedness permitted to be incurred pursuant to Section 10.1(ll);

(ee)         additional Liens, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis with any Liens securing the Initial Credit Facilities (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio does not exceed the greater of (A) 4.00:1.00 and (B) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence thereof, (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing any Initial Credit Facilities, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio does not exceed the greater of (A) 4.50:1.00 and (B) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence thereof or (z) in the case of Indebtedness secured only by Liens on assets that do not constitute Collateral either (I) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) does not exceed the greater of (A) 5.00:1.00 and (B) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) immediately prior to the incurrence of such Indebtedness and use of proceeds thereof or (II) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than the lesser of (A) 2.00:1.00 and (B) the Fixed Charge Coverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof, and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into the Collateral Trust Agreement or, if the Collateral Trust Agreement has been terminated, the First Lien Intercreditor Agreement (in the case of subclause (i)(x)), the Junior Lien Intercreditor Agreement (in the case of subclause (i)(y)) or other intercreditor agreements or arrangements that reflect market terms or are otherwise reasonably acceptable to the Administrative Agent and the Borrower;

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(ff)           additional Liens, so long as the aggregate principal amount of obligations secured thereby at any time outstanding does not exceed the greater of (x) $255,000,000 and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance; provided that any Liens on the Collateral may (at the Borrower’s election) rank pari passu or junior to the Lien on the Collateral securing the Obligations in which case, the holder(s) of such Liens (or a representative thereof) shall have entered into the Collateral Trust Agreement, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or other intercreditor agreements or arrangements that reflect market terms or are otherwise reasonably acceptable to the Administrative Agent and the Borrower, as applicable;

(gg)        Liens to secure Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Necessary CapEx Debt;

(hh)        Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

(ii)           Liens to secure obligations to vendors or suppliers covering the assets sold or supplied by such vendors or suppliers, including Liens to secure Indebtedness or other obligations (including Capitalized Lease Obligations) permitted by this Agreement covering only the assets acquired with or financed by such Indebtedness; provided that individual financings provided by one lender may be cross collateralized to other financings provided by such lender; and

(jj)           Liens arising in connection with, or related to, any LandCo Transaction.

10.3.        Limitation on Fundamental Changes. Except as permitted by Section 10.5, (i) the Borrower will not, and will not permit the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) and (ii) the Borrower will not, and will not permit the Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise consummate the disposition of, all or substantially all of the business units, assets or other properties of the Borrower and its Restricted Subsidiaries, taken as a whole, except that:

(a)           so long as both before and after giving effect to such transaction, no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (A) the Borrower shall be the continuing or surviving company or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each grantor and each pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such merger or consolidation and such supplements preserve the enforceability of this Agreement and the Guarantee and the perfection and priority of the Liens under the applicable Security Documents;

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(b)           so long as no Event of Default has occurred and is continuing, or would result therefrom, any Subsidiary of the Borrower or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee and the relevant Security Documents each in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Bank Parties and to acknowledge and agree to the terms of the Intercompany Subordinated Note, and (iii) Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation and any such supplements to the Guarantee and any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents to the extent otherwise required;

(c)           any Permitted Reorganization, an IPO Reorganization Transaction, IPOCo Transactions or the Transactions;

(d)           any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary;

(e)           the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f)           any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

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(g)           the Borrower or any Restricted Subsidiary may change its legal form, so long as (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Liens granted pursuant to any Security Documents to which such Person is a party remain perfected and in full force and effect, to the extent otherwise required hereby;

(h)           any merger, consolidation or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Restricted Subsidiary in a jurisdiction in the United States, any state thereof or the District of Columbia, so long as the Liens granted pursuant to the Security Documents to which the Borrower is a party remain perfected and in full force and effect, to the extent otherwise required hereby;

(i)            [reserved]; and

(j)            the Borrower and the Restricted Subsidiaries may consummate a merger, amalgamation dissolution, liquidation, windup, consolidation or disposition, constituting, or otherwise resulting in, a transaction permitted by clause (a), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (o), (p), (q), (r), (s), (t) or (u) of Section 9.9, Section 10.4 (other than Section 10.4(d)), an Investment permitted pursuant to Section 10.5 (other than Section 10.5(l)), and any dividends permitted pursuant to Section 10.6 (other than Section 10.6(f)).

10.4.        Limitation on Sale of Assets. The Borrower will not, and will not permit the Restricted Subsidiaries to, (i) convey, sell, lease (other than an operating lease entered into in the ordinary course of business or consistent with past practice), assign, transfer, issue or otherwise consummate the disposition of any of its business or assets (including real property, receivables and leasehold interests), whether now owned or hereafter acquired or (ii) consummate the sale to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of the Borrower’s or any Restricted Subsidiary’s Stock and Stock Equivalents (each of the foregoing, a “Disposition”), except that:

(a)           the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Permitted Investments, (iv) immaterial assets, and (v) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)           the Borrower and the Restricted Subsidiaries may make Dispositions of assets; provided that (i) to the extent required, the Net Cash Proceeds thereof received by the Borrower and the Restricted Subsidiaries are promptly applied to the prepayment of Term B Loans to the extent provided for in Section 5.2(a)(i), (ii) as of the date of signing of the definitive agreement for such Disposition, no Event of Default shall have occurred and be continuing, (iii) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Disposition, the Person making such Disposition shall receive fair market value and not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (iii) the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms (1) subordinated to the payment in cash of the Obligations or (2) not secured by the assets that are the subject of such Disposition, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations received by the Person making such Disposition from the purchaser that are converted by such Person into cash or Permitted Investments or by their terms are required to be satisfied for cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, (C) consideration consisting of Indebtedness of any Credit Party (other than subordinated Indebtedness) received after the Closing Date from Persons who are not Restricted Subsidiaries (so long as such Indebtedness is not cancelled or forgiven) and (D) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.4(b) that is at that time outstanding, not in excess of the greater of (x) $225,000,000 and (y) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (iv) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Collateral Representative to the extent required under Section 9.12 or 9.14;

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(c)           (i) the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or any other Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Borrower or any other Subsidiary of the Borrower; provided that with respect to any such Disposition to an Unrestricted Subsidiary or Excluded Project Subsidiary, such Disposition shall be for fair value and (iii) any Credit Party may make Dispositions to a non-Credit Party; provided that, in respect of this clause (c)(iii), the aggregate amount of Dispositions (valued at the fair market value (determined by the Borrower acting in good faith) of and at the time of each such Disposition), shall not exceed an aggregate amount equal to greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Disposition;

(d)           the Borrower and any Restricted Subsidiary may effect any transaction permitted by clause (a), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (o), (p), (q), (r), (s), (t) or (u) of Section 9.9, Sections 10.2, 10.3, (other than Section 10.3(j)), 10.5 (other than Section 10.5(l)) or 10.6 (other than Section 10.6(f));

(e)           the Borrower and any Restricted Subsidiary may lease, license, sublease or sublicense intellectual property not interfering in any material respect with the business of the Borrower and the Restricted Subsidiaries of the Borrower, taken as a whole;

(f)            Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case to the extent qualifying for tax-free treatment under Section 1031 of the Code or otherwise;

(g)           Dispositions pursuant to Permitted Sale Leaseback transactions;

(h)           Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

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(i)            (i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing, provided that the Receivables Indebtedness arising in connection therewith shall not exceed the amount of Receivables Indebtedness permitted by Section 10.1(w) and (ii) Dispositions in connection with accounts receivable factoring facilities in the ordinary course of business;

(j)            Dispositions listed on Schedule 10.4 or to consummate the Transactions;

(k)           transfers of property subject to a Recovery Event or in connection with any condemnation proceeding upon receipt of the Net Cash Proceeds of such Recovery Event or condemnation proceeding;

(l)            Dispositions or discounts of accounts receivable or notes receivable in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;

(m)          Dispositions of any assets not constituting Collateral in an aggregate amount not to exceed the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Disposition;

(n)           Dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, hydrogen, carbon and related products, oil and other petroleum-based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of natural gas) and other related assets, products or services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing;

(o)           the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement;

(p)           any Disposition of mineral rights, other than mineral rights in respect of coal or lignite;

(q)           any Disposition of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by the Borrower not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose, or its use is restricted such that it will continue to be buffer land, (iii) was acquired in connection with power generation facilities, but has been determined by the Borrower to no longer be commercially suitable for such purpose or (iv) excess land that has been determined by the Borrower not to be necessary for plant operations;

(r)            any Disposition (including foreclosure, condemnation or expropriation) of any assets required by any Governmental Authority;

(s)           any Disposition of assets in connection with salvage activities;

(t)            the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims;

(u)           Dispositions of any assets (including Stock and Stock Equivalents) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries (as determined by the Borrower in good faith);

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(v)           other Dispositions (including those of the type otherwise described herein) made for fair market value in an aggregate amount not to exceed the greater of (x) $225,000,000 and (y) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(w)          the Borrower and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Stock or any Stock to intercompany Indebtedness, (iii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Restricted Subsidiary or (iv) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of the Borrower, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns;

(x)           any Disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (2) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof);

(y)           any Disposition in connection with a Permitted Reorganization or an IPO Reorganization Transaction;

(z)           any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Borrower;

(aa)         Dispositions of any asset between or among the Borrower and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (z) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents;

(bb)         Dispositions of Stock by a Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary of the Borrower;

(cc)         Dispositions of Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(dd)        the issuance of any equity interests of the Borrower; and

(ee)         Dispositions in connection with, or related to, any LandCo Transactions.

10.5.        Limitation on Investments. The Borrower will not, and will not permit the Restricted Subsidiaries, to make any Investment except:

(a)           extensions of trade credit, asset purchases (including purchases of inventory, fuel, supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements or development agreements with other Persons, in each case in the ordinary course of business (including in respect of construction or restoration activities);

(b)           Investments in cash or Permitted Investments when such Investments were made;

(c)           loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any Subsidiary of the Borrower;

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(d)           Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and, to the extent such Investments that are made pursuant to legally binding commitments individually exceed $25,000,000, set forth on Schedule 10.5 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (d)(ii) does not at any time exceed the amount of such Investment on the Closing Date or, if applicable, set forth on Schedule 10.5 (except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder);

(e)           any Investment acquired by the Borrower or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(f)            Investments to the extent that payment for such Investments is made with (i) Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower (or any direct or indirect parent thereof) or (ii) the proceeds from the issuance of Stock or Stock Equivalents (other than Disqualified Stock), any Cure Amount, any sale or issuance to any Subsidiary and any issuance applied pursuant to Section 10.6(a) or Section 10.6(b)(i)) of the Borrower (or any direct or indirect parent thereof); provided that such Stock or Stock Equivalents or proceeds of such Stock or Stock Equivalents will not increase the Applicable Equity Amount;

(g)           Investments (i) (A) by the Borrower or any Restricted Subsidiary in any Credit Party, (B) between or among Restricted Subsidiaries that are not Credit Parties, and (C) consisting of intercompany Investments incurred in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) among the Borrower and the Restricted Subsidiaries (provided that any such intercompany Investment in connection with cash management arrangements by a Credit Party in a Subsidiary of the Borrower that is not a Credit Party is in the form of an intercompany loan or advance and the Borrower or such Restricted Subsidiary complies with Section 9.12 to the extent applicable); (ii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party, to the extent that the aggregate amount of all Investments made on or after the Closing Date pursuant to this subclause (ii), when valued at the fair market value (determined by the Borrower acting in good faith) of each such Investment at the time each such Investment was made, is not in excess of, an amount equal to the greater of (x) $130,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (iii) by Credit Parties in any Restricted Subsidiary that is not a Credit Party (x) so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Credit Parties or (y) in connection with a Permitted Acquisition, subject, without duplication, to the limitation on Investments in non-Guarantors set forth in Section 10.5(h);

(h)           Investments constituting Permitted Acquisitions; provided that the aggregate amount of any such Investment, as valued at the fair market value (determined by the Borrower acting in good faith) of such Investment at the time each Investment is made, made by the Borrower or any Subsidiary Guarantor in any Restricted Subsidiary that, after giving effect to such Investment and compliance with Section 9.11, shall not be a Guarantor, shall not cause the aggregate amount of all such Investments in non-Guarantors made pursuant to this clause (h) (as so valued at the time each such investment is made) to exceed the greater of (x) $270,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), plus amounts otherwise available for Investment in Restricted Subsidiaries that are not Guarantors pursuant to this Section 10.5; provided, however, that the foregoing proviso shall not apply (A) in the event that such Investment is made pursuant to a Permitted Acquisition financed with proceeds of an issuance of equity interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower, (B) if any targets’ assets or going concerns of such Permitted Acquisition at least 50% of whose Consolidated Adjusted EBITDA is derived from Persons that will become Guarantors or (C) if, after giving effect to such Investment and compliance with Section 9.11, at least 80% of Consolidated Adjusted EBITDA is derived from Credit Parties (including Persons that will become Guarantors in connection with such Permitted Acquisition);

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(i)            subject to the last paragraph of this Section 10.5, Investments constituting (A) Minority Investments and Investments in Unrestricted Subsidiaries and Excluded Project Subsidiaries, (B) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries and (C) Investments in Subsidiaries that are not Credit Parties, in each case, valued at the fair market value (determined the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed, an amount equal to the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(j)            Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(k)           Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 10.6(b), not to exceed the limitations set forth in such Section;

(l)            Investments consisting of or resulting from transactions, Indebtedness, Liens, dividends or other payments, fundamental changes and Dispositions permitted by clause (a), (c), (d), (f), (g), (h), (i), (j), (k), (l), (m), (o), (p), (q), (r), (s), (t) or (u) of Section 9.9, Section 10.1 (other than Sections 10.1(b), 10.1(d) and 10.1(e)(ii)), 10.2 (other than Liens Section 10.2(m)), 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.6 (other than Section 10.6(f)), 10.7 or 10.8, as applicable;

(m)          subject to the last paragraph of this Section 10.5, loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, dividends or other payments to the extent permitted to be made to such parent in accordance with Section 10.6; provided that the aggregate amount of such loans and advances shall reduce the ability of the Borrower and the Restricted Subsidiaries to make dividends under the applicable clauses of Section 10.6 by such amount;

(n)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

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(p)           advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q)           Guarantee Obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r)            Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s)           Investments in Hedging Agreements;

(t)            Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided, however, that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity, or the lending of cash or cash equivalents to finance the purchase of assets from Borrower or Restricted Subsidiary or otherwise fund required reserves and other accounts permitted or required by the arrangements governing the Permitted Receivables Financing or Qualified Securitization Financing;

(u)           Investments consisting of deposits of cash and Permitted Investments as collateral support permitted under Section 10.2;

(v)           subject to the last paragraph of this Section 10.5, other Investments not to exceed for each such Investment an amount equal to (x) the Applicable Equity Amount at the time such Investment is made plus (y) the Applicable Amount at the time such Investment is made;

(w)           subject to the last paragraph of this Section 10.5, other Investments in an amount at any one time outstanding equal to the greater of (x) $255,000,000 and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(x)           Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business (including in respect of construction or restoration activities);

(y)           Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice;

(z)           Investments made as a part of, or in connection with or to otherwise fund the Transactions;

(aa)         any issuance of letters of credit or surety bonds by, or for the account of, the Borrower and/or any of its Restricted Subsidiaries to support the obligations of any of the Restricted Subsidiaries;

(bb)         Investments relating to pension trusts;

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(cc)         Investments by Credit Parties in any Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous or substantially contemporaneous Investments and other actions by the Borrower and the Restricted Subsidiaries in other Subsidiaries that result in the proceeds of the intercompany Investment being invested in one or more Credit Parties;

(dd)        Investments relating to nuclear decommission trusts and nuclear insurance and self-insurance organizations or arrangements;

(ee)         Investments in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas or other fuel or commodities, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business;

(ff)          Investments made using amounts not to exceed (x) 100% of the amount of dividends permitted to be made pursuant to Section 10.6(o) at the time of any such payment; provided that the aggregate amount used under this clause (ff) (and not reclassified) shall reduce the corresponding basket under Section 10.6(o), if applicable, on a dollar for dollar basis plus (y) 100% of the amount of repayments of Junior Indebtedness permitted to be made pursuant to Section 10.7(a)(i)(1)(A) at the time of any such payment; provided that the aggregate amount used under this clause (ff) (and not reclassified) shall reduce the corresponding basket under Section 10.7(a)(i)(1)(A), if applicable, on a dollar for dollar basis;

(gg)         to the extent constituting Investments, transactions pursuant to the Shared Services and Tax Agreements permitted under Section 10.6(n);

(hh)        Investments in connection with Permitted Reorganizations, IPOCo Transactions or an IPO Reorganization Transaction;

(ii)           Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business;

(jj)           Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Agreement;

(kk)         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(ll)           Loans repurchased by the Borrower or a Restricted Subsidiary pursuant to and in accordance with Section 13.6(h);

(mm)       subject to the last paragraph of this Section 10.5, loans to, or letters of credit (including Letters of Credit) to be issued on behalf of, any of the Borrower’s direct or indirect parent companies or such parents’ Subsidiaries for working capital purposes, in each case, so long as made in the ordinary course of business or consistent with past practices and in an amount not to exceed $50,000,000 at any time outstanding;

(nn)        other Investments in an unlimited amount, provided that, at the time such Investment is made, the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than the greater of (x) 4.50:1.00 and (y) the Consolidated Total Net Leverage Ratio (on a Pro Forma Basis for such Investment) immediately prior to the making of such Investment; and

(oo)        Investments in connection with, or related to, any LandCo Transaction.

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Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Borrower or any Restricted Subsidiary be permitted to make a Disposition or Investment in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that the Borrower and its Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary in the ordinary course of business.

Notwithstanding anything to the contrary herein, it is understood and agreed that the capacity to make Investments pursuant to any of Section 10.5(i), (m), (v), (w), (mm), (nn) or (ff) above shall be reduced dollar-for-dollar by all usage of any such Section for the issuance of Letters of Credit using the Available RP/Investment Capacity Amount, with such reduction on any date of determination being an amount equal to the outstanding amount of such Letters of Credit (for so long as such Letters of Credit are outstanding) on such date of determination.

10.6.        Limitation on Dividends. The Borrower will not declare or pay any dividends or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders on account of such Stock and Stock Equivalents, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or set aside any funds for any of the foregoing purposes, (other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock) (all of the foregoing, “dividends”), provided:

(a)           the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents (other than any Cure Amount, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(b)(i)); provided that (i) such new Stock or Stock Equivalents contain terms and provisions (taken as a whole) at least as advantageous to the Lenders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance shall not increase the Applicable Equity Amount;

(b)           subject to the last paragraph of this Section 10.6, the Borrower may (or may pay dividends to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 10.6(b), when combined with Investments made pursuant to Section 10.5(k), do not exceed in any calendar year the greater of (x) $65,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the most recently ended Test Period (which shall increase to the greater of (x) $130,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period subsequent to the consummation of an initial public offering of, or registration of, Stock by the Borrower (or any direct or indirect parent company of the Borrower) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of the greater of (x) $130,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (which shall increase to the greater of (x) $255,000,000 and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period subsequent to the consummation of an underwritten public offering of, or registration of, Stock by the Borrower or any direct or indirect parent company of the Borrower)); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i)            the cash proceeds from the sale of Stock (other than Disqualified Stock, any Cure Amount, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 10.5(f)(ii) or Section 10.6(a)) of the Borrower and, to the extent contributed to the Borrower, Stock of any of the Borrower’s direct or indirect parent companies, in each case, to present or former officers, managers, consultants, directors or employees (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies) or any Subsidiary of the Borrower that occurs after the Closing Date; provided that such Stock or proceeds of such Stock will not increase the Applicable Equity Amount; plus

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(ii)           the cash proceeds of key man life insurance policies received the Borrower or any Restricted Subsidiary after the Closing Date; less

(iii)           the amount of any dividends or distributions previously made with the cash proceeds described in clauses (i) and (ii) above;

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from present or former officers, managers, consultants, directors or employees (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Borrower (or any of its direct or indirect parent companies), or any Subsidiary of the Borrower in connection with a repurchase of Stock or Stock Equivalents of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a dividend for purposes of this covenant or any other provision of this Agreement;

(c)           subject to the last paragraph of this Section 10.6, the Borrower may make dividends on its Stock or Stock Equivalents; provided that the amount of a dividend at the time such dividend is paid pursuant to this clause (c) shall not exceed an amount equal to (x) the Applicable Equity Amount at the time such dividends are paid plus (y) the Applicable Amount at the time such dividends are paid, provided that in respect of any dividends made in reliance of clause (2)(a)(i) of the definition of Applicable Amount, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would result therefrom;

(d)           the Borrower may make dividends, distributions or loans to any direct or indirect owner of the Borrower in amount required for any such direct or indirect owner to pay, in each case without duplication:

(i)            (a) for any taxable period ending after the Closing Date in which the Borrower is treated as (or is disregarded as an entity separate from) a partnership for U.S. federal and/or applicable state, local or foreign income tax purposes, any such U.S. federal and/or applicable state, local or foreign income Taxes, as applicable, to the extent such income Taxes are attributable to the taxable income of the Borrower (including, as appropriate and without duplication, the income of any of its Subsidiaries that are pass-through entities for purposes of the applicable Tax); provided that for purposes of this clause (a) of this Section 10.6(d)(i), such income Taxes shall not exceed an amount equal to the product of: (A) the taxable income of the Borrower (including, as appropriate and without duplication, the income of any of its Subsidiaries that are pass-through entities for purposes of the applicable Tax) for such taxable period, and (B) the highest combined marginal federal, state and local income tax rate applicable to any individual resident in New York City taking into account the character of such income (long-term capital gain, qualified dividend income, tax exempt income, etc.) and including any net investment tax under Section 1411 of the Code and disregarding Section 199A of the Code; (b) for any taxable period ending after the Closing Date in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group of which a direct or indirect parent of the Borrower is the common parent (or the Borrower is an entity disregarded from its owner and the Borrower’s direct or indirect parent is treated as a corporation for applicable Tax purposes and/or a member of such group for applicable Tax purposes) (a “Tax Group”) for U.S. federal and/or applicable state, local or foreign income tax purposes, any such U.S. federal and/or applicable state, local or foreign income Taxes, as applicable, to the extent such income Taxes are attributable to the taxable income of the Borrower and/or any of its Subsidiaries (and such Borrower’s Subsidiaries shall be permitted to make cash distributions to such Borrower in amounts necessary to enable such Borrower to make such cash distributions pursuant to this clause; provided that for purposes of this clause (b) of this Section 10.6(d)(i), such income Taxes shall not exceed the amount that such Borrower and the applicable Subsidiaries would have been required to pay in respect of such taxable income for such taxable period as stand-alone taxpayers or a stand-alone Tax Group (calculated by assuming such Borrower is classified for U.S. federal income tax purposes in the same manner as the applicable parent company); provided, further, that the permitted payment pursuant to this clause (i) with respect to any Taxes of any Unrestricted Subsidiary or Excluded Project Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary or Excluded Project Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such Taxes and (c) when due (but without regard to any permitted deferral on account of financing agreements), any payment pursuant to any Shared Services and Tax Agreements;

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(ii)            (A) such parents’ and their respective Subsidiaries’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries, (B) any indemnification claims made by directors or officers of the Borrower (or any parent thereof) to the extent such claims are attributable to the ownership or operation of the Borrower or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries or (C) fees and expenses otherwise due and payable by the Borrower (or any parent thereof and such parent’s Subsidiaries) or any Restricted Subsidiary and not prohibited to be paid by the Borrower and its Restricted Subsidiaries hereunder;

(iii)           franchise, licensing and excise Taxes, and other fees, Taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Borrower;

(iv)           to any direct or indirect parent of the Borrower to finance any Investment permitted to be made by the Borrower or any Restricted Subsidiary under this Agreement; provided that (A) such dividend shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Borrower or such Restricted Subsidiary or (2) the merger, amalgamation or consolidation of the Person formed or acquired into the Borrower or any Restricted Subsidiary, (C) the Borrower or such Restricted Subsidiary shall comply with Section 9.11 and Section 9.12 to the extent applicable, (D) the aggregate amount of such dividends shall reduce the ability of the Borrower and the Restricted Subsidiary to make Investments under the applicable clauses of Section 10.5 by such amount and (E) any property received in connection with such transaction shall not increase the Applicable Equity Amount;

(v)           customary costs, fees and expenses related to any unsuccessful equity or debt offering or acquisition or disposition transaction payable by the Borrower or the Restricted Subsidiaries;

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(vi)           customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent company (and such parent’s Subsidiaries) of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Borrower or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries;

(vii)         [reserved];

(viii)        to the extent constituting dividends, amounts that would be permitted to be paid directly by the Borrower or its Restricted Subsidiaries pursuant to any transactions on terms that are, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower);

(ix)           AHYDO Catch-Up Payments with respect to Indebtedness of any direct or indirect parent of the Borrower; provided that the proceeds of such Indebtedness have been contributed to the Borrower as a capital contribution; and

(x)            expenses incurred by any direct or indirect parent of the Borrower in connection with any public offering or other sale of Stock or Stock Equivalents or Indebtedness (i) where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Restricted Subsidiary, (ii) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the Borrower shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(e)           [reserved];

(f)            the Borrower may make dividends consisting of or resulting from Liens, fundamental changes, Dispositions, Investments or other payments or transactions permitted by 10.2, 10.3 (other than Section 10.3(j)), 10.4 (other than Section 10.4(d)), 10.5 (other than Section 10.5(l)), 10.7 or 10.8, as applicable;

(g)           the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Borrower may pay dividends to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases;

(h)           the Borrower may (i) pay cash in lieu of fractional shares in connection with any dividend, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any Permitted Acquisition, and any dividend to the Borrower’s direct or indirect parent in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i)            the Borrower may make any dividend or distribution within 90 days after the date of declaration thereof or giving irrevocable notice thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

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(j)            subject to the last paragraph of this Section 10.6, following the one year anniversary of the Closing Date, so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may declare and make dividends and may redeem or repurchase on the Borrower’s (or any direct or indirect parent’s thereof) Stock and Stock Equivalents following the registration or first public offering of the Borrower’s Stock or Stock Equivalents or the Stock or Stock Equivalents of any of its direct or indirect parents, so long as the aggregate amount of all such dividends, redemptions and repurchases in any calendar year does not exceed the sum of (x) 7.0% of the market capitalization of the Borrower (or its direct or indirect parent, as applicable, to the extent attributable to the Borrower and its Subsidiaries, as determined in good faith by the Borrower) calculated on a trailing twelve month average basis plus (y) 7.0% of the net cash proceeds of such public offering;

(k)           the Borrower may make dividends in an amount equal to withholding or similar Taxes payable or expected to be payable by any future, present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) in connection with any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l)            the Borrower may make dividends in relation to the purchase, redemption, acquisition, cancellation or other retirement (and any distribution to a parent to effect the foregoing) for a nominal value per right of any rights granted to all the holders of Stock of the Borrower (or any parent company thereof) pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by the Borrower);

(m)          the Borrower may make payments described in Section 9.9 (other than Section 9.9(b), Section 9.9(e) (to the extent expressly permitted by reference to Section 10.6), Section 9.9(g) and Section 9.9(l) and Section 9.9(u));

(n)           [reserved];

(o)           [reserved];

(p)           the Borrower may make distributions or payments of Receivables Fees and Securitization Fees;

(q)           the Borrower may make declarations and payments of regularly scheduled or accrued dividends to holders of any class or series of Preferred Stock that is issued as permitted under this Agreement;

(r)            [reserved];

(s)           the Borrower may make distributions of, or Investments in, Receivables Facility Assets for purposes of inclusion in any Permitted Receivables Financing and Securitization Assets for purposes of inclusion in any Qualified Securitization Financing, in each case made in the ordinary course of business or consistent with past practices;

(t)            [reserved];

(u)           the Borrower may make declarations and payments of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary, in each case, issued in accordance with Section 10.1(hh);

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(v)           the Borrower may make any dividends made in connection with the Transactions (and the fees and expenses related thereto) or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends or distributions to any direct or indirect parent company of the Borrower to permit payment by such parent of such amount) to the extent permitted by Section 9.9 (other than clause (b) thereof), and dividends in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Investment permitted hereunder and to satisfy indemnity and other similar obligations in connection with any Permitted Acquisition or other Investment permitted hereunder;

(w)          the Borrower may distribute, by dividend or otherwise, shares of Stock or Stock Equivalents of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof;

(x)           the Borrower may make the Closing Date Distribution;

(y)           the Borrower may make dividends and distributions of the Ravenswood Payments; and

(z)           the Borrower may make dividends with the Attentive Payment Proceeds; provided that, the amount of any payment made pursuant to this clause shall be excluded from the calculation of clause (2) of “Applicable Amount” (to the extent included therein).

Notwithstanding anything to the contrary herein, it is understood and agreed that the capacity to make payments pursuant to any of Section 10.6(b), (c) or (j) above shall be reduced dollar-for-dollar by all usage of any such Section for the issuance of Letters of Credit using the Available RP/Investment Capacity Amount, with such reduction on any date of determination being an amount equal to the outstanding amount of such Letters of Credit (for so long as such Letters of Credit are outstanding) on such date of determination.

10.7.        Limitations on Debt Payments and Amendments.

(a)           The Borrower will not, and will not permit the Restricted Subsidiaries to, voluntarily prepay, repurchase or redeem or otherwise defease any Material Indebtedness that is contractually subordinated in right of payment to the Obligations with Stated Maturities beyond the Latest Maturity Date (the “Junior Indebtedness”); provided, however, that the Borrower and the Restricted Subsidiaries may prepay, repurchase or redeem or otherwise defease Junior Indebtedness (i) in a principal amount which amount does not exceed the sum of (1) (A) the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) less the principal amount of prepayments, repurchases or redemptions or defeasances of Junior Indebtedness made in reliance on this clause (1)(A) prior to such prepayment, repurchase or redemption or defeasance and (B) additional unlimited amounts, provided that the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 3.50:1.00 and no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would result therefrom, plus (2) the Applicable Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance plus (3) the Applicable Amount at the time of such prepayment, repurchase, redemption or other defeasance; (ii) with the proceeds from, or in exchange for, Indebtedness permitted under Section 10.1, (iii) by converting, exchanging, redeeming, repaying or prepaying such Junior Indebtedness into, for or with, as applicable, Stock or Stock Equivalents of the Borrower or any direct or indirect parent of the Borrower (other than Disqualified Stock except as permitted hereunder) and (iv) within 60 days of the applicable Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (each, a “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 10.7, provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision. Notwithstanding the foregoing, nothing in this Section 10.7 shall prohibit (A) the repayment or prepayment of intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default under Section 11.1 or 11.5 has occurred and is continuing and the Borrower has received a written notice from the Collateral Trustee or Collateral Agent (acting at the direction of the Administrative Agent) instructing it not to make or permit any such repayment or prepayment or (B) transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

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(b)           The Borrower will not, and will not permit the Restricted Subsidiaries to waive, amend, or modify any Material Indebtedness that is subordinated in right of payment to the Obligations, in each case, that to the extent that any such waiver, amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect other than in connection with (i) a refinancing or replacement of such Indebtedness permitted hereunder or (ii) in a manner expressly permitted by, or not prohibited under, the applicable intercreditor or subordination terms or agreement(s) governing the relationship between the Lenders, on the one hand, and the lenders or purchasers of the applicable subordinated Indebtedness, on the other hand; and

(c)           Notwithstanding the above, the Borrower and its Restricted Subsidiaries may make AHYDO Catch-Up Payments relating to Indebtedness of the Borrower and its Restricted Subsidiaries.

10.8.        Limitations on Sale Leasebacks. The Borrower will not, and will not permit the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks after the Closing Date, other than Permitted Sale Leasebacks.

10.9.        Consolidated Fixed Charge Coverage Ratio. Solely with respect to the Revolving Credit Facility, the Borrower will not permit the Fixed Charge Coverage Ratio, calculated as of the last day of each Specified Measurement Period to be less than 1.10:1.00. The provisions of this Section 10.9 are for the benefit of the Revolving Lenders only, and the Required Revolving Lenders under the Revolving Credit Facility may (a) amend, waive or otherwise modify this Section 10.9, or the defined terms used solely for purposes of this Section 10.9, or (b) waive any Default or Event of Default resulting from a breach of this Section 10.9, in each case, under the foregoing clauses (a) and (b), without the consent of any Lenders other than the Required Revolving Lenders under the Revolving Credit Facility in accordance with the provisions of Section 13.1.

10.10.      Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (x) (i) pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary that is a Guarantor on its Stock or Stock Equivalents or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Borrower or any Restricted Subsidiary that is a Guarantor, (y) make loans or advances to the Borrower or any Restricted Subsidiary that is Guarantor or (z) sell, lease or transfer any of its properties or assets to the Borrower or any Restricted Subsidiary that is a Guarantor, except (in each case) for such encumbrances or restrictions (A) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (B) existing under or by reason of:

(a)           contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;

(b)           purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (x), (y) or (z) above on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition);

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(c)           Applicable Laws or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries;

(d)           any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary or an Excluded Project Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case, that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);

(e)           contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Stock or Stock Equivalents or assets of such Subsidiary and restrictions on transfer of assets subject to Liens permitted hereunder;

(f)            (x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions or encumbrances on transfers of assets subject to Liens permitted hereunder (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);

(g)           restrictions or encumbrances on cash or other deposits or net worth imposed by customers under, or made necessary or advisable by, contracts entered into in the ordinary course of business;

(h)           restrictions or encumbrances imposed by other Indebtedness, Disqualified Stock or preferred Stock or Stock Equivalents of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 10.1;

(i)            customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including its assets and Subsidiaries) and the Stock or Stock Equivalents issued thereby;

(j)            customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(k)           restrictions created in connection with any Permitted Receivables Financing or any Qualified Securitization Financing that, in the good faith determination of the board of directors (or analogous governing body) of the Borrower, are necessary or advisable to effect such Permitted Receivables Financing or Qualified Securitization Financing, as the case may be;

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(l)            customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;

(m)           customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(n)           restrictions created in connection with the consummation of the Transactions, or restrictions arising from Shared Services and Tax Agreements;

(o)           restrictions created in connection with Non-Recourse Debt;

(p)           [reserved]; or

(q)           any encumbrances or restrictions of the type referred to in clauses (x), (y) and (z) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, extensions, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, extensions, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, restructuring, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay its obligations under the Credit Documents as and when due (as determined in good faith by the Borrower);

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by the Borrower or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.

10.11.      Amendment of Organizational Documents. The Borrower will not, nor will the Borrower permit any Credit Party to, amend or otherwise modify any of its Organizational Documents in a manner that is materially adverse to the Lenders, except as required by Applicable Laws.

10.12.      Limitation on Additional Mortgages. The Borrower will not, and will not permit the Restricted Subsidiaries to, grant a mortgage on the Doswell Property (or any portion thereof, other than any other portion leased or transferred as permitted under this Agreement) or the Ravenswood Property (or any portion thereof, other than the North Parcel and any other portion leased or transferred as permitted under this Agreement) for the benefit of any Person, unless a Mortgage is concurrently granted for the benefit of the Lenders in accordance with the terms of this Agreement.

SECTION 11.       Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1.        Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or any Unpaid Drawings, (b) default, and such default shall continue for more than five Business Days, in the payment when due of any interest on the Loans or (c) default, and such default shall continue for more than ten Business Days, in the payment when due of any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.2.        Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be materially untrue on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower; provided that, if the Borrower is proceeding with diligence and in good faith to cure such default, such 30-day period shall be extended as may be necessary to cure such incorrect representation, warranty or statement, but in any event not to exceed 90 days (inclusive of such original 30-day period); or

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11.3.        Covenants. Any Credit Party shall:

(a)           default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i) (provided that notice of such default at any time shall timely cure the failure to provide such notice), Section 9.5 (solely with respect to the Borrower) or Section 10 (other than those covenants referred to in Section 10.3 and 10.4, which shall be subject to a 30-day grace period following written notice from the Administrative Agent); provided that (x) a breach under Section 10.9 shall only result in an Event of Default (and shall not constitute an Event of Default hereunder if the Borrower has a Cure Right available) on the date that is 15 Business Days after the day on which a compliance certificate for Section 9.1 Financials is required to be delivered for the applicable fiscal quarter and (y) an Event of Default under Section 10.9 shall not constitute an Event of Default for purposes of any Term B Loan, or result in the availability of any remedies for the Term B Lenders, unless and until the Required Revolving Lenders have actually declared all Revolving Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Lenders declare an Event of Default with respect to Section 10.9; or

(b)           default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 60 calendar days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; provided that, if (x) the Borrower is proceeding with diligence and in good faith to cure such default and such default is reasonably susceptible to cure and (y) the extension of such cure period has not had a Material Adverse Effect, such 60-day period shall be extended as may be necessary to cure such failure, but in any event not to exceed 120 days (inclusive of such original 60-day period); or

11.4.        Default Under Other Agreements. (a) The Borrower or any Restricted Subsidiary shall fail to observe or perform any agreement relating to any Material Indebtedness (other than any Indebtedness described in Section 11.1, Hedging Obligations or Indebtedness under any Permitted Receivables Financing or under any Qualified Securitization Financing), the effect of which failure is to cause all of such Material Indebtedness to become due and payable or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or a mandatory offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that this Section 11.4 shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that this Section 11.4 shall not apply to (i) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Stock or Stock Equivalents (other than Disqualified Stock) and cash in lieu of fractional shares or (ii) any such default that is remedied by or waived (including during any forbearance period and including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Borrower or the applicable Restricted Subsidiary in either case, prior to acceleration of all the Loans pursuant to this Section 11; or

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11.5.        Bankruptcy. Except as otherwise permitted under Section 10.3, (i) the Borrower or any Material Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) the Bankruptcy Code or (b) in the case of any Foreign Subsidiary that is a Material Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; (ii) an involuntary case, proceeding or action is commenced against the Borrower or any Material Subsidiary in a court of competent jurisdiction and the petition is not controverted within 60 days after commencement of the case, proceeding or action; (iii) a custodian (as defined in the Bankruptcy Code), judicial manager, receiver, receiver manager, trustee, administrator or similar person is appointed by a court of competent jurisdiction for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; or (iv) the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or

11.6.        ERISA. (a) The occurrence of any ERISA Event, (b) any Benefit Plan shall have an accumulated funding deficiency (whether or not waived), (c) the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Benefit Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof), or (d) there would result from any event or events set forth in clause (c) of this Section 11.6 the imposition of a Lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a Lien, security interest, liability or event but only if the events described in subsections (a), (b), (c) or (d) will or would be reasonably likely, individually or the aggregate, to have a Material Adverse Effect; or

11.7.        Guarantee. Any Guarantee provided by the Borrower or any Material Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8.        Pledge Agreement. Any Pledge Agreement pursuant to which the Stock or Stock Equivalents of the Borrower or any Material Subsidiary of the Borrower is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or due to any defect arising as a result of acts or omissions of the Administrative Agent, the Collateral Agent, the Collateral Trustee or any Lender which do not result from a material breach by a Credit Party of its obligations under the Credit Documents) or any pledgor thereunder or any other Credit Party shall deny or disaffirm in writing such pledgor’s obligations under any Pledge Agreement; or

11.9.        Security Agreement. The Security Agreement or any other material Security Document pursuant to which the assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect in respect of Collateral with an individual fair market value in excess of the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (other than pursuant to the terms hereof or thereof or any defect arising as a result of acts or omissions of the Collateral Agent, the Administrative Agent, the Collateral Trustee or any Lender which do not result from a material breach by a Credit Party of its obligations under the Credit Documents) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing such grantor’s obligations under the Security Agreement or any other such Security Document; or

11.10.      Judgments. One or more final and non-appealable judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability requiring the payment of the greater of (x) $190,000,000 and (y) 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period in the aggregate for all such final judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by indemnity or insurance provided by a carrier that has not denied coverage) and any such final judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 consecutive days after the entry thereof;

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11.11.      Change of Control. Both a Change of Control and a Rating Event for such Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.9 prior to the date the Revolving Loans (if any) have been accelerated and the Revolving Commitments have been terminated (and such declaration has not been rescinded)), subject to the terms of the Collateral Trust Agreement and any other applicable intercreditor agreement, the Administrative Agent shall, at the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii), (iv), (v) and (vi) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Commitment terminated, whereupon the Revolving Commitment, if any, of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest and Fees in respect of any or all Loans and any or all Obligations owing hereunder and under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; (iv) direct the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Security Documents (or direct the Collateral Agent to cause the Collateral Trustee to enforce any and all Liens and security interests created pursuant to the Security Documents, as applicable); (v) enforce any and all of the Administrative Agent’s rights under the Guarantee; and/or (vi) direct the Borrower to Cash Collateralize (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will Cash Collateralize) all Revolving Letters of Credit issued and then-outstanding.

11.12.      [Reserved].

11.13.      Application of Proceeds.

(a)           Subject to clause (b) below, any amount received by the Administrative Agent, the Collateral Trustee or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied in accordance with the Collateral Trust Agreement and any other applicable intercreditor agreement.

(b)           In the event that either (x) the Collateral Trust Agreement or any applicable intercreditor agreement directs the application with respect to any Collateral be made with reference to this Agreement or the other Credit Documents or (y) the Collateral Trust Agreement has been terminated and no intercreditor agreement is then in effect, any amount received by the Administrative Agent, the Collateral Trustee or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i)            First, to the payment of all reasonable costs and expenses, fees, commissions and Taxes of such sale, collection or other realization including compensation to the Administrative Agent, Collateral Agent and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent and Collateral Agent in connection therewith and all amounts for which the Administrative Agent and Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

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(ii)           Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including all costs, liabilities and advances made or incurred by the other Secured Bank Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii)          Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other similar amounts constituting Obligations (other than principal, reimbursement obligations in respect of Letters of Credit and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Secured CA Hedging Agreements and Secured CA Cash Management Agreements to the extent constituting Obligations and any interest accrued thereon (excluding any breakage, termination or other payments thereunder), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv)          Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations (including reimbursement obligations in respect of Letters of Credit and obligations to cash collateralize Letters of Credit) and any premium thereon and any breakage, termination or other payments under Secured CA Hedging Agreement or Secured CA Cash Management Agreements to the extent constituting Obligations and any interest accrued thereon; and

(v)           Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

11.14.      Right to Cure.

(a)           Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that the Borrower fails to comply with the requirement of the covenant set forth in Section 10.9, after the beginning of the applicable fiscal quarter until the expiration of the fifteenth Business Day after the date on which the compliance certificate relating to Section 9.1 Financials with respect to the Test Period in which the covenant set forth in such Section is being measured are required to be delivered pursuant to Section 9.1 (the “Cure Period”), a direct or indirect parent entity of the Borrower or any other Person shall have the right to make a direct or indirect equity investment (in the form of cash common equity or otherwise in a form reasonably acceptable to the Administrative Agent) in the Borrower (the “Cure Right”), and upon receipt by the Borrower of the net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to the Borrower, the “Cure Amount”), the covenant set forth in such Section shall be recalculated, giving effect to the pro forma increase to Consolidated Adjusted EBITDA for such Test Period in an amount equal to such Cure Amount; provided that (i) such pro forma adjustment to Consolidated Adjusted EBITDA shall be given solely for the purpose of calculating the covenant set forth in such Section with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Credit Document, (ii) unless actually applied to Indebtedness, there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Right for determining compliance with Section 10.9 for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of Unrestricted Cash for purposes of the definitions of Consolidated Total Debt) and (iii) subject to clause (ii), no other adjustment under any other financial definition shall be made as a result of the exercise of any Cure Right.

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(b)           If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 10.9 during such Test Period (including for the purposes of Section 7), the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 11.3 that had occurred shall be deemed cured for purposes of this Agreement; provided that (i) in each Test Period there shall be at least two fiscal quarters for which no Cure Right is exercised, (ii) no more than five Cure Rights may be exercised during the term of the Revolving Credit Facility and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the covenant set forth in Section 10.9.

(c)           Neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, any Lender or any other Secured Bank Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of the Cure Period solely on the basis of an Event of Default having occurred and being continuing with respect to a failure to comply with the requirement of the covenant set forth in Section 10.9 (it being understood that no Revolving Lender or L/C Issuer shall be required to fund Revolving Loans or extend new credit in respect of Letters of Credit during any such Cure Period prior to any Cure Right being exercised).

SECTION 12.       The Agents.

12.1.        Appointment.

(a)           Each Secured Bank Party (other than the Administrative Agent) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Secured Bank Party under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than this Section 12.1 and Sections 12.9, 12.12 and 12.13 with respect to the Borrower) are solely for the benefit of the Agents, the Joint Lead Arrangers and the other Secured Bank Parties, and the Borrower shall not have any rights as a third party beneficiary of such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any other Secured Bank Party or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent.

(b)           The Secured Bank Parties hereby irrevocably designate and appoint the Collateral Representative as the agent with respect to the Collateral, and each of the Secured Bank Parties hereby irrevocably authorizes the Collateral Representative, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Representative by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. In addition, the Secured Bank Parties hereby irrevocably designate and appoint the Collateral Agent as an additional agent with respect to the Collateral, and each Secured Bank Party hereby irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in any other Credit Document, any fiduciary relationship with any of the other Secured Bank Parties or any agency or trust obligations with respect to any Credit Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

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(c)           Each of the Joint Lead Arrangers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2.        Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3.        Exculpatory Provisions.

(a)           No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower, any Guarantor or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any other Secured Bank Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

(b)           Each Lender confirms to the Administrative Agent, the Collateral Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Credit Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Credit Documents is suitable and appropriate for it.

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(c)           Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)            the financial condition, status and capitalization of the Borrower and each other Credit Party;

(ii)           the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Credit Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document;

(iii)          determining compliance or non-compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv)           the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, the Collateral Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Credit Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Credit Document.

(d)           The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Loans.

(e)           For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Credit Document) and such responsibility shall be solely that of the Credit Parties.

(f)            Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

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(g)           In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

12.4.        Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, electronic mail, or teletype message, statement, order or other document or instruction believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent and shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that none of the Administrative Agent or the Collateral Agent shall be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or Applicable Law. For purposes of determining compliance with the conditions specified in Sections 6 and 7 on the Closing Date, each Lender that has signed or authorized the signing of this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5.        Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless an officer of the Administrative Agent or the Collateral Agent having direct responsibility for the administration of this Agreement, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, it shall give notice thereof to the Lenders, the Collateral Representative and either the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent, the Collateral Agent and the Collateral Trustee shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent, the Collateral Agent or the Collateral Trustee, as applicable, shall have received such directions, the Administrative Agent, the Collateral Agent or the Collateral Trustee, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is within its authority to take under this Agreement and otherwise as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

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12.6.           Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender or the L/C Issuer. Each Lender and the L/C Issuer represents to Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, each Guarantor and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, each Guarantor and each other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent or the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Each Lender and each L/C Issuer represents and warrants that (a) the Credit Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger or any other Lender or L/C Issuer, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

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12.7.        Indemnification. The Lenders agree to indemnify each Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent, including all fees, disbursements and other charges of counsel to the extent required to be reimbursed by the Credit Parties pursuant to Section 13.5, in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed upon, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse such Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct (as determined by a final judgment of court of competent jurisdiction). The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or removal of any Agent.

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12.8.        Agents in their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Guarantor, and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9.        Successor Agents. (a) Each of the Administrative Agent and Collateral Agent may resign at any time by notifying the other Agent, the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (i) on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent) or (ii) petition a court of competent jurisdiction for the appointment of a successor; provided that if such Agent shall notify the Borrower and the Lenders that no qualifying Person (including as a result of the absence of consent of the Borrower) has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of any of the Secured Parties under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders with (except after the occurrence and during the continuation of an Event of Default under Section 11.1 or 11.5) the consent of the Borrower (not to be unreasonably withheld) appoint successor Agents as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

(b)           Without limitation to Section 3.6(a) or 13.9, any resignation by Morgan Stanley Senior Funding, Inc. as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as a L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

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12.10.      Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate documentation was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower (solely to the extent required by this Agreement) and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Credit Document or otherwise against any amount due to the Administrative Agent under this Section 12.10. For purposes of this Section 12.10, the term “Lender” includes any L/C Issuer. The agreements in this Section 8.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

12.11.      Trust Indenture Act. In the event that Morgan Stanley Senior Funding, Inc. or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, each Credit Party and each Lender agrees that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other Credit Document by or on behalf of Morgan Stanley Senior Funding, Inc., in its capacity as the Administrative Agent or the Collateral Agent for the benefit of any Lender or Secured Party under any Credit Document (other than Morgan Stanley Senior Funding, Inc. or an Affiliate of Morgan Stanley Senior Funding, Inc.) and which is applied in accordance with the Credit Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

12.12.      Collateral Trust Agreement; Intercreditor Agreements. Each of the Collateral Agent, the Collateral Trustee and the Administrative Agent is hereby authorized to enter into the Collateral Trust Agreement and any other intercreditor agreement contemplated hereby, and the parties hereto acknowledge that the Collateral Trust Agreement and any other intercreditor agreement to which the Collateral Agent, the Collateral Trustee and/or the Administrative Agent is a party are each binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Trust Agreement and any such other intercreditor agreement and (b) hereby authorizes and instructs the Collateral Agent, the Collateral Trustee and the Administrative Agent to enter into any First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Collateral Agent, the Collateral Trustee and the Administrative Agent to enter into (i) any amendments to the Collateral Trust Agreement and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 10.2 of this Agreement.

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12.13.      Security Documents and Guarantee; Agents under Security Documents and Guarantee. (a)  Each Secured Bank Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Bank Parties, to be the agent for and representative of the Secured Bank Parties with respect to the Guarantee, the Collateral and the Security Documents, as applicable. Subject to Section 13.1, without further written consent or authorization from any Secured Bank Party, the Administrative Agent or the Collateral Agent, as applicable, may (or may otherwise instruct the Collateral Representative to) execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Collateral Trustee (or any sub-agent thereof) under any Credit Document (i) upon the payment in full (or Cash Collateralization) of all Obligations (except for Hedging Obligations in respect of any Secured CA Hedging Agreement, Cash Management Obligations in respect of Secured CA Cash Management Agreements and contingent obligations in respect of which a claim has not yet been made and Cash Collateralized Letters of Credit), (ii) if the property subject to such Lien is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder and the other Credit Documents to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or an Excluded Project Subsidiary in compliance with this Agreement, (iii) if the property subject to such Lien is owned by a Credit Party, upon the release of such Credit Party from its Guarantee otherwise in accordance with the Credit Documents, (iv) as and to the extent provided in the Security Documents, (v) if the property subject to such Lien constitutes Excluded Collateral or Excluded Stock and Stock Equivalents, or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor that is a Subsidiary from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or otherwise becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder; provided, that the release of any Guarantor from its obligations under this Agreement, if such Guarantor becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof, shall only be permitted if such Guarantor becomes an Excluded Subsidiary of such type solely as a result of a permitted transaction with a Person that is not an Affiliate of Borrower (other than to the extent such Person becomes a non-Affiliate of Borrower as a result of such transaction) that is not solely for the purpose of releasing such Guarantor from its Guarantee; (c) subordinate any Lien on any property granted to or held by the Administrative Agent, the Collateral Agent or the Collateral Trustee under any Credit Document to the holder of any Lien permitted under clauses (d), (f) (to the extent representing a refinancing Lien in respect of Section 10.2(g)), (g), (s) and (u) of Section 10.2 and clause (f), (k) and (o) of the definition of “Permitted Liens”; or (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent, the Collateral Agent or the Collateral Trustee is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, including the Collateral Trust Agreement.

(b)           Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents, the Joint Lead Arrangers and each Secured Bank Party hereby agree that (i) no Secured Bank Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under the Guaranty may be exercised solely by the Administrative Agent or Collateral Agent, on behalf of the Secured Bank Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Trustee and the Collateral Agent, in each case, on behalf of the Secured Bank Parties, and (ii) in the event of a foreclosure by the Collateral Representative on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Representative or any Secured Bank Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and each of the Collateral Trustee and the Collateral Agent, as agent for and representative of the Secured Bank Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Representative at such sale or other disposition. No holder of Hedging Obligations under Secured CA Hedging Agreements or Cash Management Obligations under Secured CA Cash Management Agreements shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Hedging Obligations under Secured CA Hedging Agreements or Cash Management Obligations under Secured CA Cash Management Agreements that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to or vote on, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender, L/C Issuer or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured CA Hedging Agreements and Secured CA Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

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12.14.      Erroneous Payments.

(a)           If the Administrative Agent notifies a Lender, L/C Issuer or Secured Bank Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Bank Party (any such Lender, L/C Issuer, Secured Bank Party or other recipient (other than a Credit Party) (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Bank Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Bank Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(b)           Each Lender, L/C Issuer or Secured Bank Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Bank Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Bank Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c)           For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, L/C Issuer or Secured Bank Party, that all rights and claims of such Lender, L/C Issuer or Secured Bank Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five business days’ written notice to such Lender, L/C Issuer or Secured Bank Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender, L/C Issuer or Secured Bank Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, L/C Issuer or Secured Bank Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender, L/C Issuer or Secured Bank Party with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement.

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(d)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(e)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)            Each party’s obligations, agreements and waivers under this Section 12.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

12.15.      Certain ERISA Matters.

(a)           Each Lender and L/C Issuer (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a party hereto to the date such Person ceases being a party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender or L/C Issuer, as applicable, is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plan Investors with respect to such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans or this Agreement,

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(iii)           (A) such Person is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Person to enter into, participate in, administer and perform the Initial Term B Loans, the Initial Revolving Loans, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Person, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Person’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or L/C Issuer.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or L/C Issuer or (2) a Lender or L/C Issuer has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender and L/C Issuer further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender or L/C Issuer involved in such Lender’s or L/C Issuer’s entrance into, participation in, administration of and performance of the Initial Term B Loans, the Initial Revolving Loans, the Incremental Commitments, the Incremental Loans, the Refinancing Commitments, the Refinancing Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Documents or any documents related hereto or thereto).

SECTION 13.       Miscellaneous.

13.1.        Amendments, Waivers and Releases. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall:

(i)             forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or Fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the applicable L/C Maturity Date , or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby; provided that, in each case for purposes of this clause (i), a waiver of any condition precedent in Section 6 or Section 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness of any portion of any Loan or in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan, or the scheduled termination date of any Commitment; or

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(ii)           amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definition of “Required Lenders”, “Required Revolving Lenders” or “Required Term B Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in Section 5.2(c) or Section 11.13 or Section 3.4 of the Collateral Trust Agreement, in each case without the written consent of each Lender directly and adversely affected thereby, or

(iii)           amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or

(iv)          amend, modify or waive any provision of Section 3 with respect to any Letter of Credit in a manner that directly and adversely affects a L/C Issuer without the written consent of the such L/C Issuer,

(v)           release all or substantially all (as determined by the Borrower in good faith) of the value of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) or, subject to the Collateral Trust Agreement, release all or substantially all (as determined by the Borrower in good faith) of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement), in either case without the prior written consent of each Lender; or

(vi)          prior to the occurrence of an Event of Default pursuant to Section 11.5, amend, modify or waive any provision of any Credit Document that would have the effect of subordinating (x) the Liens securing any of the Loans on all or substantially all (as determined by the Borrower in good faith) of the Collateral to the Liens securing any other Indebtedness or other obligations or (y) any Loans in contractual right of payment to any other Indebtedness other than in connection with any debtor-in-possession financing or the use of the Collateral in any insolvency proceeding; provided, that any subordination expressly permitted by the Collateral Trust Agreement or other intercreditor agreement as permitted to be entered into under this Agreement or any other Credit Document shall not be restricted by subclauses (x) and (y) above.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, the applicable Credit Parties, such Lenders, the Administrative Agent and all future holders of the affected Loans.

In the case of any waiver, the Borrower, the applicable Credit Parties, the Lenders, the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

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Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders, except as expressly provided for by this Agreement).

Notwithstanding the foregoing, (i) only the Required Revolving Lenders under the Revolving Credit Facility shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 10.9 (or the defined terms to the extent used therein but not as used in any other provision of this Agreement or any other Credit Document), Section 11 (solely as it directly relates to Section 10.9), or Section 9.1 (solely as it directly relates to a qualification resulting from an actual Event of Default under Section 10.9), (ii) the written consent of the Required Revolving Lenders, each L/C Issuer and the Administrative Agent shall be required to amend the sublimit for Letters of Credit and the definition of “L/C Commitment” and (iii) Section 4.2 may not be waived or amended in a manner that affects the making of any Revolving Loan without the consent of the Required Revolving Lenders.

Notwithstanding the foregoing, in addition to any credit extensions and related Incremental Amendment(s) effectuated without the consent of Lenders in accordance with Section 2.14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and Commitments and the accrued interest and Fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Loans and Commitments.

In addition, notwithstanding the foregoing, the Administrative Agent, the Collateral Agent, the relevant L/C Issuer(s) and the relevant Credit Parties may amend, supplement or modify any provision of Section 3 (or any defined term as used in such Section 3, or any underlying definition thereto as used in Section 3, or any underlying definition thereto as used in Section 3) to make technical, ministerial or operational changes (or any other amendments, supplements or modifications which impact such consenting L/C Issuer) without the consent of any Lender so long as such amendments do not adversely affect the Lenders.

In addition, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section 13.1 if such Class of Lenders were the only Class of Lenders hereunder at the time.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term B Loans to permit the refinancing of all outstanding Term B Loans of a given Class (“Refinanced Term B Loans”) with a replacement term loan tranche (“Replacement Term B Loans”) hereunder; provided that (a) except as otherwise permitted hereby, the aggregate principal amount of such Replacement Term B Loans shall not exceed the aggregate principal amount of such Refinanced Term B Loans plus (i) an amount equal to all accrued but unpaid interest, fees, premium, and expenses incurred in connection therewith (including original issue discount, upfront fees and similar items) and (ii) unused commitment amounts, (b) the Weighted Average Life to Maturity of such Replacement Term B Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term B Loans at the time of such refinancing ((without giving effect to any previous amortization payments or prepayments of the Term B Loans), and (c) the covenants, defaults, guaranties, security and mandatory repayment provisions applicable to such Replacement Term B Loans shall be substantially identical to, or less favorable (taken as a whole) to the Lenders providing such Replacement Term B Loans than those applicable to such Refinanced Term B Loans, except to the extent necessary to provide for covenants and other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to such refinancing.

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The Lenders hereby irrevocably agree that the Liens granted to the Collateral Representative by the Credit Parties on any Collateral shall be automatically released (and the Collateral Agent shall (at the direction of the Administrative Agent) instruct the Collateral Representative to release), subject to the Collateral Trust Agreement, (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for Hedging Obligations in respect of any Secured CA Hedging Agreement, Cash Management Obligations in respect of Secured CA Cash Management Agreements and contingent obligations in respect of which a claim has not yet been made and Cash Collateralized Letters of Credit), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Representative pursuant to the Security Documents and/or (vii) if such assets constitute Excluded Collateral. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Subsidiary Guarantors shall be automatically released from the Guarantee upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon becoming an Excluded Subsidiary; provided that the release of any Guarantor from its obligations under this Agreement, if such Guarantor becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof, shall only be permitted if such Guarantor becomes an Excluded Subsidiary of such type solely as a result of a permitted transaction with a Person that is not an Affiliate of Borrower (other than to the extent such Person becomes a non-Affiliate of Borrower as a result of such transaction) that is not solely for the purpose of releasing such Guarantor from its Guarantee. The Lenders hereby authorize the Administrative Agent, the Collateral Agent and the Collateral Trustee, as applicable, and the Administrative Agent and the Collateral Agent agree to (and agree to instruct the Collateral Trustee to), execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Notwithstanding anything herein to the contrary, the Credit Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto and (ii) if applicable, add or modify “parallel debt” language in any jurisdiction in favor of the Collateral Agent or Collateral Trustee or add Collateral Agents, in each case under clauses (i) and (ii), with the consent of only the Borrower and the Administrative Agent, and in the case of clause (ii), the Collateral Agent.

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Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility, refinancing facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrower may effect (and instruct the Collateral Representative to effect) such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility, refinancing facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the Collateral Trust Agreement (and the Administrative Agent shall instruct the Collateral Representative to effect such amendment or supplement) or other intercreditor agreement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the Collateral Trust Agreement or such other intercreditor agreement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the Collateral Trust Agreement or applicable intercreditor agreement as, in the good faith determination of the Administrative Agent in consultation with the Borrower, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document) may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (or, if applicable, the Collateral Representative, at the direction of the Administrative Agent) to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) and (y) effect administrative changes of a technical or immaterial nature (as reasonably determined by the Administrative Agent and the Borrower); (iv) guarantees, collateral documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) in its or their respective sole discretion if applicable (or the Collateral Representative, at the direction of the Administrative Agent), (A) to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Bank Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Bank Parties, in any property or so that the security interests therein comply with applicable requirements of law, (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents or (D) to provide for the termination of the Collateral Trust Agreement and related arrangements (including the continuation of the Liens securing the Obligations); (v) the Credit Parties, the Collateral Agent and Collateral Representative, without the consent of any other Secured Bank Party, shall be permitted to enter into amendments and/or supplements to the Collateral Trust Agreement and any Security Documents in order to (i) include customary provisions permitting the Collateral Representative to appoint sub-collateral agents or representatives to act with respect to Collateral matters thereunder in its stead and (ii) expand the indemnification provisions contained therein to provide that holders of Additional First Lien Debt (as defined in the Collateral Trust Agreement) indemnify the Collateral Agent, in its capacity as Controlling First Lien Representative (as defined in the Collateral Trust Agreement) and/or the Collateral Trustee, on a pro rata basis with the Lenders; and (vi) this Agreement and the other Credit Documents may be amended by the Administrative Agent as set forth in Section 2.10(f) (including to implement any Benchmark Replacement Conforming Changes) without the consent of any other Person.

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Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time (and direct the Collateral Representative to grant such extensions) for the satisfaction of any of the requirements under Sections 9.11, 9.12 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2.        Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, emailed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)           if to the Borrower, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)           if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and any L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; and (C) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3.        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent, the Collateral Trustee or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4.        Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

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13.5.        Payment of Expenses; Indemnification. The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), or, in the case of expenses of the type described in clause (a) below incurred prior to the Closing Date, on the Closing Date, (a) to pay or reimburse the Agents and the Joint Lead Arrangers and their permitted successors and assigns for all their reasonable documented and invoiced out-of-pocket costs and expenses incurred (i) in connection with the syndication, preparation, execution, delivery, negotiation and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other expenses of Cahill Gordon & Reindel LLP, and (ii) upon the occurrence and during the continuation of an Event of Default, in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable documented and invoiced out-of-pocket fees, disbursements and other expenses of Advisors (limited, in the case of Advisors, as set forth in the definition thereof), (b) to pay, indemnify, and hold harmless each Lender, the L/C Issuers and each Agent from, any and all recording and filing fees and (c) to pay, indemnify, and hold harmless each Lender, the L/C Issuers and each Agent and their respective Affiliates, directors, officers, partners, employees and agents (other than, in each case, Excluded Affiliates) from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented out-of-pocket fees, disbursements and other expenses of Advisors related to the Transactions or, with respect to the execution, delivery, enforcement, performance and administration of any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by a L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), this Agreement, the other Credit Documents and any such other documents, including, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than trustees and advisors)) or to any actual or alleged presence, release or threatened release into the environment of Hazardous Materials attributable to the operations of the Borrower, any of the Borrower’s Subsidiaries or any of the Real Estate (all the foregoing in this clause (c), collectively, the “indemnified liabilities”) (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON); provided that neither the Borrower nor any other Credit Party shall have any obligation hereunder to any Agent, any L/C Issuer or any Lender or any of their respective Related Parties with respect to indemnified liabilities to the extent they result from (A) the gross negligence, bad faith or willful misconduct of any indemnified Person or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of the obligations of any indemnified Person or any of its Related Parties under the Credit Documents as determined by a final non-appealable judgment of a court of competent jurisdiction, (C) disputes not involving an act or omission of the Borrower or any other Credit Party and that is brought by an indemnified Person against any other indemnified Person, other than any claims against any indemnified Person in its capacity or in fulfilling its role as an Agent or any similar role under the Credit Facilities, (D) such indemnified Person’s capacity as a financial advisor of the Borrower or its Subsidiaries in connection with the Transactions, (E) such indemnified Person’s capacity as a co-investor in any potential acquisition of the Borrower or its Subsidiaries or (F) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment against an indemnified Person in any such proceeding, the Borrower will indemnify and hold harmless such indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 13.5. All amounts payable under this Section 13.5 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

No Credit Party nor any indemnified Person or their respective Affiliates or the respective directors, officers, employees, advisors and agents of the foregoing shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). No Credit Party nor any indemnified Person or their respective Affiliates or the respective directors, officers, employees, advisors and agents of the foregoing shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any indemnified Person or any of its Related Parties (as determined by a final non-appealable judgment of a court of competent jurisdiction). This Section 13.5 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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Each indemnified Person, by its acceptance of the benefits of this Section 13.5, agrees to refund and return any and all amounts paid by the Borrower (or on its behalf) to it if, pursuant to limitations on indemnification set forth in this Section 13.5, such indemnified Person was not entitled to receipt of such amounts.

13.6.        Successors and Assigns; Participations and Assignments.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of a L/C Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of a L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders and each other Person entitled to indemnification under Section 12.7) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in clause (b)(ii) and (h) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments (including any Existing Revolving Commitments or Extended Revolving Commitments) and the Loans (including participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed, provided, that, if the Borrower shall have received a request for such consent and has not responded for a period of 15 Business Days, such consent shall be deemed to have been provided; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if in order for such assignment to comply with Applicable Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A)          the Borrower; provided that no consent of the Borrower shall be required for an assignment (1) to a Lender (limited in the case of any assignment of Revolving Commitments and Revolving Loans, to a Revolving Lender) or an Affiliate of a Lender (limited in the case of any assignment of Revolving Commitments and Revolving Loans, to an affiliate of a Revolving Lender) or an Approved Fund (other than in respect of an assignment of a Revolving Commitment and Revolving Loans) or (2) if a Specified Default has occurred and is continuing with respect to the Borrower, to any other assignee; and

(B)           the Administrative Agent, and in the case of Revolving Commitments or Revolving Loans, each L/C Issuer; provided that no consent of the Administrative Agent shall be required for any assignment of (a) any Term B Loan to a Lender, an Affiliate of a Lender, an Approved Fund, the Borrower, a Restricted Subsidiary of the Borrower or an Affiliated Lender otherwise in accordance with clause (h) below or (b) a Revolving Commitment and Revolving Loans to a Revolving Lender or an Affiliate of a Revolving Lender.

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Notwithstanding the foregoing, no such assignment shall be made to (x) a natural person or (y) a Disqualified Institution, and any attempted assignment to a Disqualified Institution after the applicable Person became a Disqualified Institution shall be null and void. For the avoidance of doubt, (i) the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Persons who are Disqualified Institutions (or any provisions relating thereto) at any time and (ii) the Administrative Agent may share a list of Persons who are Disqualified Institutions with any Lender upon request.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except (i) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, (ii) an assignment to a Federal Reserve Bank or (iii) in connection with the initial syndication of the Commitments or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent), shall not be less than, (x) in the case of Revolving Loans and Revolving Commitments, $5,000,000 and (y) in the case of Term B Loans, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Default has occurred and is continuing with respect to the Borrower; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”).

(iii)           Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6 (other than attempted assignments or transfers to Disqualified Institutions, which shall be null and void as provided above).

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(iv)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and any payment made by any L/C Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the L/C Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Lender.

(v)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)           (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or any L/C Issuer, sell participations to one or more banks or other entities that are not Disqualified Institutions (each, a “Participant”) (and any such attempted sales to Disqualified Institutions after such Person became a Disqualified Institution shall be null and void) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments (including any Existing Revolving Commitments or Extended Revolving Commitments) and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall have no obligation with respect to, and shall bear no responsibility or liability for, the monitoring or enforcing of the list of Disqualified Institutions Lenders with respect to the sales of participations at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any consent, amendment, modification, supplement or waiver described in clauses (i) or (vii) of the second proviso of the first paragraph of Section 13.1 that directly and adversely affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 (it being understood that the documentation required under Section 5.4 shall be delivered to the participating Lender) to the same extent as if it were a Lender, and provided that such Participant agrees to be subject to the requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.

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(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(iii)          Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). This Section is intended such that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, promptly following the reasonable request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1, K-2, or K-3, evidencing the Revolving Loans and Term B Loans, respectively, owing to such Lender.

(e)           Subject to Section 13.16, the Borrower authorizes each Lender to disclose (other than to any Disqualified Institutions) to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”), any prospective Transferee and any prospective direct or indirect contractual counterparties to any swap or derivative transactions to be entered into in connection with or relating to Loans made hereunder any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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(g)           SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, (x) no SPV shall be entitled to any greater rights under Sections 2.10, 2.11, and 5.4 than its Granting Lender would have been entitled to absent the use of such SPV and (y) each SPV agrees to be subject to the requirements of Sections 2.10, 2.11, and 5.4 (it being understood that the documentation required under Section 5.4 shall be delivered to the Granting Lender) as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6.

(h)           (x) Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term B Loans to any Affiliated Lender, the Borrower or any Subsidiary of the Borrower and (y) any Affiliated Lender, the Borrower and any Subsidiary of the Borrower may, from time to time, purchase or prepay Term B Loans on a non pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be mutually agreed between the Borrower and the Auction Agent or (2) open market purchases; provided that:

(i)            any Loans or Commitments acquired by the Borrower or any Restricted Subsidiary shall be retired and cancelled promptly upon acquisition thereof;

(ii)           no assignment of Term B Loans to the Borrower or any Restricted Subsidiary (x) may be purchased with the proceeds of any Revolving Loans or (y) may occur while an Event of Default has occurred and is continuing hereunder;

(iii)          in connection with each assignment pursuant to this Section 13.6(h), none of any Affiliated Lender, the Borrower or any Subsidiary purchasing any Lender’s Term B Loans shall be required to make a representation that it is not in possession of MNPI with respect to the Borrower and its Restricted Subsidiaries or their respective securities, and all parties to such transaction may render customary “big boy” letters to each other (or to the Auction Agent, if applicable);

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(iv)           (A) the aggregate outstanding principal amount of the Term B Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of such Term B Loans acquired by, or contributed to, the Borrower or such Restricted Subsidiary and (B) any scheduled principal repayment installments with respect to the Term B Loans of such Class occurring pursuant to Sections 2.5(b) and (c), as applicable, prior to the final maturity date for Term B Loans of such Class, shall be reduced pro rata by the par value of the aggregate principal amount of Term B Loans so purchased by or contributed to (and subsequently cancelled and retired) the Borrower or such Restricted Subsidiary, with such reduction being applied solely to the remaining Term B Loans of the Lenders which sold or contributed such Term B Loans;

(v)           no Affiliated Lender shall have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or invited thereto, (y) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (z) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

(vi)           except with respect to any amendment, modification, waiver, consent or other action (a) that pursuant to Section 13.1 requires the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (b) that alters the applicable Affiliated Lender’s pro rata share of any payments given to all Lenders, or (c) affects the applicable Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by the applicable Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the applicable Affiliated Lender in a manner that is adverse to such Affiliated Lender relative to other Lenders, such Affiliated Lender shall be deemed to have voted its interest in the Term B Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of the applicable Affiliated Lender’s Term B Loans had voted in favor of any matter for which a consent fee or similar payment is offered); and

(vii)         no such acquisition by an Affiliated Lender shall be permitted if, after giving effect to such acquisition, the aggregate principal amount of Term B Loans of any Class held by Affiliated Lenders would exceed 25% of the aggregate principal amount of all Term B Loans of such Class outstanding at the time of such purchase; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of the applicable Loans held by Affiliated Lenders exceeding such 25% threshold at the time of such purchase, the purchase of such excess amount will be void ab initio.

The foregoing limitations shall not be applicable to Affiliated Debt Funds; provided that in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Affiliated Debt Funds shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied. The voting power of each Lender that is an Affiliated Debt Fund shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

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Each Lender that sells its Term B Loans pursuant to this Section 13.6 acknowledges and agrees that (i) the Borrower and its Subsidiaries may come into possession of additional information regarding the Loans or the Credit Parties at any time after a repurchase has been consummated pursuant to an auction or open market purchase hereunder that was not known to such Lender at the time such repurchase was consummated and may be information that would have been material to such Lender’s decision to enter into an assignment of such Term B Loans hereunder (“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the direct or indirect equityholders of the Borrower or any of its respective Affiliates, or any other Person, shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information.

13.7.        Replacements of Lenders under Certain Circumstances.

(a)           The Borrower shall be permitted to (x) to replace any Lender with a replacement bank or other financial institution or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than a L/C Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of a L/C Issuer only, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or Cash Collateralize any Letters of Credit issued by it, in each case, that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, (c) becomes a Defaulting Lender or (d) refuses to make an Extension Election pursuant to Section 2.15; provided that, solely in the case of the foregoing clause (x), (i) no Specified Default shall have occurred and be continuing at the time of such replacement, (ii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iii) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (solely to the extent such consent would be required under Section 13.6), (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein unless otherwise agreed), (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender and (vi) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 5.4, such assignment will result in a reduction in such compensation or payments thereafter.

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(b)           If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders of the applicable Class or Classes directly and adversely affected or (ii) all of the Lenders of the applicable Class or Classes, and, in each case, with respect to which the Required Lenders (or Required Revolving Lenders, Required Term B Lenders or Lenders holding the majority of outstanding loans or commitments in respect of the applicable Class or Classes, as applicable) or a majority (in principal amount) of the directly and adversely affected Lenders shall, in each such case, have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder (in respect of any applicable Class only, at the election of the Borrower) to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than the L/C Issuer), repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the L/C Issuer only, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or Cash Collateralize any Letters of Credit issued by it; provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced that are then due and payable shall be paid in full to such Non-Consenting Lender (other than, in the case of clause (x) above, principal amount of any Loans or any accrued and unpaid interest thereon) concurrently with such assignment, and (b) in the case of clause (x) above, the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6; provided, however, that if such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such assignment, then (i) the failure of such Non-Consenting Lender to execute an Assignment and Acceptance shall not render such assignment invalid and such assignment shall be deemed effective upon satisfaction of the other applicable conditions of Section 13.6 and this Section 13.7(b) and (ii) the Administrative Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance on behalf of such Non-Consenting Lender and may record such assignment in the Register. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, to take any action and to execute any Assignment and Acceptance or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 13.7(b).

(c)           If any assignment or participation under Section 13.6 is made to any Disqualified Institution without the Borrower’s prior written consent, such assignment or participation shall be void. Nothing in this Section 13.7(c) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or at equity.

13.8.        Adjustments; Set-off.

(a)           Except as contemplated in Section 13.6 or elsewhere herein or in any other Credit Document, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

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(b)           After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and L/C Issuers provided by Applicable Law, each Lender and each L/C Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by Applicable Law but with the prior written consent of the Administrative Agent, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, employee health and benefits, pension, 401(k) and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or such L/C Issuer or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender or such L/C Issuer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9.        Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Agreement, any Credit Document and each Communication, including Communications required to be in writing, may be in the form of an Electronic Record (as defined below) and may be executed using Electronic Signatures (as defined below). Each of the Credit Parties and each of the Secured Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Secured Party without further verification and (ii) upon the request of the Administrative Agent or any Secured Party, any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

13.10.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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13.11.      INTEGRATION. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT OF PARENT, THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND (1) THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUERS OR ANY LENDER RELATIVE TO SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER CREDIT DOCUMENTS, (2) this agreement and the other credit documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties and (3) there are no unwritten oral agreements between the parties; PROVIDED THAT THE SYNDICATION PROVISIONS AND THE BORROWER’S CONFIDENTIALITY OBLIGATIONS IN THE ENGAGEMENT AND COMMITMENT LETTER SHALL REMAIN IN FULL FORCE AND EFFECT. IT IS SPECIFICALLY AGREED THAT THE PROVISION OF THE CREDIT FACILITIES HEREUNDER BY THE LENDERS SUPERSEDES AND IS IN SATISFACTION OF THE OBLIGATIONS OF THE AGENTS (AS DEFINED IN THE ENGAGEMENT AND COMMITMENT LETTER) TO PROVIDE THE COMMITMENTS SET FORTH IN THE ENGAGEMENT AND COMMITMENT LETTER.

13.12.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (WHETHER IN CONTRACT, TORT OR OTHERWISE AND IN LAW OR EQUITY) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WHETHER IN TORT, CONTRACT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY).

13.13.      Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party (whether in contract, tort or otherwise and in law or equity), or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case, in the City of New York, Borough of Manhattan and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)           subject to the last paragraph of Section 13.5, waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f)            agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

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13.14.      Acknowledgments. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)           (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the L/C Issuer, the Lenders, the Joint Lead Arrangers and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower agrees not to claim that the Administrative Agent or any other Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any other Affiliates, in connection with the transactions contemplated hereby or the process leading hereto.

(c)           no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or the Borrower, on the one hand, and any Lender, on the other hand.

13.15.      WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND IN LAW OR EQUITY) RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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13.16.      Confidentiality. The Administrative Agent, each L/C Issuer, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any Subsidiary of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent, L/C Issuer or such other Agent pursuant to the requirements of this Agreement or in connection with any amendment, supplement, modification or waiver or proposed amendment, supplement, modification or waiver hereto (including any Extension Amendment) or the other Credit Documents (“Confidential Information”), confidential; provided that the Administrative Agent, each L/C Issuer, each other Agent and each Lender may make disclosure (a) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by Applicable Law, regulation or compulsory legal process (in which case such Lender, the Administrative Agent, L/C Issuer or such other Agent shall use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (b) to such Lender’s or the Administrative Agent’s or such L/C Issuer’s or such other Agent’s Affiliates and its and their respective directors, officers, partners, employees, attorneys, professional advisors, independent auditors or trustees involved in the Transactions (other than Excluded Affiliates) on a “need to know” basis and who are made aware of and agree to comply with the provisions of this Section 13.16, in each case on a confidential basis (with such Lender, the Administrative Agent, L/C Issuer or such other Agent responsible for such persons’ compliance with this Section 13.16), (c) to any bona fide investor or prospective bona investor in a Securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a Securitization and who agrees to treat such information as confidential in accordance with this Section 13.16, (d) on a confidential basis to any bona fide prospective Lender, prospective participant, swap counterparty or other counterparty party to another transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (in each case, other than a Disqualified Institution or a Person who the Borrower has affirmatively denied assignment thereto in accordance with Section 13.6), (e) to the extent requested by any bank regulatory authority having jurisdiction over a Lender or its Affiliates (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (f) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization and who agrees to treat such information as confidential, (g) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a Securitization, (h) to any other party hereto, (i) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (j) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit Facility, (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 13.16, or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective branches or Affiliates on a nonconfidential basis from a source other than any Credit Party or their Affiliates who did not acquire such information as a result of a breach of this Section 13.16, (l) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (m) as consented by the Borrower in writing. In addition, the Administrative Agent, the L/C Issuers and the Lenders may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any L/C Issuer or Lender in connection with the administration of this Agreement, the other Credit Documents and the Commitments. In addition, the Administrative Agent, each L/C Issuer, each other Agent and each Lender may disclose the existence of this Agreement as part of a “case study” incorporated into promotional materials. Each Lender, the Administrative Agent, each other L/C Issuer and each other Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct, indirect contractual counterparties or other counterparty to any swap, derivative transactions or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16.

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For the avoidance of doubt, nothing in this Section 13.16 shall impede or prohibit any person from voluntarily disclosing or providing any information within the scope of this Section 13.16 to any Governmental Authority to the extent that any such impediment to or prohibition on disclosure set forth in this Section 13.16 shall be prohibited by the laws or regulations applicable to such Governmental Authority (provided that such person uses commercially reasonably efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so).

13.17.      Direct Website Communications.

(a)           The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that they are obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the electronic mail address specified for the Administrative Agent in Schedule 13.2 (or such other electronic mail address provided by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(b)           The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c)           The Borrower further agrees that the Agents and the Joint Lead Arrangers may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform is limited (i) to the Agents, the Joint Lead Arrangers, the L/C Issuers, the Lenders or any bona fide potential Transferee and (ii) remains subject the confidentiality requirements set forth in Section 13.16.

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(d)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall any Agent or their Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than trustees or advisors)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents (as determined in a final non-appealable judgment of a court of competent jurisdiction).

(e)           The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, the Subsidiaries of the Borrower or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower and the Subsidiaries of the Borrower and their securities may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, the Subsidiaries of the Borrower and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.

13.18.      USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

13.19.      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

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13.20.      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section 13.20 shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender or other Person.  Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.

13.21.      Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.21, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 13.21 constitute, and this Section 13.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

13.22.      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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13.23.      Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Secured CA Hedging Agreement or any other agreement or instrument that is a QFC (as defined below) (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity (as defined below) that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate (as defined below) of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 13.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Intentionally Omitted]

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